Filed Pursuant to Rule 424(b)(5)
SEC File No. 333-208463
No. 333-208463-01

Prospectus

World Financial Network Credit Card Master Note Trust

Issuing Entity

Central Index Key Number: 0001282663

WFN Credit Company, LLC	Comenity Bank
Depositor	Sponsor and Servicer
Central Index Key Number: 0001139552	Central Index Key Number: 0001007254

$371,875,000 Series 2016-C Asset Backed Notes (1)

	Class A Notes	Class M Notes
Principal amount	$350,000,000	$21,875,000
Interest rate	1.72% per year	1.98% per year
Interest distribution dates	monthly on the 15th, beginning December 15, 2016	monthly on the 15th, beginning December 15, 2016
Expected principal payment date	October 2019 distribution date	October 2019 distribution date
Price to public	$349,961,605 (or 99.98903%)	$21,873,856 (or 99.99477%)
Underwriting discount	$1,225,000 (or 0.35000%)	$98,438 (or 0.45000%)
Proceeds to issuing entity	$348,736,605 (or 99.63903%)	$21,775,418 (or 99.54477%)

(1)	Only the Class A notes and Class M notes are offered hereby. The issuing entity is also issuing Class B notes in the amount of $17,270,000, Class C notes in the amount of $51,809,000 and Class D notes in the amount of $19,573,000, which are not being offered hereby and will be retained by the depositor.

The notes will be paid from the issuing entity’s assets consisting primarily of an interest in receivables in a portfolio of private label revolving credit card accounts owned by Comenity Bank.

The Class A notes benefit from credit enhancement in the form of subordination of the Class M notes, the Class B notes, the Class C notes and the Class D notes. The Class M notes benefit from credit enhancement in the form of subordination of the Class B notes, the Class C notes and the Class D notes.

We expect to issue your series of notes in book-entry form on or about November 3, 2016.

You should consider carefully the risk factors beginning on page 14 in this prospectus.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes are obligations of World Financial Network Credit Card Master Note Trust only and are not obligations of WFN Credit Company, LLC, Comenity Bank or any other person.

Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters of the Series 2016-C Class A notes

J.P. Morgan	Mizuho Securities	MUFG

BofA Merrill Lynch	CIBC Capital Markets	Fifth Third Securities	RBC Capital Markets	Wells Fargo Securities

Underwriters of the Series 2016-C Class M notes

J.P. Morgan	Mizuho Securities	MUFG

October 27, 2016

Important Notice About Information Presented In This Prospectus

We are not offering the notes in any state where the offer is not permitted.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The following Table of Contents provides the pages on which these captions are located.

This prospectus uses defined terms. You can find a glossary of these terms under the caption “Glossary of Terms for Prospectus” beginning on page 131 in this prospectus.

Compliance With Registration Requirements

We have performed various reviews relating to compliance with the registration requirements and we have met the registrant requirements required by General Instruction I.A.1 of Form SF-3.

Volcker Rule Considerations

The issuing entity is not now, and immediately following the issuance of the Series 2016-C notes on the closing date will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”). In making this determination, on the date of this prospectus and immediately following the issuance of the Series 2016-C notes on the closing date, the issuing entity will be relying on an exemption from registration set forth in Rule 3a-7 under the Investment Company Act, although the issuing entity may be entitled to rely on other statutory or regulatory exclusions and exemptions under the Investment Company Act on the date of this prospectus, on the closing date or in the future. The issuing entity is structured so as not to constitute a “covered fund” for purposes of the regulations adopted under Section 13 of the Bank Holding Company Act of 1956, commonly referred to as the “Volcker Rule.”

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19(5) (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”) OR TO PERSONS FALLING WITHIN ARTICLE 49(2)(A) TO (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS ETC) OF THE ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).

NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO PERSONS WHO ARE NOT RELEVANT PERSONS AND THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM WHO IS NOT A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”).

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NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW). THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF NOTES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF NOTES. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN A RELEVANT MEMBER STATE OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE OR SUPPLEMENT A PROSPECTUS PURSUANT TO ARTICLE 16 OF THE PROSPECTUS DIRECTIVE, IN EACH CASE, IN RELATION TO SUCH OFFER. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER. THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

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ANNEX III: Global Clearance, Settlement and Tax Documentation Procedures	Annex III-1

Summary of Terms

Issuing Entity:	World Financial Network Credit Card Master Note Trust

Depositor:	WFN Credit Company, LLC

Sponsor, Originator and Servicer:	Comenity Bank (the “bank”)

Sub-Servicer:	Comenity Servicing LLC

Indenture Trustee:	MUFG Union Bank, National Association (formerly known as Union Bank, National Association)

Owner Trustee:	U.S. Bank Trust National Association

Asset Representations Reviewer:	FTI Consulting, Inc.

Expected Closing Date:	November 3, 2016

Clearance and Settlement:	DTC/Clearstream/Euroclear

Denominations:	Minimum $1,000 and in integral multiples of $1,000

Servicing Fee Rate:	2% per year

Primary Assets of the Issuing Entity:	An interest in receivables originated in private label revolving credit card accounts owned by Comenity Bank

Series 2016-C Asset Backed Notes

Class	Amount	% of Series 2016-C notes
Class A notes	$350,000,000	76.00%
Class M notes	$21,875,000	4.75%
Class B notes (1)	$17,270,000	3.75%
Class C notes (1)	$51,809,000	11.25%
Class D notes (1)	$19,573,000	4.25%

Total	$460,527,000	100.00%

(1)	The Class B notes, Class C notes and Class D notes are not offered hereby.

Offered Notes

	Class A	Class M
Principal Amount:	$350,000,000	$21,875,000

Anticipated Ratings: (1)	We expect that each of the Class A notes and Class M notes will receive credit ratings from at least two nationally recognized statistical rating organizations hired by the sponsor to rate the notes (the “Hired Agencies”).

Credit Enhancement:	Subordination of Class M, Class B, Class C and Class D notes	Subordination of Class B, Class C and Class D notes

Interest Rate:	1.72% per year	1.98% per year

Interest Accrual Method:	30/360	30/360

Interest Distribution Dates:	monthly (15th), beginning December 15, 2016	monthly (15th), beginning December 15, 2016

Commencement of Accumulation Period (subject to adjustment):	October 1, 2018	October 1, 2018

Expected Principal Payment Date:	October 2019 distribution date	October 2019 distribution date

Final Maturity Date:	August 2023 distribution date	August 2023 distribution date

ERISA eligibility:	Yes, subject to important considerations described under “Certain Considerations for ERISA and Other U.S. Benefit Plans” in this prospectus.

Debt for United States Federal Income Tax Purposes:

Yes, other than such notes beneficially owned by the trust or the single beneficial owner of the trust for United States federal income tax purposes, subject to important considerations described under “Federal Income Tax Consequences” in this prospectus.

(1)	Ratings on the notes are expected to be monitored by the Hired Agencies while the notes are outstanding.

Structural Summary

This summary is a simplified presentation of the major structural components of Series 2016-C. It does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document before you purchase any notes.

Comenity Bank
(Servicer)
Credit Card Receivables
Receivables Purchase Agreement
WFN Credit Company, LLC
(Depositor)
Credit Card Receivables
Transferor Interest
Pooling and Servicing Agreement
MUFG Union Bank, National Association
(Trustee)
World Financial Network Credit Card Master Trust
(Collateral Certificate Issuing Entity)
Collateral Certificate
Collateral Series Supplement
Depositor
Transfer and Servicing Agreement
MUFG Union Bank, National Association
(Indenture Trustee)
World Financial Network Credit Card Master Note Trust
(Issuing Entity)
Trust Agreement
U.S. Bank Trust National Association
(Owner Trustee)
Indenture
Series 2016-C Notes
Indenture Supplement
Series 2016-C Noteholders

Issuing Entity

The Series 2016-C notes will be issued by World Financial Network Credit Card Master Note Trust, a Delaware statutory trust, under an indenture supplement to an indenture, each between the issuing entity and the indenture trustee.

The indenture trustee is MUFG Union Bank, National Association (formerly known as Union Bank, National Association).

World Financial Network Credit Card Master Trust

World Financial Network Credit Card Master Trust is a common law trust formed by the bank in 1996 under a pooling and servicing agreement that has been amended and may in the future be amended from time to time. The August 2001 amendment, among other things, designated us as transferor in replacement of Comenity Bank, formerly known as World Financial Network Bank and successor to World Financial Network National Bank. The bank has transferred some of the private label credit card receivables directly to World Financial Network Credit Card Master Trust under the pooling and servicing agreement prior to its amendment, and we have transferred the receivables sold to us by the bank under a receivables purchase agreement to World Financial Network Credit Card Master Trust under the pooling and servicing agreement.

The trustee for World Financial Network Credit Card Master Trust is MUFG Union Bank, National Association (formerly known as Union Bank, National Association), successor to The Bank of New York Mellon Trust Company, N.A.

World Financial Network Credit Card Master Trust is not required to be registered as an “investment company” under the Investment Company Act of 1940 and does not rely on Section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940 for an exemption from registration.

At any time when no series of investor certificates issued by World Financial Network Credit Card Master Trust is outstanding, other than the collateral certificate held by the issuing entity, we may cause World Financial Network Credit Card Master Trust to terminate, at which time the receivables will be transferred to the issuing entity and held directly by the issuing entity as collateral for the notes.

The activities of World Financial Network Credit Card Master Trust will be limited to passively owning or holding a pool of assets, issuing the collateral certificate and other investor certificates supported by those assets, and other activities reasonably incidental thereto.

We refer to the entity—either World Financial Network Credit Card Master Trust or the issuing entity—that holds the receivables at any given time as the trust.

Collateral for the Notes

The Series 2016-C notes will be secured by a collateral certificate issued by World Financial Network Credit Card Master Trust, which represents a beneficial interest in a pool of receivables that arise under Comenity Bank’s private label revolving credit card accounts. World Financial Network Credit Card Master Trust has issued the collateral certificate to us, and we have transferred that collateral certificate to the issuing entity. The amount of your series’ claim on the receivables, which we refer to as the collateral amount, will initially equal $460,527,000.

The bank has designated all eligible accounts from a number of merchant programs in its portfolio of private label credit card accounts and has transferred the receivables in those accounts either directly to World Financial Network Credit Card Master Trust or to us. We have, in turn, transferred the receivables sold to us by the bank to World Financial Network Credit Card Master Trust. We refer to the accounts that have been designated as trust accounts as the trust portfolio.

The following information regarding the trust portfolio is as of September 30, 2016 (in thousands):

•	total receivables: $6,954,773;[1]

•	principal receivables: $6,656,213;

•	finance charge receivables: $298,560;

•	total accounts designated to World Financial Network Credit Card Master Trust: 75,685.

[1]	Total receivables may not equal the sum of the principal receivables and finance charge receivables listed below due to rounding.

As of September 30, 2016:

•	the accounts designated for the trust portfolio had an average principal receivables balance per active account of approximately $448 and an average credit limit of approximately $1,574;

•	the percentage of the aggregate principal receivables balance to the aggregate total average credit limit of all accounts was approximately 6.2%; and

•	the average age of the accounts was approximately 73 months.

For additional information, see “Composition of the Trust Portfolio” in this prospectus.

We have performed a review of the transferred receivables and the disclosure required to be included in this prospectus relating to the transferred receivables by Item 1111 of Regulation AB. This review was designed and effected to provide us with reasonable assurance that such disclosure is accurate in all material respects. For additional information, see “The Trust Portfolio—Review of Pool Asset Disclosure” in this prospectus.

Compliance with Underwriting Criteria

As described under “The Trust Portfolio—Compliance with Underwriting Criteria,” the bank makes virtually all underwriting and authorization decisions using an automated system that uses credit bureau scoring and a proprietary scoring model to determine an applicant’s risk. This automated system determines whether to approve or decline a customer’s request for credit based on this risk and also sets a maximum initial credit line on each approved customer’s account, in each case without any underwriter discretion. In certain cases, the bank may further manually review applications that were initially declined through the automated process, either at the applicant’s request or in connection with the bank’s internal review process. In such cases, the bank verifies relevant customer data, makes any necessary corrections to the customer data and re-evaluates such applications using the bank’s underwriting criteria. The bank applies the same underwriting criteria in both the automated process, and during any manual reviews of applications initially declined through the automated process.

The bank’s credit risk group performs monthly testing on applications to ensure that the automated system is processing applications as intended. A subset of the retailers are selected for testing each month, with each retailer being tested at least three times per year, on a four-month rolling basis. For the selected retailers, the bank’s credit risk group validates that all the accounts originated in such retailer’s portfolio during the applicable month complied with the bank’s underwriting criteria. In addition, the credit risk group monitored manual approvals during the period from September 2015 through August 2016 for the applications for all retailers that were initially declined by the automated system. Such monitoring determined that manually approved applications represented less than 0.01% of new applications during such period, which is consistent with the results of prior reviews.

The review of the transferred receivables and the disclosure performed by the depositor and the results of the review are described under “The Trust Portfolio—Review of Pool Asset Disclosure” and “—Compliance with Underwriting Criteria” in this prospectus.

Addition of Assets to the Trust

When an account has been designated as a trust account, Comenity Bank continues to own the account, but we buy all receivables existing at the time of designation or created later and transfer them to the trust. The bank has the option to designate additional eligible accounts as trust accounts from time to time. If the volume of additional accounts designated exceeds specified periodic limitations, then additional new accounts can only be designated if the Rating Agency Condition is satisfied. See “The Trust Portfolio—Addition of Trust Assets” in this prospectus for a more detailed description of the limitations on our ability to designate additional accounts. In addition, the bank is required to designate additional accounts as trust accounts if the amount of principal receivables held by the trust falls below a specified minimum, as more fully described in “The Trust Portfolio—Addition of Trust Assets” in this prospectus.

Removal of Assets from the Trust

Optional Removals

We have the option to remove accounts from the list of designated accounts and to repurchase the related receivables from the trust in two circumstances. First, when the trust holds excess receivables, we may remove accounts and repurchase receivables on a random basis, subject to the satisfaction of the Rating

Agency Condition. Second, some retailers have the right to purchase receivables relating to their credit card programs if those programs are terminated. If a retailer exercises this right, we will remove and repurchase the related accounts and receivables and are not required to satisfy the Rating Agency Condition. See “The Trust Portfolio—Removal of Accounts” in this prospectus for a more detailed description of our right to remove accounts.

For a discussion of certain risks arising from the termination by a retailer of its credit card program, see “Risk Factors—Termination of certain private label credit card programs could lead to a reduction of receivables in the trust” in this prospectus.

Required Removals

We are required to repurchase receivables from the trust if it is discovered that they did not satisfy eligibility requirements in some material respect at the time that we transferred them to the trust, and the ineligibility results in a charge-off or an impairment of the trust’s rights in the receivables or their proceeds. Similarly, the servicer is required to purchase receivables from the trust if the servicer fails to satisfy any of its obligations in connection with the transferred receivables or trust accounts, and the failure results in a material impairment of the receivables or subjects their proceeds to a conflicting lien. These repurchase and purchase obligations are subject to cure periods and are more fully described in “The Trust Portfolio—Representations and Warranties of the Depositor” and “The Servicer—Servicer’s Representations and Warranties” in this prospectus.

Other Claims on the Receivables

Other Series of Notes

The issuing entity has issued other series of notes and may issue other series of notes from time to time in the future. A summary of the series of notes expected to be outstanding on the closing date is in “Annex I: Other Series of Securities Issued and Outstanding,” which is included at the end of this prospectus and is incorporated in this prospectus.

Neither you nor any other noteholder will have the right to receive notice of, or consent to, the issuance of future series of notes.

No new series of notes may be issued unless we satisfy the conditions described in “Description of the

Notes—New Issuances of Notes” in this prospectus, including that:

•	the Rating Agency Condition is satisfied;

•	we certify, based on facts known to the certifying officer, that the new issuance will not cause an early amortization event or an event of default or materially and adversely affect the amount or timing of distributions to be made to any class of noteholders;

•	after giving effect to the new issuance, the transferor amount would not be less than the minimum transferor amount and the amount of aggregate principal receivables held by the trust, together with any amount on deposit in the excess funding account, would not be less than the required principal balance; and

•	we deliver an opinion with respect to certain tax matters.

Outstanding Series of Investor Certificates

Other than the collateral certificate, there will be no series of investor certificates issued by World Financial Network Credit Card Master Trust that remain outstanding on the closing date. Neither you nor any other noteholder will have the right to receive notice of, or consent to, the issuance of future series of investor certificates.

The Transferor Interest

We own the interest, called the transferor interest, in the receivables and the other assets of the trust not supporting your series or any other series of notes or investor certificates. The transferor interest does not provide credit enhancement for your series or any other series. The amount of the transferor interest at any time is called the transferor amount and is calculated as described in “The Sponsor—Credit Risk Retention” in this prospectus. We are required to maintain a minimum transferor amount, which is calculated as described in “The Sponsor—Credit Risk Retention.” See “The Trust Portfolio—Addition of Trust Assets” in this prospectus for a description of the circumstances in which we will be required to designate additional accounts as trust accounts if the transferor amount falls below the minimum transferor amount.

Allocations of Collections and Losses

Your notes represent the right to payments from a portion of the collections on the receivables. The servicer will also allocate to your series a portion of defaulted receivables and would also allocate a portion of the dilution on the receivables to your series if the dilution is not offset by the transferor amount and the depositor fails to comply with its obligation to compensate the trust for the dilution. Dilution means any reduction to the principal amounts of receivables made by the servicer because of merchandise returns or any other reason except losses or payments.

The portion of collections, defaulted receivables and uncovered dilution allocated to your series will be based mainly upon the ratio of the amount of collateral for your series to the sum of the total amount of principal receivables in the trust. The way this ratio is calculated will vary during each of three periods that may apply to your notes:

•	The revolving period, which will begin on the closing date and end when either of the other two periods begins.

•	The controlled accumulation period, which is scheduled to begin on October 1, 2018, but which may begin later, and end when the notes have been paid in full. However, if an early amortization event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and an early amortization period will begin. If an early amortization event occurs during the controlled accumulation period, the controlled accumulation period will end, and an early amortization period will begin.

•	The early amortization period, which will only occur if one or more adverse events, known as early amortization events, occurs.

For most purposes, the collateral amount used in determining these ratios will be reset no less frequently than at the end of each calendar month. References in this prospectus to the monthly period related to any distribution date refer to the calendar month preceding that distribution date, or, in the case of the December 2016 distribution date, the period from the closing date through and including November 30, 2016. However, for allocations of principal collections during the controlled accumulation period or the early amortization period, the collateral amount at the end of the revolving period will be used, unless we request a decrease, and the Rating Agency Condition is satisfied.

The collateral amount for your series is:

•	the initial principal amount of the Series 2016-C notes; minus

•	principal payments on the Series 2016-C notes, the principal amount of any Series 2016-C notes that are retired and cancelled and the balance held in the principal accumulation account for principal payments; minus

•	the amount of any principal collections reallocated to cover interest payments and servicing payments for your series; minus

•	your series’ share of defaults and uncovered dilution to the extent not reimbursed from finance charge collections and investment earnings allocated to your series.

A reduction to the collateral amount because of reallocated principal collections, defaults or uncovered dilution will be reversed to the extent that your series has available finance charge collections and investment earnings in future periods.

Application of Finance Charge Collections

The issuing entity will apply your series’ share of collections of finance charge receivables, recoveries and investment earnings each month in the following order of priority:

•	to pay interest on the Class A notes;

•	to pay interest on the Class M notes;

•	to pay interest on the Class B notes;

•	to pay the servicing fee for your series (to the extent not retained by the servicer during the month);

•	to cover your series’ share of defaults and uncovered dilution;

•	to cover reductions in your series’ collateral amount resulting from defaults and uncovered dilution allocated to your series and from reallocated principal collections, in each case that have not been reimbursed;

•	to fund, in limited circumstances, a reserve account to cover interest payment shortfalls for the Series 2016-C notes during the controlled accumulation period, up to the required reserve account amount;

•	to make any other payments required to be made from your series’ share of collections of finance charge receivables from time to time; and

•	to other series that share excess finance charge collections with Series 2016-C or to us or our assigns.

Application of Principal Collections

The issuing entity will apply your series’ share of collections of principal receivables each month as follows:

Revolving Period

During the revolving period, no principal will be paid or accumulated in a trust account for you.

Controlled Accumulation Period

During the controlled accumulation period, your series’ share of principal collections will be deposited in a trust account, up to a specified deposit amount on the business day immediately preceding each distribution date. Unless an early amortization event occurs, amounts on deposit in that account will be paid on the expected principal payment date, first to the Class A noteholders until the Class A notes are paid in full, second to the Class M noteholders until the Class M notes are paid in full, third to the Class B noteholders until the Class B notes are paid in full, fourth to the Class C noteholders until the Class C notes are paid in full and fifth to the Class D noteholders until the Class D notes are paid in full.

Early Amortization Period

An early amortization period for your series will start if an early amortization event occurs. The early amortization events for your series are described below in this summary under “—Early Amortization Events” and under “Description of the Notes—Early Amortization Events” in this prospectus. During the early amortization period, your series’ share of principal collections will be paid monthly, first to the Class A noteholders, second to the Class M noteholders, third to the Class B noteholders, fourth to the Class C noteholders and fifth to the Class D noteholders, in each case until the specified class of notes is paid in full.

Reallocation of Principal Collections

During any of the above periods, principal collections allocated to your series may be reallocated, if necessary, to make required payments of interest on the Class A notes, the Class M notes and the Class B notes and monthly servicing fee payments not made from your series’ share of finance charge collections, other amounts treated as finance charge collections and excess finance charge collections available from other series that share with your series. This reallocation is one of the ways that the more senior classes of notes obtain the benefit of subordination, as described under the caption “—Credit Enhancement” below. The amount of reallocated principal collections is limited by the amount of available subordination.

Shared Principal Collections

Your series is a principal sharing series. At all times, collections of principal receivables allocated to your series that are not needed for payments on your series will first, be made available to other series, second, deposited in the excess funding account, if needed, and third, paid to us or our assigns. See “Description of the Notes—Shared Principal Collections” in this prospectus.

Interest on the Notes

The Class A notes will accrue interest at an annual rate equal to 1.72%. Interest on the Class A notes will be calculated based on a 360-day year of twelve 30-day months (and in the case of the initial interest period, for a period of 42 days).

The Class M notes will accrue interest at an annual rate equal to 1.98%. Interest on the Class M notes will be calculated based on a 360-day year of twelve 30-day months (and in the case of the initial interest period, for a period of 42 days).

Interest will be payable on each distribution date, beginning on December 15, 2016, in each case for the interest period from and including the prior distribution date (or, with respect to the initial distribution date, from and including the closing date), to but excluding the following distribution date.

Credit Enhancement

Credit enhancement for your series includes subordination of junior classes of Series 2016-C notes.

Credit enhancement for your series is for your series’ benefit only, and you are not entitled to the benefits of credit enhancement available to other series. For additional information regarding the credit enhancement available to your notes, see “Credit Enhancement” in this prospectus.

Subordination

Credit enhancement for the Class A notes includes the subordination of the Class M notes, the Class B notes, the Class C notes and the Class D notes. Credit enhancement for the Class M notes includes the subordination of the Class B notes, the Class C notes and the Class D notes. Subordination serves as credit enhancement in the following way. The more subordinated, or junior, classes of notes will not receive payment of interest or principal until required payments have been made to the more senior classes. As a result, subordinated classes will absorb any shortfalls in collections or deterioration in the collateral for the notes prior to senior classes.

Early Amortization Events

The issuing entity will begin to repay the principal of the notes before the expected principal payment date if an early amortization event occurs. An early amortization event will occur if the finance charge collections on the receivables are too low or if defaults are too high. The minimum amount that must be available for payments to your series in any month, referred to as the base rate, is the sum of the interest payable on the Series 2016-C notes, plus your series’ share of the servicing fee for the related monthly period, all divided by the sum of the collateral amount plus amounts on deposit in the principal accumulation account, each as of the last day of that monthly period. If the average portfolio yield for your series, calculated as described in the following sentence, for the two monthly periods preceding the February 2017 distribution date or, thereafter, any three consecutive monthly periods is less than the average base rate for the same two or three, as applicable, consecutive monthly periods, an early amortization event will occur. The portfolio yield for your series for any monthly period will be the result, expressed as a percentage, of the amount of finance charge collections and other amounts treated as finance charge collections allocated to your series for that monthly period, other than excess finance charge collections, net of the amount of defaulted principal receivables and uncovered dilution allocated to your series for that monthly period, divided by the sum of the collateral amount and amounts on deposit in the principal accumulation account, each as of the last day of that monthly period. See “Description of the Notes—Early Amortization Events.”

The other early amortization events are:

•	our failure to make required payments or deposits or material failure by us to perform other obligations, subject to applicable grace periods;

•	material inaccuracies in our representations and warranties subject to applicable grace periods;

•	the Series 2016-C notes are not paid in full on the expected principal payment date;

•	bankruptcy, insolvency or similar events relating to us or the bank (although these provisions may not be enforceable as discussed in “Risk Factors—If a conservator or receiver were appointed for Comenity Bank, delays or reductions in payment of your notes could occur” in this prospectus);

•	we are unable to transfer additional receivables to the trust or the bank is unable to transfer additional receivables to us;

•	we do not transfer receivables in additional accounts or participations to the trust when required;

•	material defaults of the servicer;

•	World Financial Network Credit Card Master Trust or the issuing entity becomes subject to regulation as an “investment company” under the Investment Company Act of 1940; or

•	an event of default occurs for the Series 2016-C notes and their maturity date is accelerated.

Events of Default

The Series 2016-C notes are subject to events of default described under “Description of the Notes—Events of Default; Rights upon Event of Default” in this prospectus. These include:

•	Failure to pay interest on the Series 2016-C notes for 35 days after it is due;

•	Failure to pay principal on the Series 2016-C notes when it becomes due and payable on the final maturity date for the Series 2016-C notes;

•	Bankruptcy, insolvency or similar events relating to the issuing entity (although these provisions may not be enforceable as discussed in “Risk Factors—If a conservator or receiver were appointed for Comenity Bank, delays or reductions in payment of your notes could occur” in this prospectus); and

•	Material failure by the issuing entity to perform its obligations under the indenture, subject to applicable grace periods.

In the case of an event of default involving bankruptcy, insolvency or similar events relating to the issuing entity, the principal amount of the Series 2016-C notes automatically will become immediately due and payable (although these provisions may not be enforceable as discussed in “Risk Factors—If a conservator or receiver were appointed for Comenity Bank, delays or reductions in payment of your notes could occur” in this prospectus). If any other event of default occurs and continues with respect to the Series 2016-C notes, the indenture trustee or holders of more than 50% of the then-outstanding principal amount of the Series 2016-C notes may declare the principal amount of the Series 2016-C notes to be immediately due and payable. These declarations may be rescinded by holders of more than 50% of the then-outstanding principal amount of the Series 2016-C notes if the related event of default has been cured, subject to the conditions described under “Description of the Notes—Events of Default; Rights upon Event of Default” in this prospectus.

After an event of default and the acceleration of the Series 2016-C notes, funds allocated to Series 2016-C and on deposit in the collection account, the excess funding account and the other trust accounts will be applied to pay principal of and interest on the Series 2016-C notes to the extent permitted by law.

Principal collections and finance charge collections allocated to Series 2016-C will be applied to make monthly principal and interest payments on the Series 2016-C notes until the earlier of the date those notes are paid in full or the final maturity date of those notes.

If the Series 2016-C notes are accelerated or the issuing entity fails to pay the principal of the Series 2016-C notes on the final maturity date, subject to the conditions described in this prospectus under “Description of the Notes—Events of Default; Rights upon Event of Default,” the indenture trustee may, if legally permitted, cause the trust to sell (i) principal receivables in an amount equal to the collateral amount for Series 2016-C and (ii) the related finance charge receivables.

Optional Redemption

The servicer has the option to purchase your notes when the outstanding principal amount for your series has been reduced to 5% or less of the initial principal amount. See “Description of the Notes—Final Payment of Principal” in this prospectus.

Servicing and Servicer’s Fee

The servicer for the trust is Comenity Bank. Comenity Bank, as servicer, receives a fee for its servicing activities. The share of the servicing fee allocable to Series 2016-C for each payment date will be equal to one-twelfth of the product of (a) 2% and (b) the collateral amount for Series 2016-C on the last day of the prior monthly period (or, for the first monthly period, as of the closing date). However, the servicing fee for the first monthly period will be based on the actual number of days from the closing date through and including November 30, 2016. The servicing fee allocable to Series 2016-C for each payment date will be paid from your series’ share of collections of finance charge receivables, recoveries and investment earnings each month as described in “—Application of Finance Charge Collections” above and in “Description of Series Provisions—Application of Finance Charge Collections.”

In addition, certain customer service, billing and collections functions are outsourced by the servicer to Comenity Servicing LLC (“Comenity Servicing”), a Texas limited liability company. As compensation, Comenity Servicing receives a per-statement fee and is reimbursed for certain of its expenses. However, these payments are solely the obligation of the servicer and are not paid out of your series’ share of collections.

Fees and Expenses for Asset Review

The asset representations reviewer will be paid an annual fee by Comenity Bank, as servicer, in accordance with the asset representations review agreement. In addition, the asset representations reviewer will be entitled to receive a fee in connection with any asset review, which fee will be paid by Comenity Bank, as servicer.

Tax Status

Subject to important considerations described under “Federal Income Tax Consequences” in this prospectus, Mayer Brown LLP as tax counsel to the issuing entity, is of the opinion that under existing law the Series 2016-C notes (other than such notes beneficially owned by the trust or the single beneficial owner of the trust for United States federal income tax purposes) will be characterized as debt for United States federal income tax purposes and that neither World Financial Network Credit Card Master Trust nor the issuing entity will be classified as an association or constitute a publicly traded partnership taxable as a corporation for United States federal income tax purposes. By your acceptance of a Series 2016-C note, you will agree to treat your Series 2016-C notes as debt for federal, state and local income and franchise tax purposes. See “Federal Income Tax Consequences” in this prospectus for additional information concerning the application of United States federal income tax laws.

Certain ERISA Considerations

Subject to important considerations described under “Certain Considerations for ERISA and Other U.S. Benefit Plans” in this prospectus, the notes offered hereunder are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. If you are contemplating purchasing the notes offered hereunder on behalf of or with plan assets of any plan or account, we suggest that you consult with counsel regarding whether the purchase or holding of such notes could give rise to a transaction prohibited or not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). Each purchaser that purchases a note offered hereunder will be deemed to represent and warrant that either (i) it is not acquiring the note with assets of (or on behalf of) a benefit plan or any other plan that is subject to Title I of ERISA or Section 4975 of the Code, any entity deemed to hold “plan assets” of either of the foregoing, or any other plan that is subject to any law that is substantially similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, or (ii) its purchase, holding and disposition of the note will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any substantially similar applicable law. See “Certain Considerations for ERISA and Other U.S. Benefit Plans” in this prospectus.

Risk Factors

There are material risks associated with an investment in the Series 2016-C notes, and you should consider the matters set forth under “Risk Factors” beginning on page 14 below.

Ratings

Any rating assigned to the notes by a credit rating agency will reflect the rating agency’s assessment solely of the likelihood that noteholders will receive the required payments of interest and required payments of principal to be paid on the final maturity date for the notes and will be based primarily on the value of the receivables in the trust and the credit enhancement provided. The rating is not a recommendation to purchase, hold or sell any notes. The rating does not constitute a comment as to the marketability of any notes, any market price or suitability for a particular investor. Ratings on the notes are expected to be monitored by the rating agencies that are rating the notes while the notes are outstanding. Any rating can be changed or withdrawn by a rating agency at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by a rating agency hired by the sponsor.

WFN Credit Company, LLC

Our address is 3100 Easton Square Place, #3108, Columbus, Ohio 43219. Our phone number is (614) 729-5044.

Application of Finance Charge Collections and Principal Collections Received by Comenity Bank as Servicer of World Financial Network Credit Card Master Trust

Cardholders
Payments of Finance Charges and Principal
Servicer
World Financial Network Credit Card Master Trust
Other Series of Investor Certificates
Collateral Certificate
WFN Credit Company, LLC (Holder of Transferor Interest)
World Financial Network Credit Card Master Note Trust
Application of Series 2016-C Finance Charge and Principal Collections
Other Series of Notes

This prospectus uses defined terms. You can find a glossary of terms under the caption “Glossary of Terms for Prospectus” beginning on page 131 in this prospectus.

Risk Factors

The following is a summary of the principal risk factors that apply to an investment in the notes. You should consider the following risk factors before deciding whether to purchase the notes.

It may not be possible to find an investor to purchase your notes.

The underwriters may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes. The secondary market for asset-backed securities has at times experienced significantly reduced liquidity. A period of illiquidity affecting the secondary market for asset-backed securities may adversely affect the market value of your notes.

Furthermore, the global financial markets have at times experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Concerns regarding sovereign debt may spread to other countries at any time. There can be no assurance that this uncertainty relating to the sovereign debt of various countries will not lead to further disruption of the credit markets in the United States. If the United States bond rating or government guaranteed debt instruments are further downgraded, the market price or the marketability of your notes could be adversely affected, as could the general economic conditions in the United States. Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you may suffer a loss on your investment.

Some liens would be given priority over your notes which could cause delayed or reduced payments.

We and the bank intend for the transfer of the receivables to be a sale. Even so, a court could conclude that we or the bank own the receivables and that the trust holds only a security interest. Even if a court were to reach that conclusion, however, steps will be taken to give the trust a first-priority perfected security interest in the receivables. Nevertheless, a tax or governmental lien or other lien imposed under applicable state or federal law without consent on our property or the bank’s property arising before receivables are transferred to the trust may be senior to the trust’s interest in the receivables. In addition, the relevant documents permit the bank to transfer the receivables to us subject to liens for taxes that are not yet due or are being contested. Regardless of whether the transfer of the receivables is a sale or a secured borrowing, if any such liens exist, the claims of the creditors holding such liens would be superior to our rights and the rights of the trust, thereby possibly delaying or reducing payments on the notes.

Additionally, if a receiver or conservator were appointed for the bank, the fees and expenses of the receiver or conservator might be paid from the receivables before the trust receives any payments on the receivables. In addition, the trust may not have a first-priority perfected security interest in collections that have been commingled with other funds, and collections will generally be commingled with other funds of the servicer for two business days prior to deposit in a trust account. If any of these events were to occur, payments to you could be delayed or reduced. See “The Issuing Entity—Perfection and Priority of Security Interests” in this prospectus.

In addition, a tax or governmental lien imposed under applicable state or federal law without consent on our property may be senior to the issuing entity’s interest in the collateral certificate.

If a conservator or receiver were appointed for Comenity Bank, delays or reductions in payment of your notes could occur.

If the bank were to become insolvent, or if the bank were to violate laws or regulations applicable to it, the Federal Deposit Insurance Corporation (the “FDIC”) could act as conservator or receiver for the bank. In that role, the FDIC would have broad powers to repudiate contracts to which the bank was party if the FDIC determined that the contracts were burdensome and that repudiation would promote the orderly administration of the bank’s affairs. Among the contracts that might be repudiated are the receivables purchase agreement under which the bank transfers receivables to us and the pooling and servicing agreement and transfer and servicing agreement, pursuant to which the bank has agreed to service the receivables. Also, if the FDIC were acting as the bank’s conservator or receiver, the FDIC might have the power to extend its repudiation and avoidance powers to us because we are a wholly-owned subsidiary of the bank.

If the FDIC were acting as the bank’s conservator or receiver, the FDIC would also be able to exercise any powers granted to it by Delaware law. However, we do not expect any existing powers given to the FDIC, in its capacity as conservator or receiver, under Delaware law would permit the FDIC to recover or reclaim the transferred receivables or to avoid the obligations of the bank under the receivables purchase agreement.

Also, none of us, the issuing entity, World Financial Network Credit Card Master Trust, the trustee for World Financial Network Credit Card Master Trust or the indenture trustee could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect the bank’s rights under those contracts without the FDIC’s consent, for 90 days after the receiver is appointed or 45 days after the conservator is appointed, as applicable. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of the bank. The requirement to obtain the FDIC’s consent before taking these actions relating to a bank’s contracts or property is sometimes referred to as an “automatic stay.”

The FDIC’s repudiation power would enable the FDIC to repudiate the bank’s obligations as servicer and any ongoing repurchase or indemnity obligations under the transaction documents. We will structure the transfers of receivables under the receivables purchase agreement between the bank and us with the intent that they would be characterized as legal true sales. If the transfers are so characterized, then the FDIC should not be able to recover or reclaim the transferred receivables using its repudiation power. However, if those transfers were not respected as legal true sales, then we would be treated as having made a loan to the bank, secured by the transferred receivables. The FDIC ordinarily has the power to repudiate secured loans and then recover the collateral after paying damages (as described further below) to the lenders.

The FDIC has, however, made statements that suggest it may believe it has the power to recover any asset that is shown on a bank’s balance sheet, and stated that determination of whether or not there has been a legal true sale would take time, possibly causing delays in payment. The transfers of receivables by the bank to us will not be treated as sales for accounting purposes and the receivables will be shown on the bank’s balance sheet. If the FDIC were to successfully assert that the transfer of receivables under the receivables purchase agreement between the bank and us was not a legal true sale, then we would be treated as having made a loan to the bank, secured by the transferred receivables. If the FDIC repudiated that loan, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as conservator or receiver. There is no statutory definition of “actual direct compensatory damages,” but the term does not include damages for lost profits or opportunity.

The staff of the FDIC takes the position that upon repudiation these damages would not include interest accrued to the date of actual repudiation, so the issuing entity would receive interest only through the date of the appointment of the FDIC as conservator or receiver. The FDIC may repudiate a contract within a “reasonable time” of its appointment and the issuing entity may not have a claim for interest accrued during this period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court’s view were applied to determine the “actual direct compensatory damages” in the circumstances described above, the amount of damages could, depending upon circumstances existing on the date of the repudiation, be less than the principal amount of the related securities and the interest accrued thereon to the date of payment.

We believe that some of the powers of the FDIC described above have been limited as a result of the “safe harbors” adopted by the FDIC in a regulation entitled “Treatment of financial assets transferred in connection with a securitization or participation,” which is referred to as the FDIC rule in this prospectus. The FDIC has adopted four different “safe harbors,” each of which limits the powers that the FDIC can exercise in the insolvency of an insured depository institution when it is appointed as receiver or conservator. The relevant safe harbor for the trust will be the safe harbor for obligations of revolving trusts or master trusts, for which one or more obligations were issued prior to September 27, 2010, and the discussion of the FDIC rule in this prospectus is limited to that safe harbor.

Under the applicable safe harbor, the FDIC has stated that, if certain conditions are met, it will not use its repudiation power to reclaim, recover or recharacterize as property of an FDIC-insured depository institution any financial assets transferred by the depository institution in connection with a securitization transaction. The applicability of the safe harbor to the trust and the securitizations contemplated by this prospectus requires, among other things, that the transfers of the receivables meet the conditions for sale accounting treatment under generally accepted accounting principles in effect for reporting periods prior to November 15, 2009. The bank believes that the transfers meet these conditions; however, no independent audit or review has been made regarding the bank’s determination that the transfers of receivables made after December 31, 2009 meet the conditions for sale accounting treatment under generally accepted accounting principles in effect for reporting periods prior to November 15, 2009.

Regardless of whether the applicable FDIC rule applies or the transfers under the receivables purchase agreement between the bank and us are respected as legal true sales, as conservator or receiver for the bank the FDIC could:

•	require the issuing entity or any of the other transaction parties to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the bank; or

•	repudiate without compensation the bank’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of a servicing agreement, prevent the trustee or the noteholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

If the FDIC were to successfully take any of these actions, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

We are a wholly-owned bankruptcy remote subsidiary of the bank and our limited liability company agreement limits the nature of our business. If, however, we became a debtor in a bankruptcy case, and either our transfer of the receivables to the trust or our transfer of the collateral certificate to the issuing entity were construed as a grant of a security interest to secure a borrowing, your payments of outstanding principal and interest could be delayed and possibly reduced.

Because we are a wholly-owned subsidiary of the bank, certain banking laws and regulations may apply to us, and if we were found to have violated any of these laws or regulations, payments to you could be delayed or reduced. In addition, if the bank entered conservatorship or receivership, the FDIC could seek to exercise control over the receivables, the collateral certificate or our other assets on an interim or a permanent basis. Although steps have been taken to minimize this risk, the FDIC could argue that—

•	our assets (including the receivables and the collateral certificate) constitute assets of the bank available for liquidation and distribution by a conservator or receiver for the bank;

•	we and our assets (including the receivables and the collateral certificate) should be substantively consolidated with the bank and its assets; or

•	the FDIC’s control over the receivables or the collateral certificate is necessary for the bank to reorganize or to protect the public interest.

If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced. Furthermore, regardless of any decision made by the FDIC or ruling made by a court, the fact that the bank has entered conservatorship or receivership could have an adverse effect on the liquidity and value of the notes.

In the receivership of an unrelated national bank, the FDIC successfully argued that certain of its rights and powers extended to a statutory trust formed and owned by that national bank in connection with a securitization of credit card receivables. If the bank were to enter conservatorship or receivership, the FDIC could argue that its rights and powers extend to us, World Financial Network Credit Card Master Trust or the issuing entity. If the FDIC were to take this position and seek to repudiate or otherwise affect the rights of the indenture trustee, World Financial Network Credit Card Master Trust, the issuing entity or other parties to the transaction under any transaction document, losses to noteholders could result.

If a conservator or receiver were appointed for the bank, an early payment of principal on all outstanding series could result. Under the terms of the agreement that governs the transfer of the receivables from us to the trust, new principal receivables would not be transferred to the trust. However, the conservator or the receiver may have the power, regardless of the terms of that agreement, to prevent the early payment of principal or to require new principal receivables to continue being transferred. The conservator or receiver may also have the power to alter the terms of payment on the collateral certificate or your notes. In addition, the conservator or receiver may have the power to prevent either the indenture trustee or the noteholders from appointing a new servicer or administrator, to direct the servicer or administrator to stop servicing the receivables or providing administrative services, or to increase the amount or the priority of the servicing fee or administrative fee due to the bank or otherwise alter the terms under which the bank services the receivables or provides administrative services to us or the issuing entity. See “The Issuing Entity—Conservatorship and Receivership; Bankruptcy” in this prospectus.

There may be other provisions in the transaction documents that purport to deal with the bankruptcy or insolvency of the bank, us, the trust, the issuing entity, or other parties to the transactions, but such provisions may not be enforceable.

In addition, at any time, if the appropriate banking regulatory authorities, including the Delaware State Bank Commissioner, were to conclude that an obligation of the bank under the agreement governing the transfer of receivables to us or the servicing agreement were an unsafe or unsound practice or violated any law, rule or regulation applicable to the bank, the appropriate regulatory authorities could order the bank to rescind or amend the terms of such obligation. See “The Sponsor—Certain Regulatory Matters” in this prospectus.

The bank may change the terms and conditions of the accounts in a way that reduces collections.

As owner of the accounts, the bank retains the right to change various account terms, including finance charges, other fees and the required monthly minimum payment. These changes may be voluntary on the part of the bank or may be required by law or market conditions. Changes in interest and fees could decrease the effective yield on the accounts and this could result in an early payment of principal of your notes. Changes could also cause a reduction in the credit ratings on your notes. However, the bank has agreed that it will not reduce the finance charges and other fees on the accounts, if as a result of the reduction, its reasonable expectation of the portfolio yield as of the time of the reduction would be less than the highest of the base rates of all outstanding series, except as required by law or as is consistent with the pooling and servicing agreement and the transfer and servicing agreement and as the bank deems advisable for its private label program based on a good faith assessment of various factors impacting the use of its private label credit cards.

Allocations of charged-off receivables or uncovered dilution could reduce payments to you.

The primary risk associated with extending credit to the bank’s customers under its private label credit card programs is the risk of default or bankruptcy of the customer, resulting in the customer’s account balance being charged-off as uncollectible. We rely principally on the customer’s creditworthiness for repayment of the account and therefore have no other recourse for collection. The bank may not be able to successfully identify and evaluate the creditworthiness of cardholders to minimize delinquencies and losses. An increase in defaults or net charge-offs beyond historical levels will reduce the net spread available from the trust and could result in a reduction in finance charge income. General economic factors, such as the rate of inflation, unemployment levels and interest rates, may result in greater delinquencies that lead to greater credit losses among customers.

In addition to being affected by general economic conditions and the success of the servicer’s collection and recovery efforts, the trust’s delinquency and net credit card receivable charge-off rates are affected by the credit risk of credit card receivables and the average age of the various credit card account portfolios. The average age of credit card receivables affects the stability of delinquency and loss rates of the portfolio because delinquency and loss rates typically increase up to a stabilized rate as the average age of accounts in a credit card portfolio increases. As of September 30, 2016, 21.05% of the total number of accounts in the trust portfolio were 24 months or less old, and such accounts represented 28.49% of the amount of the principal receivables outstanding in the trust portfolio. The servicer will write off the receivables arising in accounts designated to the trust if the receivables become uncollectible. Your series will be allocated a portion of these charged-off receivables. See “Description of Series Provisions—Allocation Percentages” and “—Investor Charge-Offs” in this prospectus.

Unlike charged-off receivables, reductions in the receivables due to returns of merchandise or disputes between a cardholder and a merchant, called dilution, are typically absorbed by reductions in our interest in the trust, the transferor interest, or reimbursed by us through cash deposits to the excess funding account and are not intended to be allocated to investors. However, to the extent our interest is insufficient to cover dilution for any calendar month and we then default in, or are financially unable to perform, our obligation to compensate the trust for these reductions, your series will be allocated a portion of the uncovered dilution. If the amount of charged-off receivables and any uncovered dilution allocated to your series of notes exceeds the amount of funds available to reimburse those amounts, you may not receive the full amount of principal and interest due to you. See “Description of Series Provisions—Investor Charge-Offs” and “The Servicer—Defaulted Receivables; Dilution; Investor Charge-Offs” in this prospectus.

Current, pending and proposed regulation and legislation relating to consumer protection laws may impede collection efforts or reduce collections.

Various federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Such laws and regulations, among other things, limit the fees and other charges that the bank can impose on customers, limit or prescribe certain other terms of the bank’s products and services, require specified disclosures to consumers, or require that the bank maintain certain qualifications and minimum capital levels. In addition, numerous legislative and regulatory proposals are advanced each year which, if adopted, could have a material adverse effect on the amount of collections available to the trust or further restrict the manner in which the servicer may conduct its activities on behalf of the trust.

The Credit Card Accountability, Responsibility and Disclosure Act of 2009 (the “CARD Act”) revamped credit card disclosures and imposed a number of substantive restrictions on credit card pricing and practices. Among other things, the CARD Act and associated regulations imposes new requirements and restrictions on changes in terms on credit card accounts, regulates payment processing and how payments are allocated, restricts a card issuer’s ability to reprice credit card accounts, restricts penalty and overlimit fees, imposes new disclosure requirements in connection with credit card accounts, limits the amount of late payment fees that can be charged by card issuers, and requires card issuers periodically to reevaluate rate increases and to take action to reduce rates, if appropriate.

The CARD Act and Regulation Z have had an impact on the bank’s ability to originate new accounts as well as the yield it is able to achieve on new and existing accounts. Among other things, the new requirements limit pricing flexibility, limit the ability to change rates, fees and other terms (especially on outstanding balances), give consumers the right to reject many changes, restrict the effectiveness of penalty and risk-based pricing programs, result in the elimination of overlimit fees, dictate how certain payments are applied (for example to higher APRs before lower APRs), and impact the time that must be allowed for payment to avoid late fees and to obtain the benefit of a grace period. In addition, significant new disclosure requirements may impact the ways in which consumers use and repay their accounts. The bank has realigned its practices to comply with the CARD Act by adjusting the rates, fees, minimum payments, and other terms on its accounts and the ways in which those accounts are underwritten, managed and processed.

Additionally, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) established the Consumer Financial Protection Bureau (the “CFPB”), a federal consumer protection regulator. The CFPB assumed rulemaking authority under the existing federal consumer financial protection laws, and enforces those laws against and examine certain non-depository institutions and insured depository institutions with total assets greater than $10 billion and their affiliates. As of October 1, 2016, both Comenity Bank and Comenity Capital Bank are under the CFPB’s supervision and the CFPB may, from time to time, conduct reviews of their practices. In addition, the CFPB’s broad rulemaking authority is expected to impact the bank’s operations. For example, the CFPB’s rulemaking authority may allow it to change regulations adopted in the past by other regulators, including regulations issued under the Truth in Lending Act or the CARD Act. The ability of the CFPB to rescind or ignore past regulatory guidance could increase the bank’s compliance costs and litigation exposure. Further, the CFPB has broad authority to prevent “unfair, deceptive or abusive” acts or practices and has taken action against other credit card issuers and financial services companies. Evolution of these standards could result in changes to pricing, practices, procedures and other activities relating to the accounts in ways that could reduce the associated return. It is unclear what changes would be promulgated by the CFPB and what effect, if any, such changes would have on the trust assets. See “—Financial regulatory reform legislation could have a significant impact on us, the issuing entity or the bank” below.

In the normal course of business, from time to time, the bank has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation, arising in connection with its business activities. While historically the arbitration provision in the bank’s customer agreements generally has limited the bank’s exposure to consumer class action litigation, there can be no assurance that the bank will be successful in enforcing the arbitration clause in the future. There may also be legislative, administrative or regulatory efforts to directly or indirectly prohibit the use of pre-dispute arbitration clauses. In May 2016, the CFPB issued a proposed rule that would ban consumer financial companies from using arbitration clauses that limited a consumer’s right to participate in class action litigation.

The requirements of the CARD Act and any future adverse changes in federal and state consumer protection laws or regulations, or adverse changes in their applicability or interpretation, could make it more difficult for the servicer to collect payments on the receivables or reduce the finance charges and other fees that can be charged, resulting in reduced collections. If as a result of the requirements of the CARD Act or any adverse changes in these laws or regulations or in their interpretation, the bank or its affiliates were required to reduce their finance charges and other fees, resulting in a corresponding decrease in the effective yield of the credit card accounts designated to the trust, an early amortization event could occur and could result in an acceleration of payment or reduced payments on your notes.

The bank is also involved, from time to time, in reviews, investigations and proceedings (both formal and informal) by governmental agencies regarding the bank’s business, which could subject the bank to significant fines, penalties, obligations to change its business practices or other requirements. For example, in September 2015, the bank and an affiliate, Comenity Capital Bank, entered into a consent order with the FDIC agreeing to collectively provide restitution of approximately $61.5 million to eligible customers, to pay $2.5 million in civil money penalties to the FDIC and to make further enhancements to their compliance and other processes related to the marketing, promotion and sale of add-on products.

Receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors on those receivables. If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder’s obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. See “The Trust Portfolio—Consumer Protection Laws” in this prospectus.

From time to time, Congress and state legislatures may also consider legislation to regulate credit card interchange fees and other credit card practices. It is not clear at this time what new limitations on credit card practices, new required disclosures or restrictions on interchange fees may be adopted by these legislative bodies, if relevant or applicable legislation will be adopted at the federal or state level and, if adopted, what impact any new limitations or requirements would have on the bank.

Financial regulatory reform legislation could have a significant impact on us, the issuing entity or the bank.

On July 21, 2010, the Dodd-Frank Act was enacted into law. The Dodd-Frank Act constitutes a sweeping reform of the regulation and supervision of financial institutions, as well as of the regulation of derivatives and capital market activities, certain aspects of which are described below under “—The bank depends on its ability to sell and securitize its credit card receivables to fund new receivables.” The Dodd-Frank Act creates new federal governmental entities responsible for overseeing different aspects of the U.S. financial services industry, including identifying emerging systemic risks. It also shifts certain authorities and responsibilities among federal financial institution regulators, including regarding the supervision of insured depository institutions and their holding companies, and the regulation of consumer financial services and products.

Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies. Some of the regulations required to be adopted under the Dodd-Frank Act still need to be finalized. As such, in many respects, the ultimate impact of the Dodd-Frank Act, and its effects on the financial markets and their participants, will not be fully known for an extended period of time. In particular, no assurance can be given that the new standards will not have a significant impact on the issuing entity, ourselves or the bank, including on the level of credit card receivables held in the issuing entity, the servicing of those credit card receivables, or the amount of notes issued in the future.

The Dodd-Frank Act also requires the SEC to review any references to or requirements regarding credit ratings in its regulations, remove those references or requirements and substitute other appropriate standards of creditworthiness in place of the credit ratings, and undertake a number of rulemakings related to the asset-backed securities market. One aspect of these rulemaking efforts will involve a review by the SEC of certain exclusions and exemptions that allow asset-backed issuers to avoid being regulated as investment companies under the Investment Company Act. The SEC has issued an advance notice of proposed rulemaking indicating that it is considering proposed amendments to these exclusions and exemptions under the Investment Company Act and requesting comment as to the scope and content of any future amendment proposal. If the SEC were to narrow or eliminate the exclusions and exemptions under the Investment Company Act that are currently available to the issuing entity, or were to impose additional conditions for relying on such exclusions and exemptions, the issuing entity could be required to stop issuing asset-backed securities or could be required to comply with additional conditions that could affect the notes issued by the issuing entity. If any future amendment adopted by the SEC were to cause the issuing entity to be subject to regulation as an investment company, an early amortization event would occur for the notes. The effects of the SEC’s review of the Investment Company Act and other rulemaking efforts relating to asset-backed securities will not be known for an extended period of time, and no assurance can be given that future rulemakings will not have a significant impact on the issuing entity, including on the amount of notes issued in the future.

The Dodd-Frank Act contains certain prohibitions and restrictions on the ability of a banking entity or nonbanking financial company designated by the Financial Stability Oversight Counsel for supervision by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) (“covered organizations”) to engage in proprietary trading or to make investments in, or have certain relationships with, hedge funds and private equity funds (commonly referred to as the Volcker Rule). In December 2013, the Federal Reserve, the Office of the Comptroller of the Currency, the FDIC, the Commodity Futures Trading Commission and the SEC adopted final regulations implementing those provisions. Covered organizations were required to bring any existing activities or investments into full compliance with the Volcker Rule by July 21, 2015, subject to the possibility of up to two one-year extensions granted at the discretion of the Federal Reserve. The Federal Reserve has provided covered organizations until July 21, 2017 to conform investments in and relationships with covered funds and foreign funds that were in place prior to December 13, 2013. This is the final of the extensions that the Federal Reserve is authorized to grant. At this time, we do not expect compliance with the Volcker Rule to have a material impact on the bank’s credit card securitization program.

Limited remedies for breaches of representations could reduce or delay payments.

When we transfer the receivables to the trust, we make representations and warranties relating to the validity and enforceability of the receivables arising under the accounts designated to the trust, and as to the perfection and priority of the trust’s interest in the receivables. However, none of the trustee for World Financial Network Credit Card Master Trust, the owner trustee or the indenture trustee will make any examination of the receivables or the related assets to determine the presence of defects or compliance with the representations and warranties or for any other purpose.

A representation or warranty relating to the receivables may be violated if the related obligors have defenses to payment or offset rights, or our creditors or creditors of the bank claim rights to the trust assets. If a representation or warranty is violated, we may have an opportunity to cure the violation. If we are unable to cure the violation within the specified time period or if there is no right to cure the violation, we must accept reassignment of the receivables affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See “The Trust Portfolio—Representations and Warranties of the Depositor” in this prospectus.

Payment and origination patterns of receivables and operations of retailers could reduce collections.

The bank’s ability to generate new receivables is dependent upon its ability to compete in the current industry environment and upon the retailers from which purchases may be financed on its private label credit cards. Accordingly, the trust is completely dependent upon sales at or through the retailers for the generation of receivables. The retailing industry is intensely competitive. Generally, the retailers compete not only with other retailers, department stores and catalogue sale businesses in the geographic areas in which they operate but also with numerous other types of retail outlets. We cannot assure you that the retailers will continue to generate receivables at the same rate as in prior years. Also, if a retailer were to close some or all of its stores or otherwise stop honoring the related credit cards, the loss of utility of the affected credit cards could reduce the cardholders’ incentive to pay their outstanding balances.

During the period from 2008 through 2010, the United States experienced a period of economic slowdown. Historically, high unemployment and the lack of availability of credit during such period contributed to a decline in demand for many consumer products, including those sold at the retailers included in the trust portfolio. A prolonged economic slowdown may increase the risk that a retailer becomes subject to a voluntary or involuntary case under any applicable federal or state bankruptcy or other similar law. The bankruptcy of a retailer could lead to a significant decline in the amount of new receivables and could lead to increased delinquencies and defaults on the receivables associated with a retailer that is subject to a proceeding under bankruptcy or similar laws. Any of these effects of a retailer bankruptcy could result in the commencement of an early amortization period for one or more series of notes, including your series. If an early amortization event occurs, you could receive payment of principal sooner than expected. See “Maturity Considerations” in this prospectus.

The bank’s ability to generate new receivables is also dependent upon its ability to compete in the current industry environment. Because the retailers generally accept most major credit cards, not all sales made on credit at the retailers will generate receivables that will be transferred to the trust. We cannot guarantee that credit card sales under the bank’s proprietary card programs will not decline as a percentage of total credit card sales by the retailers. In addition, the bank offers co-branded credit cards for certain retailers, and may solicit selected holders of private label credit card accounts to replace their private label credit cards with co-branded credit cards. When a cardholder accepts a new co-branded credit card, the cardholder’s private label card may be closed and the balance on the account may, at the option of the cardholder, be paid off using the balance transfer capability of the new co-branded credit card. Co-branded credit cards are not currently designated to the trust. See “The Sponsor—Private Label Credit Card Activities” in this prospectus.

In addition, certain series of variable funding notes issued by the issuing entity are subject to early amortization based on triggers relating to the bankruptcy of retailers. The occurrence of an early amortization event for such series would significantly limit the bank’s ability to securitize additional receivables. See “Risk Factors—The bank depends on its ability to sell and securitize its credit card receivables to fund new receivables” in this prospectus.

The receivables transferred to the trust may be paid at any time. Prepayments represent principal reductions in excess of the contractually scheduled reductions. The rate of cardholder prepayments or defaults on credit card balances may be affected by a variety of competitive, economic and social factors.

Economic factors that may affect payment patterns and credit card usage include the rate of inflation, unemployment levels, relative interest rates, the availability of alternative financing, cost of credit (including mortgages) and real estate values, most of which are not within the bank’s control. A decrease in interest rates could cause cardholder prepayments to increase.

Social factors that may affect payment patterns and credit card usage include consumer confidence levels and the public’s attitude about the use of credit cards and incurring debt and the consequences of personal bankruptcy. Moreover, adverse changes in economic conditions in states where cardholders are located, terrorist acts against the United States or other nations, or the commencement of hostilities between the United States and a foreign nation or nations may have an adverse effect on general economic conditions, consumer and business confidence and general market liquidity. During periods of economic recession, high unemployment, increased mortgage foreclosure rates and low consumer and business confidence levels, card usage generally declines and delinquency and loss rates generally increase, resulting in a decrease in the amount of finance charge and principal collections, and these changes in card usage, delinquency and loss rates and the amount of finance charge and principal collections may be material. Recently, concerns over the availability and cost of credit, increased mortgage foreclosure rates, declining real estate values and geopolitical issues have contributed to increased volatility and diminished expectations for the economy and the markets going forward. These factors, combined with volatile oil prices, declining business and consumer confidence and increased unemployment, have precipitated a continuing economic downturn, which has resulted in declines in card usage and adverse changes in payment patterns, which has contributed to a rise in delinquencies and losses in the accounts designated to the issuing entity.

We cannot assure the creation of additional receivables in the accounts designated to the trust or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated could result in the occurrence of an early amortization event for one or more series and the commencement of the early amortization period for each of those series. If an early amortization event occurs, you could receive payment of principal sooner than expected. In addition, changes in finance charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization period or accumulation period. See “Maturity Considerations” in this prospectus.

Termination of certain private label credit card programs could lead to a reduction of receivables in the trust.

The bank operates its private label credit card programs with various retailers under agreements with fixed minimum terms. The program agreements typically have contract terms ranging from approximately three to ten years and as of the date of this prospectus, remaining terms ranging from approximately two months to approximately ten years. Some of these program agreements provide that, upon expiration, the retailer has either the option or the obligation to purchase the receivables generated with respect to its program, including receivables in the trust. If terminations and/or purchases by retailers were to occur with respect to retailers whose programs generate a significant portion of the trust’s receivables, and the bank was unable to provide receivables arising under newly designated additional accounts to replace those purchased by a retailer, an early amortization period could begin.

The bank has received notice that two retailers that are part of the Ascena Retail Group do not intend to renew their existing program agreement with the bank and are expected to cause the receivables related to that program to be acquired. The bank expects that these receivables will be removed from the trust on December 28, 2016. As of September 30, 2016, receivables relating to such programs had an approximate aggregate principal balance of $430.79 million and represented approximately 6.47% of the principal receivables owned by the trust. The bank does not expect the removal of these receivables from the trust to cause an early amortization period to begin or otherwise adversely affect payments on your notes.

In addition, the program agreements generally permit the retailer to discontinue the program prior to the termination date if the bank materially breaches its obligations under the program agreement. If the bank was unable to adequately perform its obligations, or a retailer were otherwise to assert that the bank was not adequately performing, then one or more of the programs could be terminated, leading to reduction in the generation of receivables.

The bank depends on its ability to sell and securitize its credit card receivables to fund new receivables.

The bank’s ability to originate and service receivables is dependent upon its continued access to funding sources. Since January 1996, the bank has used a program involving the sale and securitization of its private label credit card receivables as its primary funding vehicle for private label credit card receivables. If the bank was unable to regularly securitize its receivables, its ability to generate new receivables and to service receivables would be materially impaired. A number of factors affect securitization transactions, some of which are beyond the bank’s control, including:

•	conditions in the securities markets in general and the asset-backed securitization market in particular;

•	conformity in the quality of private label credit card receivables to rating agency requirements and changes in that quality or those requirements; and

•	ability to fund required overcollateralizations or credit enhancements, which are routinely utilized in order to achieve better credit ratings to lower borrowing cost.

In addition, on August 27, 2014, the SEC adopted a number of rules that will change the disclosure, reporting and offering process for publicly registered offerings of asset-backed securities, including those offered under our credit card securitization program. The adopted rules finalize rules that were originally proposed on April 7, 2010 and re-proposed on July 26, 2011. A number of rules proposed by the SEC in 2010 and 2011, such as requiring group-level data for the underlying assets in credit card securitizations, were not adopted in the final rulemaking but may be implemented by the SEC in the future. We are still assessing the impact of the possibility of continued rulemaking on our publicly offered credit card securitization program.

On August 31, 2011, the SEC issued an advance notice of proposed rulemaking relating to the exemptions that World Financial Network Credit Card Master Trust and the issuing entity rely on to avoid registration as investment companies. The form that these rules may ultimately take is uncertain at this time, but such rules may impact our ability or desire to issue asset-backed securities in the future.

On October 21, 2014, the FDIC adopted regulations that would mandate a minimum five percent risk retention requirement for securitizations that are issued after December 24, 2016 (“Regulation RR”). The SEC, the Federal Reserve and certain other banking regulators have also approved the risk retention regulations. As described under “Description of the Notes—New Issuances of Notes,” after the effectiveness of the risk retention regulations, the bank intends to satisfy such risk retention requirements by maintaining a seller’s interest, calculated in accordance with Regulation RR.

Certain series of variable funding notes issued by the issuing entity are subject to early amortization based on triggers relating to the bankruptcy of retailers. Deteriorating economic conditions, particularly in the retail sector, may lead to an increase in bankruptcies among retailers who have entered into private label programs with the bank, which may in turn cause an early amortization for such variable funding notes. The occurrence of an early amortization event for such series would significantly limit the bank’s ability to securitize additional receivables.

As a result of Basel III, which refers generally to a set of regulatory reforms adopted in the U.S. and internationally that are meant to address issues that arose in the banking sector during the recent financial crisis, banks are becoming subject to more stringent capital, liquidity and leverage requirements. In response to Basel III, noteholders of the issuing entity’s variable funding notes have sought and obtained amendments to their respective transaction documents permitting them to delay disbursement of funding increases by up to 35 days. Although the issuing entity can request funding from other noteholders who have not delayed their funding, the issuing entity’s access to financing could be disrupted if all of the noteholders implement such delays or if the lending capacities of those who did not do so were insufficient to make up the shortfall. In addition, excess spread may be affected if the issuing entity’s borrowing costs increase as a result of Basel III. Such cost increases may result, for example, because the noteholders are entitled to indemnification for increased costs resulting from such regulatory changes.

The bank intends to continue securitizations of its private label credit card receivables. The inability to securitize private label credit card receivables due to changes in the market, regulatory proposals, the unavailability of credit enhancements, or any other circumstance or event would have a material adverse effect on the bank’s business, financial condition and operating results.

We may assign our obligations as depositor and the bank may assign its obligations as servicer.

In our capacity as depositor and the bank’s capacity as servicer, either of us may transfer our rights and obligations under the pooling and servicing agreement and transfer and servicing agreement to one or more entities without noteholders’ consent so long as specific conditions are satisfied. See “The Depositor—Assignment of Depositor’s Interests; Merger or Consolidation” and “The Servicer—Resignation of Servicer” and “—Merger or Consolidation of Servicer” in this prospectus. The entity assuming the rights and obligations may or may not be affiliated with us or the bank. After the assignment, either we or the bank, as the case may be, would have no further liability or obligation under the pooling and servicing agreement or transfer and servicing agreement, other than those liabilities that arose prior to the transfer.

It may be difficult to find a suitable successor servicer if the bank ceases to act as servicer.

If the bank is terminated as servicer as described under “The Servicer—Servicer Default; Successor Servicer” in this prospectus, the issuing entity will appoint a successor servicer. Because the bank, as servicer, has significant responsibilities with respect to the servicing of the transferred receivables, the trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform those duties for the amount of the servicing fee currently payable under the transfer and servicing agreement and pooling and servicing agreement. If no successor has been appointed and has accepted the appointment by the time the servicer ceases to act as servicer, the trustee will automatically become the successor servicer. MUFG Union Bank, National Association, the trustee, does not have credit card operations. If MUFG Union Bank, National Association is automatically appointed as successor servicer it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the transfer and servicing agreement and pooling and servicing agreement may not be sufficient to cover its actual cost and expenses of servicing the accounts.

Failure to safeguard the bank’s databases and consumer privacy could affect the bank’s reputation among its clients and their customers and may expose the bank to legal claims or regulatory enforcement actions.

An important feature of the bank’s credit services is the ability to develop and maintain individual consumer profiles. As part of the bank’s private label program, it maintains marketing databases containing information on consumers’ account transactions. Although the bank has extensive physical and cyber security procedures, the databases may be subject to unauthorized access. Information security risks for large financial institutions like the bank have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile devices) to conduct financial and other business transactions and the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorist and others. If the bank experiences a security breach, the integrity of the databases could be affected. Security and privacy concerns may cause consumers to resist providing the personal data necessary to support the bank’s loyalty and marketing programs. The use of private label programs could decline if any well-publicized compromise of security occurred. In addition, any unauthorized release of customer information, or any public perception that the bank released consumer information without authorization, could subject the bank to legal claims from its clients or consumers or regulatory enforcement actions, which may adversely affect client relationships.

Charge-offs could increase and could reduce payments to you.

The deep economic recession and rising unemployment that occurred in the United States during the global financial and economic crisis from 2008 to 2010 contributed to significant increases in net losses and delinquencies for 2010, 2009 and 2008 compared to prior years and had and continues to have an adverse effect on the trust portfolio. See “Receivables Performance—Delinquency and Loss Experience” in this prospectus. Despite certain signs of improvement, the global economic environment remains volatile and could present challenges having an adverse effect on the trust portfolio. More specifically, increases in delinquencies and charge-offs could occur, particularly if conditions in the general economy deteriorate.

If the amount of charged-off receivables and any uncovered dilution allocated to your series exceeds the amount of funds available to reimburse those amounts, you may not receive the full amount of principal and interest due to you. See “Description of Series Provisions—Investor Charge-Offs” and “The Servicer—Defaulted Receivables; Dilution; Investor Charge-Offs” in this prospectus.

Other series of notes may have different terms that may affect the timing and amount of payments to you.

The issuing entity has issued other series of notes and expects to issue additional series of notes from time to time. Other series of note may have terms that are different than the terms for your series, including different early amortization events or events of defaults. In addition, the early amortization events and events of default for other series of notes may be subject to grace periods or rights to cure that are different than the grace periods or rights to cure applicable to the same or similar early amortization events or events of default for your series. As a result, other series of notes may enter into early amortization periods prior to the payment of principal on your series of notes. This could reduce the amount of principal collections available to your series at the time principal collections begin to be accumulated or paid for the benefit of your series and could cause a possible delay or reduction in payments on your notes. Additional series of notes may be issued without any requirement for notice to, or consent from, existing noteholders. For a description of the conditions that must be met before the issuing entity can issues new notes, see “Description of the Notes—New Issuances of Notes” in this prospectus.

The issuance of new notes could adversely affect the timing and amount of payments on outstanding notes. For example, if additional notes in the same group as your series for purposes of sharing excess finance charge collections are issued after your notes and those notes have a higher interest rate than your notes, this could result in a reduction in the amount of excess funds from other series available to pay interest on your notes. Also, when new notes are issued, the voting rights of your notes will be diluted.

A mismatch between note interest rate and the receivables interest rate may result in reduced or early payments to you.

Some accounts may have finance charges assessed at a variable rate. The notes of your series bear interest at a fixed rate. If the interest rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts of interest payable on your notes and other amounts required to be paid out of collections of finance charge receivables. If the interest rate on the accounts declines or the interest rate on your series increases, this could decrease the spread, or difference, between collections of finance charge receivables and those collections allocated to make interest payments on your notes. This would increase the risk of early repayment of your notes, as well as the risk that there may not be sufficient collections to make all required payments on your notes.

Payments on the Class M notes are subordinate to payments on the Class A notes.

If you buy Class M notes, your interest payments will be subordinate to interest payments on the Class A notes, and your principal payments will be subordinate to principal payments on the Class A notes as follows:

•	You will not receive any interest payments on your Class M notes on any distribution date until the full amount of interest then payable on the Class A notes has been paid in full.

•	In addition, you will not receive any principal payments on your Class M notes on any distribution date until the entire principal amount of the Class A notes has been paid in full.

As a result of these features, any reduction in the collateral amount for your series due to charge-offs, dilution or reallocation of principal collections will reduce payments on the Class M notes before reducing payments on the Class A notes. If the total amount of reductions to the collateral amount exceeds the principal amount of the Class B notes, the Class C notes and the Class D notes, then the Class M notes may not be repaid in full. If receivables are sold after an event of default, the net proceeds of that sale would be paid first to the Class A noteholders until the outstanding principal amount of the Class A notes and all accrued and unpaid interest payable to the Class A noteholders have been paid in full before any payments would be made to the Class M noteholders.

If the qualified maturity agreement for your notes terminates prior to the expected principal payment date for your notes, delays in payment of the notes could occur.

The controlled accumulation period may be suspended if the issuing entity obtains a qualified maturity agreement. The provider of that agreement will agree to deposit in the principal accumulation account for your notes on or before its expected principal payment date an amount equal to the outstanding principal amount of the notes. The issuing entity may be required to terminate a qualified maturity agreement prior to the expected principal payment date if the institution providing the qualified maturity agreement ceases to be an eligible institution. If a qualified maturity agreement is terminated prior to the expected principal payment date of your notes and the issuing entity is unable to obtain a substitute qualified maturity agreement, the issuing entity may not be able to accumulate a sufficient amount of principal collections to pay your series in full on the expected principal payment date.

The ratings for the notes are limited in scope, may not continue to be issued, do not consider the suitability of an investment in the securities for you and the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes.

A note rating considers only the likelihood that the issuing entity will pay interest on time and will ultimately pay principal in full on the final maturity date for the notes. A note rating is not a recommendation to buy, sell or hold the notes. Ratings on the notes may be lowered, qualified or withdrawn at any time after the notes are issued without notice from the issuing entity or the depositor. No one has an obligation to provide additional credit enhancement or to restore the original rating of any notes with respect to which a rating agency changes its rating or withdraws a rating in the future. A rating downgrade may reduce the price that a subsequent purchaser will be willing to pay for the notes. Ratings on the notes do not address the timing of distributions of principal on the notes prior to the applicable final maturity date. The ratings do not consider the prices of the notes or their suitability to a particular investor.

We note that a rating agency may have a conflict of interest where the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services.

It is possible that other rating agencies not hired by the sponsor may provide an unsolicited rating that differs from (or is lower than) the rating provided by a rating agency hired by the sponsor. As of the date of this prospectus, we are not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction. However, there can be no assurance that an unsolicited rating will not be issued prior to or after the closing date, and none of the sponsor, the depositor nor any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase offered notes, you should monitor whether an unsolicited rating of the notes has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by a rating agency hired by the sponsor, the liquidity or the market value of your note may be adversely affected.

The bankruptcy of a retailer included in the trust portfolio may affect the timing and amount of payments to you.

Historically, a prolonged period of high unemployment and lack of credit, such as occurred in the United States between 2008 and 2010, has contributed to a decline in demand for many consumer products, including those sold at the retailers included in the trust portfolio. A prolonged economic slowdown may increase the risk that a retailer becomes subject to a voluntary or involuntary case under any applicable federal or state bankruptcy or other similar law. The bankruptcy of a retailer could lead to a significant decline in the amount of new receivables and could lead to increased delinquencies and defaults on the receivables associated with a retailer that is subject to a proceeding under bankruptcy or similar laws. Any of these effects of a retailer bankruptcy could result in the commencement of an early amortization period for one or more series of notes, including your series. If an early amortization event occurs, you could receive payment of principal sooner than expected. See “Maturity Considerations” in this prospectus.

In addition, certain series of variable funding notes issued by the issuing entity are subject to early amortization based on triggers relating to the bankruptcy of retailers. The occurrence of an early amortization event for such series would significantly limit the bank’s ability to securitize additional receivables. See “The bank depends on its ability to sell and securitize its credit card receivables to fund new receivables” in this prospectus.

The Sponsor

Comenity Bank

Comenity Bank is the sponsor of the transactions described in this prospectus. The bank is a Delaware state FDIC-insured bank and a limited purpose credit card bank and is regulated, supervised, and examined by the CFPB, the State of Delaware and the FDIC. Pursuant to a receivables purchase agreement, the bank has designated a pool of eligible accounts and transfers receivables in the designated accounts to us on an ongoing basis. The bank may also designate additional accounts under the receivables purchase agreement in the future, and the receivables existing in those accounts and any receivables arising in those accounts in the future will be transferred to us. See “The Issuing Entity—Transfer and Assignment of Receivables” in this prospectus for a more detailed description of the agreement under which the bank transfers receivables to us.

Also, in the bank’s capacity as administrator under the administration agreement, between it and the issuing entity, the bank will provide the notices and perform on behalf of the issuing entity other administrative obligations required by the transfer and servicing agreement, the trust agreement, the indenture and the indenture supplement for each series, and will be compensated for acting as the administrator. See “The Issuing Entity—Administrator” in this prospectus.

Private Label Credit Card Activities

The bank was formed in 1989 to provide private label credit card services to the various retail establishments owned by Limited Brands and its subsidiaries and their customers. Until October 1995, the bank was a wholly owned subsidiary of Limited Commerce Corp., a wholly owned subsidiary of Limited Brands. Limited Commerce Corp. no longer owns any common stock of the bank or the bank’s parent corporation, Alliance Data Systems Corporation. Under credit card processing agreements, the bank continues to provide private label credit card services to certain retailers affiliated with Limited Brands.

The bank continues to leverage its experience with private label product development, marketing support and risk management to support the sales of third-party retailers. The bank’s goal is to provide world class credit and information services which build lifetime relationships with customers and generate incremental sales and profit for retailer clients. The bank seeks to differentiate itself from other providers of store credit such as general purpose credit cards by delivering superior quality and service at all times.

Since 1996, the bank has also acquired or launched private label credit card programs for a number of retailers. Conversely, over that same period of time, the bank has not renewed its credit card processing agreements relating to the private label credit card programs of several retailers. The bank plans to continue to selectively acquire or start-up private label credit card portfolios for other retailers. These private label credit card portfolios require approval of the rating agencies prior to their addition to the trust portfolio.

The bank is a fully integrated provider of private label credit card services. All material activities pertaining to credit card operations are performed in-house or by its sister company, Comenity Servicing LLC. See “The Servicer—Comenity Servicing LLC” in this prospectus.

Many retailers have been replacing private label credit cards offered to their customers with co-branded MasterCard, VISA, Discover and American Express general purpose credit cards that may be used to purchase goods and services wherever MasterCard, VISA, Discover and American Express, as the case may be, are accepted. The bank also offers such co-branded cards, and they may in the future make up a larger portion of the bank’s portfolio. The bank has solicited selected holders of inactive private label credit cards to replace their private label cards with co-branded cards. In the future, the bank may solicit other holders of private label credit cards, including holders of active accounts designated to the trust, to replace their private label cards with co-branded credit cards. When a cardholder accepts a new co-branded credit card, the cardholder’s private label card may be closed and the balance on the account may, at the option of the cardholder, be paid off using the balance transfer capability of the new co-branded credit card. In the future, such co-branded accounts may be designated to the trust portfolio if they meet the applicable eligibility criteria.

Comenity Bank Credit Cards

The trust’s portfolio of credit card accounts currently consists of revolving credit card accounts included in private label credit card programs, which allow cardholders to finance purchases from stores and catalogue programs operated by one or more affiliated retailers. Not all of the bank’s private label credit card programs are included in the trust portfolio.

We refer to the stores and catalogue programs associated with private label credit card programs currently included in the trust as the current retailers. The bank’s credit cards are issued under the insignia of the current retailers based on the store or catalogue business through which the account was opened. The credit card programs are administered under a credit card processing agreement with the corporation that operates each of the current retailers. The private label credit card may be used to purchase merchandise from one or more affiliated retailers, to purchase third-party products/services marketed through statement inserts or “bang-tail” remittance envelopes, or, in certain instances, to obtain cash advances upon written request not to exceed $100 in any 90 day period. The bank also offers premium cards, such as gold and platinum cards, for some current retailers. While these cards may offer certain ancillary benefits to customers, they generally carry identical pricing parameters.

Program Agreements

Retailers that are approved and accepted into a private label program enter into a credit card program agreement with the bank. These agreements vary on a retailer-by-retailer basis, and may be amended from time to time. Under these agreements, the bank issues credit cards to approved customers and owns the underlying accounts and all receivables generated in them from the time of origination, unless otherwise sold following origination.

The program agreements generally provide that the bank will fund new purchases on an account only if the bank has authorized such new purchases. Some program agreements also provide that upon termination, the retailer has either the option or the obligation to purchase the receivables generated with respect to its program, including receivables in the trust. If these terminations and purchases were to occur with respect to retailers whose programs generate a significant portion of the trust’s receivables, and the bank was unable to provide receivables arising under newly designated additional accounts to replace those purchased by a retailer, an early amortization period could begin. See “Risk Factors—Termination of certain private label credit card programs could lead to a reduction of receivables in the trust” in this prospectus.

The program agreements typically provide that the bank may charge back a receivable if customer disputes occur concerning the merchandise or the validity of the charge or if there is a violation of certain terms of the program agreement. The program agreements may also provide for charge back of receivables if there is fraud and the retailer failed to follow the program agreement or operating procedures. In most other cases there is no recourse to the retailer because of the failure of the customer to pay.

Most program agreements have initial terms of approximately five years and many of the program agreements have renewal clauses which allow the program agreement to be renewed for successive one or more year terms until terminated by the bank or the retailer. In addition, the program agreements generally permit termination in the event of a breach of the agreement or in the event the retailer becomes insolvent, files bankruptcy, undergoes a change in ownership or has a material adverse change in financial condition.

Marketing Programs and Account Origination

The bank has separately developed programs to promote credit with each of the retailers and has developed varying credit guidelines for the different retailers. The bank originates credit card accounts through several different programs: (1) in-store solicitation using “quick credit” and “instant credit,” (2) preapproved catalogue mailings and solicitation of customers placing catalogue orders and (3) the acquisition of credit card portfolios from other financial institutions or retailers.

The bank primarily uses in-store solicitation using “quick credit” and “instant credit” to acquire new accounts. Applicants provide a limited amount of information, such as name, mailing address, date of birth and social security number, which allows the credit underwriting department to access its credit bureau reports. The credit underwriting department then scores an applicant’s credit bureau report using proprietary credit score cards. The approved/declined decision is based on this custom score and a generic credit bureau score. Applicants must also present a photo I.D. to the store associate and a major credit card is required to apply for “quick credit.”

With “instant credit,” an account can be opened in under three minutes from the time the bank receives a call from the store. The salesperson at a retail store records the applicant’s information on an application form and calls the bank. One of the bank’s associates inputs the necessary information and electronically transmits the applicant’s data to credit bureaus. The applicant’s credit bureau report is electronically transmitted to the bank and the information is automatically fed into the risk scoring models to arrive at a risk score. The associate relays the risk model’s credit decision to the salesperson at the retail store, as well as the account number and credit limit, if applicable.

With “quick credit,” an account can be opened in less than a minute. Applicant information is taken at the retail store through use of the store cash register and the customer’s major credit card. The applicant’s name is obtained by swiping the credit card. The customer’s social security number and home zip code are then entered via the register. This data is transmitted electronically to credit bureaus where a sophisticated match routine is used to order a credit bureau report. The bureau report, including the date of birth, is received by the bank electronically and is automatically run through the risk scoring models to arrive at a risk score. The system then provides the credit decision to the register, as well as the account and credit limit, if applicable.

The bank uses two methods of soliciting new catalogue accounts: (1) pre-approved catalogue mailings and (2) soliciting customers when they call in an order using either instant credit or on-line pre-screen. The on-line pre-screen process requires the customer’s name, address, date of birth and social security number to be sent to a credit bureau where it is matched to the customer’s credit report. The credit bureau then analyzes the customer’s credit report against the bank’s normal pre-screen criteria. If a customer passes the criteria, the bank pre-approves the customer with a pre-determined credit limit. The bank offers credit cards to pre-approved customers at the completion of the order placing process.

A number of the current retailers use or have used pre-approved account solicitations in varying degrees. Of the total number of accounts issued by the bank in the approved portfolios in 2014 and 2015, approximately 3.76% were pre-approved. The bank may purchase names for the pre-approved account solicitations from a number of sources or may obtain the names directly from the catalogue or in-store customer files. The bank then compares these lists against the database of existing cardholders to eliminate duplicates. The bank risk scores the remaining names using credit bureau reports and mails a pre-approved account solicitation to each individual who meets an established minimum risk score.

The bank enters application information on all new accounts into a new account processing system that codes each application to allow future tracking of activation rates, sales, delinquencies and charge-offs. Some retailers offer new cardholders discounts on purchases in return for obtaining a credit card. At the time a new account is opened, the bank groups the credit card account into one of nineteen billing cycles based upon geography. Each billing cycle has a separate monthly billing date.

For “instant” and “quick” credit accounts, a salesperson issues a temporary card and terms of the account to the customer at the retail store so that the credit card can be used immediately for purchases. The bank mails the credit card and the terms of the account to the new cardholders.

In addition, the accounts may receive discount inserts and sale announcements in the monthly statements. Customers phoning with account inquiries may be given a marketing message regarding products which are currently popular in stores. The bank can support marketing efforts related to premium cards, loyal shopper rebates, gift certificate orders by phone and fulfillment, surveys, deferred billing and sweepstakes, etc. The bank regularly uses reactivation mailings and credit card reissues to reactivate dormant accounts.

Prior to the bank’s acquisition of a credit card portfolio from other financial institutions or retailers, due diligence is conducted in order to assess the historical performance of the portfolio. The bank receives data on the receivables of the credit card portfolio in order to conduct a risk assessment that entails a review of certain characteristics, including but not limited to, performance over time of the assets as relates to purchases, fees, and delinquency and loss information. In addition, the bank compares the potential new portfolio against a selection of its existing credit card portfolios in order to assess relative risks. Finally, the bank reviews the overall credit management policies and practices of the prior credit processor. The bank follows an approval process under which these various aspects of the existing credit portfolio are considered in the overall risk assessment. Once the credit card portfolio is moved to the bank’s systems, the bank’s account management policies and practices will be followed (as described under “—Underwriting Process” below).

Underwriting Process

In order to efficiently and accurately process the millions of annual applications the bank receives, it uses a high degree of automation in scoring technology and verification procedures. In the initial credit evaluation process, the bank uses one of three proprietary scorecards that have been refined to reflect performance of the various retail programs. Credit scoring is based on several factors including delinquency history, number of recent credit inquiries and the amount of credit used and available. The bank continuously validates, monitors and maintains these scorecards and uses the resulting data to ensure optimal risk performance.

The bank scores each application on the basis of information purchased from one of the major credit bureaus. Most programs also use a credit bureau score in addition to the proprietary score in the credit granting decision. Cut-off scores are reviewed twice a year to ensure the accounts approved are performing as expected and profitability is being maintained at predetermined levels.

In order to monitor and control the quality of the credit card portfolio, the bank uses behavioral scoring models and credit bureau scores to score each active account on its monthly billing date. The behavioral scoring models dynamically evaluate credit limit assignments to determine whether or not credit limits should be increased, decreased or maintained based on the creditworthiness of the individual cardholder. The bank’s proprietary scoring models include such factors as: how long the account has been on file, credit utilization, shopping patterns and trends, payment history and account delinquency.

Point-of-sale terminals in stores operated by the current retailers have an on-line connection with the bank’s credit authorization system and allow real-time updating of accounts. Every sales transaction is passed through the bank’s automated authorization system. If the proposed charge would place the account over its credit limit, the sale is declined, unless the store associate calls us and obtains an override or an increase in the cardholder’s credit limit based on predetermined guidelines.

Sponsor’s Securitization Experience

Since January 1996, Comenity Bank has securitized substantially all of the private label credit card receivables that it originates. Originally, the securitization took the form of a one-step transfer to World Financial Network Credit Card Master Trust. In 2001, the agreements relating to that trust were modified to provide for the current two-step transfer structure, in which the bank first sells receivables to us, and we in turn sell them to the trust. Also in 2001, World Financial Network Credit Card Master Note Trust was formed and began issuing notes backed by the collateral interest issued by World Financial Network Credit Card Master Trust to World Financial Network Credit Card Master Note Trust. The bank has also used three other master trusts for private issuances, although only one such trust, World Financial Network Credit Card Master Trust III (“Trust III”), is currently in existence. We are the transferor to Trust III in a two-step structure like the one that was implemented for World Financial Network Credit Card Master Trust in 2001. The other two master trusts previously sponsored by the bank, World Financial Network

Credit Card Master Trust II and World Financial Network Credit Card Master Note Trust II (collectively referred to as “Trust II”), were terminated on February 15, 2013. The bank’s securitization program is the primary vehicle through which the bank finances its private label credit card receivables. Besides periodic registered issuances by World Financial Network Credit Card Master Note Trust, the trusts sponsored by the bank also issue in private transactions, predominantly to banks and asset-backed commercial paper conduits.

The table below sets forth the average principal receivables balance for each of the sponsor’s securitization programs, the bank’s non-securitized portfolio and the bank’s total portfolio (including both securitized and non-securitized receivables) during each of the periods shown. Average principal receivables outstanding is the average of the principal receivables balances at the beginning of each month in the period indicated. For purposes of the table below:

•	The percentage of the trust portfolio to total securitized portfolio is based on the average principal receivables balance in each of the trust portfolio and the total securitized portfolio for each of the periods shown.

•	The percentage of the trust portfolio to total portfolio is based on the average principal receivables balance in each of the trust portfolio and the bank’s total portfolio (including both securitized and non-securitized receivables) for each of the periods shown.

Average Principal Receivables

(Dollars in Thousands)

	Nine Months Ended September 30,	Year Ended December 31,
	2016	2015	2014	2013	2012
Trust Portfolio for Issuing Entity	$6,618,497	$5,974,937	$5,175,535	$4,640,972	$3,585,480
Trust II (1)	—	—	—	82,272	466,317
Trust III	1,446,107	1,172,600	784,871	596,172	362,186
Non-Securitized	1,096,576	944,316	681,575	481,534	631,773

Total Portfolio (2)	$9,161,179	$8,091,853	$6,641,981	$5,800,950	$5,045,755

Percentage of trust portfolio to total securitized portfolio	82.1%	83.6%	86.8%	87.2%	81.2%
Percentage of trust portfolio to total portfolio	72.2%	73.8%	77.9%	80.0%	71.1%

(1)	On February 15, 2013, World Financial Network Credit Card Master Trust II and World Financial Network Credit Card Master Note Trust II were terminated. A portion of the receivables that had been securitized in the Trust II portfolio were designated to the trust portfolio for the issuing entity as of February 15, 2013, while the remaining receivables are currently in the non-securitized portfolio.
(2)	Amounts may not add up to the total due to rounding.

Since the receivables outstanding in the trust portfolio make up a large percentage of the bank’s overall portfolio, the information about the composition of that trust’s receivables in this prospectus provides a good indication of the composition of the bank’s overall portfolio. The other receivables securitized by the bank tend to arise in new merchant programs as to which the bank has less experience than it does with programs included in the approved portfolio, and the bank has historically transitioned programs into World Financial Network Credit Card Master Trust as it has obtained greater experience with those programs.

Bank’s Ability to Change Account Terms and Procedures

The bank has agreed that it will comply with the credit card agreements relating to the accounts and its policies and procedures relating to the accounts unless the failure to do so would not have a material adverse effect on the rights of the trust, the trustee, the issuing entity and the rights of the securityholders. The bank may change the terms and provisions of the credit card agreements or policies and procedures in any respect, including the calculation of the amount, or the timing, of charge-offs, so long as any changes made are also made to comparable accounts in the bank’s private label credit card portfolio.

The bank has also agreed that it will not reduce the finance charges and other fees on the accounts, if as a result of the reduction, its reasonable expectation of the portfolio yield as of the time of the reduction would be less than the highest of the base rates of all outstanding series, except as required by law or as is consistent with the pooling and servicing agreement and the transfer and servicing agreement and as the bank deems advisable for its private label program based on a good faith assessment of various factors impacting the use of its private label credit cards.

Assignment of Bank’s Obligations; Merger or Consolidation

The obligations of the bank under the receivables purchase agreement are not assignable and no person may succeed to the rights of the bank under the receivables purchase agreement, except in the following circumstances:

(1)	the merger or consolidation of the bank or the conveyance by the bank of its business substantially as an entirety, in each case that does not cause a breach of the covenant described in the following paragraph; and

(2)	conveyances, mergers, consolidations, assumptions, sale or transfers to other entities provided that the following conditions are satisfied:

(a)	the bank delivers an officer’s certificate to us and the trustee indicating that the bank reasonably believes that the action will not adversely effect in any material respect the interests of us or any noteholder;

(b)	the bank delivers an officer’s certificate and opinion of counsel described in clause (2) of the following paragraph; and

(c)	the purchaser, transferee, pledgee or other entity succeeding to the obligations of the bank expressly assumes by a supplemental agreement to perform every covenant and obligation of the bank under the receivables purchase agreement.

The bank agreed not to consolidate with or merge into any other entity or convey its business substantially as an entirety to any person unless:

(1)	the entity, if other than the bank, formed by the consolidation or merger or that acquires the property or assets of the bank:

(a)	is organized under the laws of the United States or any one of its states or the District of Columbia; and

(b)	expressly assumes, by a supplemental agreement, to perform every covenant and obligation of the bank under the receivables purchase agreement;

(2)	the bank delivers to us and the trustee an officer’s certificate stating that the consolidation, merger, conveyance or transfer and the related supplemental agreement comply with any applicable terms of the receivables purchase agreement and that all conditions precedent relating to the applicable transaction have been complied with, and an opinion of counsel to the effect that the related supplemental agreement is legal, valid and binding with respect to the surviving entity, subject to permitted insolvency and equity related exceptions;

(3)	the bank delivers to us, the applicable trustee and each rating agency a tax opinion with respect to the consolidation, merger, conveyance or transfer;

(4)	the surviving entity files appropriate financing statements; and

(5)	the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance or transfer.

The conditions described in this paragraph do not apply to any consolidation or merger if the bank would be the surviving entity.

Certain Regulatory Matters

If federal or state bank regulatory authorities supervising any bank were to find that any obligation of that bank or an affiliate under a securitization or other agreement, or any activity of that bank or affiliate, constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to the related bank, including those related to affiliate transactions, these federal bank regulatory authorities have the power under applicable law to order that bank or affiliate, among other things, to rescind that contractual obligation or terminate that activity. The bank may not be liable to you for contractual damages for complying with such an order and you may have no recourse against the applicable regulatory authority.

In 2003, the Office of the Comptroller of the Currency issued a consent order against a national bank asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation under its securitization agreements, and ordered it, among other things, to resign as servicer within approximately 75 days and immediately to withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing, notwithstanding the priority of payments in the securitization agreements.

While the bank does not believe that any appropriate banking regulatory authority would consider provisions relating to the bank acting as servicer or the payment or amount of the servicing fee payable to the bank, or any other obligation of the bank under its securitization agreements, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, we cannot assure you that any such regulatory authority in the future would not conclude otherwise. If such a regulatory authority did reach that conclusion, and ordered the bank to rescind or amend its securitization agreements, payments on your securities may be delayed or reduced.

Credit Risk Retention

As described under “The Depositor,” WFN Credit Company, LLC, an affiliate of the sponsor, is the sole certificate holder of the trust and has the right to receive all cash flows associated with the Transferor Amount. The “Transferor Amount” means, on any date, the difference between:

(1)	the Aggregate Principal Balance on that date; minus

(2)	the aggregate of the collateral and invested amounts of all outstanding series of securities; plus

(3)	the principal amount on deposit in the collection account for any series, to the extent not deducted in calculating the collateral or invested amount for the related series.

We are required to maintain a minimum Transferor Amount at least equal to the “Minimum Transferor Amount,” which on any date of determination, will equal an amount calculated as follows:

(a)	(i)	Aggregate Principal Receivables

plus

	(ii)	if on such date of determination, World Financial Network Credit Card Master Trust has not been terminated, amounts on deposit in the excess funding account	multiplied by	(iii)	4%, or if less, the highest of the Required Retained Transferor Percentages, as defined in this prospectus plus

	(b)	any Additional Minimum Transferor Amount.

As of September 30, 2016, the Transferor Amount was approximately $1,090 million, which exceeded the Minimum Transferor Amount by approximately $823 million. We and other affiliates of the sponsor have purchased, and may in the future purchase, Class M notes, Class B notes, Class C notes and Class D notes issued by the trust, including the Class B notes, Class C notes and Class D notes issued in Series 2016-C. See Annex I to this prospectus for information regarding notes held by us and our affiliates as of the date of this prospectus.

The Depositor

WFN Credit Company, LLC

We, WFN Credit Company, LLC, are a limited liability company formed under the laws of the State of Delaware on May 1, 2001, and are a wholly-owned, direct subsidiary of the bank. We were organized for the limited purpose of purchasing, holding, owning and transferring receivables and related activities. We have been engaged in securitizing credit card receivables as described in this prospectus since our formation and have not been engaged in any activities other than activities incidental to our securitizations.

As described under “The Issuing Entity—Transfer and Assignment of Receivables,” we transfer certain of the receivables transferred to us by the bank to the trust on an on-going basis. We are the sole certificateholder of the trust and have the right to receive all cash flows from the assets of the trust other than the amounts required to make payments for any series of notes. Our interest is called the transferor interest.

Assignment of Depositor’s Interests; Merger or Consolidation

The trust agreement provides that we may sell, assign, pledge or otherwise transfer our interest in all or a portion of the transferor interest. Before we may transfer our interest in the transferor interest, the following must occur:

(1)	the Rating Agency Condition must be satisfied with respect to the transfer;

(2)	we deliver an opinion of counsel to the effect that, for United States federal income tax purposes:

(a)	the transfer will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

(b)	the transfer will not cause the issuing entity to be deemed to be an association or publicly traded partnership taxable as a corporation; and

(c)	the transfer will not cause or constitute an event in which gain or loss would be recognized by any noteholder; and

(3)	we deliver an opinion to the effect that the transfer does not require registration of the interest under the Securities Act or state securities laws except for any registration that has been duly completed and become effective.

We may consolidate with, merge into, or sell our business to another entity in accordance with the pooling and servicing agreement and the transfer and servicing agreement on the following conditions:

(1)	the entity, if other than us, formed by the consolidation or merger or that acquires our property or assets or the servicer’s property or assets, as the case may be:

(a)	is organized under the laws of the United States or any one of its states and (x) a business entity that may not become a debtor in a proceeding under the bankruptcy code or (y) is a special-purpose entity, the powers and activities of which are limited to the performance of our obligations under the pooling and servicing agreement and any supplement and the transfer and servicing agreement and related documents;

(b)	expressly assumes, by a supplemental agreement, to perform each of our covenants and obligations;

(2)	delivery to the trustee for World Financial Network Credit Card Master Trust and the indenture trustee of an officer’s certificate stating that the consolidation, merger, conveyance or transfer and the related supplemental agreement comply with the pooling and servicing agreement and the transfer and servicing agreement and that all conditions precedent relating to the applicable transaction have been complied with, and an opinion of counsel to the effect that the related supplemental agreement is valid and binding with respect to the surviving entity, subject to permitted insolvency and equity related exceptions;

(3)	the surviving entity files appropriate financing statements;

(4)	we deliver to the trustee for World Financial Network Credit Card Master Trust, the indenture trustee and each rating agency a tax opinion with respect to such consolidation, merger, conveyance or transfer;

(5)	delivery of notice of the applicable transaction to each rating agency; and

(6)	the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance or transfer.

The conditions described in this paragraph do not apply to any consolidation or merger if we would be the surviving entity.

The Issuing Entity

World Financial Network Credit Card Master Note Trust

The issuing entity for your notes will be World Financial Network Credit Card Master Note Trust. The issuing entity is a statutory trust created under the laws of the State of Delaware. It is operated under a trust agreement, dated as of August 1, 2001, between us and U.S. Bank Trust National Association (as successor to Chase Bank USA, National Association), as owner trustee.

The administrator may perform certain discretionary activities with regard to the administration of the issuing entity and the notes, as described in “—Administrator” in this prospectus. The servicer may also perform certain discretionary activities with regard to the issuing entity’s assets, as described in “The Servicer” in this prospectus. We, as holder of the transferor certificate, may also direct the owner trustee to perform certain discretionary activities with regard to the issuing entity, as described in “The Owner Trustee—Duties and Responsibilities of Owner Trustee” in this prospectus.

The issuing entity’s principal offices are in Wilmington, Delaware, in care of U.S. Bank Trust National Association, as owner trustee, at the following address: 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Services.

Restrictions on Activities

The activities of the issuing entity are limited to:

•	acquiring, owning and managing the trust assets and the proceeds of those assets;

•	issuing and making payments on the notes; and

•	engaging in related activities.

The trust may not engage in any activity other than in connection with the activities listed above or other than as required or authorized by the trust agreement, the agreements pursuant to which the receivables are transferred from the bank to us and from us to the trust, the indenture and the indenture supplements or any related agreements. The fiscal year of the trust ends on December 31st of each year, unless changed by the trust. The trust will notify the indenture trustee of any change in its fiscal year.

As long as any notes are outstanding, the issuing entity will not, among other things:

•	except as expressly permitted by the indenture, the transfer and servicing agreement or related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity that secure the notes unless directed to do so by the indenture trustee;

•

claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes—other than amounts withheld under the Internal Revenue Code or applicable state law—or assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the assets of the issuing entity that secure the notes;

•	voluntarily dissolve or liquidate in whole or in part; or

•	permit (A) the validity or effectiveness of the indenture or the lien under the indenture to be impaired, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien or other claim of a third party to be created with respect to the assets of the issuing entity, or (C) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the issuing entity that secure the notes.

The issuing entity will not incur, assume or guarantee any indebtedness other than indebtedness under the notes and the indenture.

The indenture provides that the issuing entity may not consolidate with, merge into or sell its business to another entity, unless:

(1)	the entity, if other than the issuing entity, formed by or surviving the consolidation or merger or that acquires the issuing entity’s business:

(a)	is organized under the laws of the United States or any one of its states;

(b)	is not subject to regulation as an “investment company” under the Investment Company Act of 1940;

(c)	expressly assumes, by supplemental indenture, the issuing entity’s obligation to make due and punctual payments upon the notes and the performance of every covenant of the issuing entity under the indenture;

(d)	in the case of a sale of the issuing entity’s business, expressly agrees, by supplemental indenture that (i) all right, title and interest so conveyed or transferred by the issuing entity will be subject and subordinate to the rights of the noteholders and (ii) it will make all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934 in connection with the notes; and

(e)	in the case of a sale of the issuing entity’s business, expressly agrees to indemnify the issuing entity from any loss, liability or expense arising under the indenture and the notes;

(2)	no early amortization event or event of default will exist immediately after the merger, consolidation or sale;

(3)	the Rating Agency Condition is satisfied;

(4)	the issuing entity will have received an opinion of counsel to the effect that for United States federal income tax purposes:

(a)	the transaction will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

(b)	the transaction will not cause the issuing entity to be deemed to be an association or publicly traded partnership taxable as a corporation; and

(c)	the transaction will not cause or constitute an event in which gain or loss would be recognized by any noteholder;

(5)	any action necessary to maintain the lien and security interest created by the indenture will have been taken; and

(6)	the issuing entity has delivered to the indenture trustee an opinion of counsel and officer’s certificate each stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable against the entity formed by or surviving such consolidation, merger or sale.

Administrator

The bank acts as administrator for the issuing entity. See “The Sponsor—Comenity Bank” in this prospectus for a description of the business of Comenity Bank.

The administrator will provide the notices and perform on behalf of the issuing entity other administrative duties of the issuing entity under the transfer and servicing agreement, the trust agreement, the indenture and the indenture supplement for each series. The administrator, on behalf of the issuing entity, will monitor the performance of the issuing entity under the transfer and servicing agreement, the trust agreement and the indenture and advise the owner trustee when action is necessary to comply with the issuing entity’s or owner trustee’s duties under those agreements. The administrator will prepare, or cause to be prepared, for execution by the issuing entity or owner trustee, all documents, reports, filings, instruments, orders, certificates and opinions that the issuing entity or owner trustee is required to prepare, file or deliver under the transfer and servicing agreement, the trust agreement and the indenture and will take all appropriate action that is the duty of the issuing entity or owner trustee under those agreements, including the removal of the indenture trustee and the appointment of a successor indenture trustee under the circumstances described in “The Indenture Trustee—Resignation or Removal of Indenture Trustee” in this prospectus.

With respect to any matters that in the reasonable judgment of the administrator are non-ministerial, the administrator will not take any action unless the administrator has first notified us of the proposed action within a reasonable amount of time prior to the taking of that action and we have not withheld consent to that action or provided alternative direction. Non-ministerial matters that may be performed by the administrator on behalf of the issuing entity include:

•	the initiation or settlement of any claim or lawsuit brought by or against the issuing entity other than in connection with the collection of the transferred receivables;

•	the amendment of the transfer and servicing agreement, the trust agreement, the indenture or any other related document; and

•	the appointment of successor transfer agent and registrars, paying agents, indenture trustees and administrators.

The administrator is an independent contractor and is not subject to the supervision of the issuing entity or the owner trustee concerning the manner in which it performs its obligations under the administration agreement.

As compensation for the performance of its duties under the administration agreement and as reimbursement for its expenses relating to those duties, the administrator is entitled to receive $100 per month payable in arrears on each payment date. We shall be responsible for payment of this fee.

The administrator may resign by providing the issuing entity with at least 60 days’ prior written notice.

The issuing entity may remove the administrator without cause by providing the administrator with at least 60 days’ prior written notice. At the sole option of the issuing entity, the administrator may also be removed immediately upon written notice of termination from the issuing entity to the administrator if any of the following events occurs:

•	the administrator defaults in the performance of any of its duties and, after notice of the default, does not cure the default within thirty days or, if the default cannot be cured in thirty days, does not give, within thirty days, assurance of cure that is reasonably satisfactory to the issuing entity; or

•	certain bankruptcy or insolvency related events relating to the administrator (although this provision may not be enforceable).

No resignation or removal of the administrator will be effective until a successor administrator has been appointed by the issuing entity and such successor administrator agrees in writing to be bound by the terms of the administration agreement and the Rating Agency Condition has been satisfied with respect to the appointment.

Capitalization of Issuing Entity; Minimum Transferor Amount

The issuing entity’s capital structure has two main elements:

•	notes issued to investors, which are summarized in Annex I to this prospectus; and

•	the Transferor Amount, as described below.

We are required to maintain a minimum Transferor Amount at least equal to the Minimum Transferor Amount. The calculations of the Transferor Amount and the Minimum Transferor Amount are described more specifically in under “The Sponsor—Credit Risk Retention” in this prospectus.

On each business day on which the Transferor Amount is less than the Specified Transferor Amount, the servicer will deposit collections of principal receivables allocable to the Transferor Amount and excess shared principal collections otherwise distributable to us or our assigns into the excess funding account until the Transferor Amount equals the Specified Transferor Amount. Thereafter, funds on deposit in the excess funding account will be treated as shared principal collections to the extent that the Transferor Amount—calculated without including the excess funding account balance—is less than zero.

Investment earnings on amounts on deposit in the excess funding account will be treated as finance charge collections and allocated to each series of securities based on the respective allocation percentages for each series.

In addition, as described in “The Trust Portfolio—Addition of Trust Assets” in this prospectus, if during any period of thirty consecutive days, the Transferor Amount averaged over that period is less than the Minimum Transferor Amount, we will be required to designate additional accounts to the trust.

Transfer and Assignment of Receivables

The receivables comprising the trust have been transferred either directly by the bank to the trust or by the bank to us, and in turn, by us to the trust. Under the pooling and servicing agreement entered into by the bank in 1996, the bank, in its capacity as transferor, transferred the receivables in designated accounts to the trust. As of August 1, 2001, the pooling and servicing agreement was amended, to designate us as the transferor in replacement of the bank. At the same time, we entered into a receivables purchase agreement with the bank whereby the bank designated all eligible accounts to us and transferred the receivables created after the date of the agreement to us. The bank will also transfer and assign future receivables created in these accounts and additional accounts to us. Under the amended pooling and servicing agreement, in our capacity as transferor, we transfer all receivables sold to us by the bank under the receivables purchase agreement to the trust.

We and the bank have indicated and, in connection with each future transfer of receivables to the trust, will indicate in our computer files or books and records that the receivables that have been conveyed to the trust. In addition, we and the bank have provided or caused to be provided to the trustee and the trust computer files or microfiche lists, containing a true and complete list showing each account, identified by account number and setting forth the total outstanding balance on the date of transfer. Neither we nor the bank will deliver to the trustee or the trust any other records or agreements relating to the accounts or the receivables, except in connection with additions or removals of accounts. Except as stated in this paragraph, the records and agreements that the bank maintains relating to the accounts and the receivables are not and will not be segregated from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfers described in this paragraph, but the bank’s computer records are and will be required to be marked to evidence these transfers. We and the bank have filed in all appropriate jurisdictions Uniform Commercial Code financing statements with respect to the receivables meeting the requirements of applicable law. See “Risk Factors—Some liens would be given priority over your notes which could cause delayed or reduced payments” and “The Issuing Entity—Perfection and Priority of Security Interests” in this prospectus.

The receivables purchase agreement will terminate immediately after each of the World Financial Network Credit Card Master Trust and World Financial Network Credit Card Master Note Trust terminates. In addition, if a receiver or conservator is appointed for the bank or we become a debtor in a bankruptcy case or other specified liquidation, bankruptcy, insolvency or similar events occur or the bank becomes unable for any reason to transfer receivables to us in accordance with the receivables purchase agreement, we will immediately cease to purchase receivables under the receivables purchase agreement, although this provision may not be enforceable.

Perfection and Priority of Security Interests

In the receivables purchase agreement, the bank represents and warrants that its transfer of receivables constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables. In the pooling and servicing agreement, we represent and warrant that the transfer of receivables constitutes either (1) a valid sale and assignment of all of our or the bank’s, as the case may be, right, title and interest in and to the receivables, except for the transferor interest, or (2) creates in favor of the trust a (x) valid first-priority perfected security interest in our or the bank’s, as the case may be, rights in the receivables in existence at the time that the trust is formed or at the time that receivables in additional accounts are transferred, as the case may be, and (y) a valid first-priority perfected security interest in our rights in the receivables arising in accounts already designated for the trust portfolio on and after their creation, in each case until termination of the trust. For a discussion of the issuing entity’s rights arising from these representations and warranties not being satisfied, see “The Trust Portfolio—Representations and Warranties of the Depositor” in this prospectus.

There are limited circumstances in which prior or subsequent transferees of receivables could have an interest in those receivables with priority over the trust’s interest. Under the receivables purchase agreement, however, the bank represents and warrants that it has transferred the receivables to us free and clear of the lien of any third party other than certain tax liens and other than the liens of the trust and the indenture trustee. In addition, the bank covenants that it will not sell, pledge, assign, transfer or grant any lien on any receivable or any interest in any receivable other than to us, the trust, or the indenture trustee. Similarly, under the pooling and servicing agreement, we represent and warrant that the receivables have been transferred to the trust free and clear of the lien of any third party other than the indenture trustee and specified tax liens. In addition, we covenant that we will not sell, pledge, assign, transfer, or grant any lien on any receivable or any interest in any receivable other than to the trust. Nevertheless, a tax, governmental or other nonconsensual lien on our property or the bank’s property arising prior to the time a receivable is transferred to the trust may have priority over the trust’s interest in that receivable. See “Risk Factors—Some liens would be given priority over your notes which could cause delayed or reduced payments” in this prospectus. Furthermore, if the FDIC were appointed as the bank’s receiver or conservator, administrative expenses of the receiver or conservator may have priority over the trust’s interest in the receivables.

At any time in the future when the conditions discussed in “The Servicer—Collections; Commingling” in this prospectus are satisfied, the servicer, on behalf of the issuing entity, will be permitted to make deposits of collections on a monthly basis. Regardless of whether these conditions are satisfied, cash collections held by the servicer, on behalf of the issuing entity, will generally be commingled with other funds of the servicer for two business days prior to deposit in a trust account. The trust may not have a first-priority perfected security interest in commingled collections. In addition, if a receiver or conservator were appointed for the bank, or if the bank failed to perform its obligations, the indenture trustee may not be able to obtain, or may experience delays in obtaining, control of collections that are in possession of the bank. If the servicer becomes insolvent or fails to perform its obligations, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

Conservatorship and Receivership; Bankruptcy

If the bank were to become insolvent, or if the bank were to violate laws or regulations applicable to it, the FDIC could act as conservator or receiver for the bank. In that role, the FDIC would have broad powers to repudiate contracts to which the bank was party if the FDIC determined that the contracts were burdensome and that repudiation would promote the orderly administration of the bank’s affairs. Among the contracts that might be repudiated are the receivables purchase agreement under which the bank transfers receivables to us and the pooling and servicing agreement and transfer and servicing agreement, pursuant to which the bank has agreed to service the receivables. Also, if the FDIC were acting as the bank’s conservator or receiver, the FDIC might have the power to extend its repudiation and avoidance powers to us because we are a wholly-owned subsidiary of the bank.

Also, none of us, the issuing entity, World Financial Network Credit Card Master Trust, the trustee for World Financial Network Credit Card Master Trust or the indenture trustee could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect the bank’s rights under those contracts without the FDIC’s consent, for 90 days after the receiver is appointed or 45 days after the conservator is appointed, as applicable. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of the bank. The requirement to obtain the FDIC’s consent before taking these actions relating to a bank’s contracts or property is sometimes referred to as an “automatic stay.”

The FDIC’s repudiation power would enable the FDIC to repudiate the bank’s obligations as servicer and any ongoing repurchase or indemnity obligations under the transaction documents. We will structure the transfers of receivables under the receivables purchase agreement between the bank and us with the intent that they would be characterized as legal true sales. If the transfers are so characterized, then the FDIC should not be able to recover or reclaim the transferred receivables using its repudiation power. However, if those transfers were not respected as legal true sales, then we would be treated as having made a loan to the bank, secured by the transferred receivables. The FDIC ordinarily has the power to repudiate secured loans and then recover the collateral after paying damages (as described further below) to the lenders.

The FDIC has, however, made statements that suggest it may believe it has the power to recover any asset that is shown on a bank’s balance sheet, and stated that determination of whether or not there has been a legal true sale would take time, possibly causing delays in payment. The transfers of receivables by the bank to us will not be treated as sales for accounting purposes and the receivables will be shown on the bank’s balance sheet. If the FDIC were to successfully assert that the transfer of receivables under the receivables purchase agreement between the bank and us was not a legal true sale, then we would be treated as having made a loan to the bank, secured by the transferred receivables. If the FDIC repudiated that loan, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as conservator or receiver. There is no statutory definition of “actual direct compensatory damages,” but the term does not include damages for lost profits or opportunity.

The staff of the FDIC takes the position that upon repudiation these damages would not include interest accrued to the date of actual repudiation, so the issuing entity would receive interest only through the date of the appointment of the FDIC as conservator or receiver. The FDIC may repudiate a contract within a “reasonable time” of its appointment and the issuing entity may not have a claim for interest accrued during this period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court’s view were applied to determine the “actual direct compensatory damages” in the circumstances described above, the amount of damages could, depending upon circumstances existing on the date of the repudiation, be less than the principal amount of the related securities and the interest accrued thereon to the date of payment.

We believe that some of the powers of the FDIC described above have been limited as a result of the “safe harbors” adopted by the FDIC in a regulation entitled “Treatment of financial assets transferred in connection with a securitization or participation,” which is referred to as the FDIC rule in this prospectus. The FDIC has adopted four different “safe harbors,” each of which limits the powers that the FDIC can exercise in the insolvency of an insured depository institution when it is appointed as receiver or conservator. The relevant safe harbor for the trust will be the safe harbor for obligations of revolving trusts or master trusts, for which one or more obligations were issued prior to September 27, 2010, and the discussion of the FDIC rule in this prospectus is limited to that safe harbor.

Under the applicable safe harbor, the FDIC has stated that, if certain conditions are met, it will not use its repudiation power to reclaim, recover or recharacterize as property of an FDIC-insured depository institution any financial assets transferred by the depository institution in connection with a securitization transaction. The applicability of the safe harbor to the trust and the securitizations contemplated by this prospectus requires, among other things, that the transfers of the receivables meet the conditions for sale accounting treatment under generally accepted accounting principles in effect for reporting periods prior to November 15, 2009. The bank believes that the transfers meet these conditions; however, no independent audit or review has been made regarding the bank’s determination that the transfers meet the conditions for sale accounting treatment under generally accepted accounting principles in effect for reporting periods prior to November 15, 2009.

Regardless of whether the applicable FDIC rule applies or the transfers under the receivables purchase agreement between the bank and us are respected as legal true sales, as conservator or receiver for the bank the FDIC could:

•	require the issuing entity or any of the other transaction parties to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the bank; or

•	repudiate without compensation the bank’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of a servicing agreement, prevent the trustee or the noteholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

If bankruptcy, insolvency or similar proceedings occur with respect to the bank, we will promptly notify the indenture trustee and an early amortization event will occur with respect to each series. Under the pooling and servicing agreement and the transfer and servicing agreement, newly created receivables will not be transferred to the trust on and after any of these bankruptcy or insolvency related events. However, regardless of the terms of the transaction documents, the FDIC as conservator or receiver of the bank may have the power to prevent the commencement of an early amortization period, to prevent or limit the early liquidation of the receivables and termination of the trust, or to require the continued transfer of new principal receivables. Regardless of the instructions of those authorized to direct the indenture trustee and the trust, moreover, the FDIC as conservator or receiver of the bank may have the power to require the early liquidation of the receivables, to require the early termination of the trust and the retirement of the notes, or to prohibit or limit the continued transfer of new principal receivables.

In the event of conservatorship or receivership of the servicer, the conservator or receiver may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer, to direct the servicer to stop servicing the receivables or to increase the amount or priority of the servicing fee due to the bank or otherwise alter the terms under which the bank services the receivables.

In the event of conservatorship or receivership of the administrator, the conservator or receiver may have the power to prevent the issuing entity from appointing a successor administrator or to direct the administrator to stop providing administrative services to the issuing entity or to increase the amount or priority of the administrative fee due to the bank or otherwise alter the terms under which the bank provides administrative services to us or the issuing entity.

We and the issuing entity are separate, bankruptcy-remote affiliates of the bank, and our operating agreement and the trust agreement for the issuing entity contain limitations on the nature of our business and the business of the issuing entity, respectively. The indenture trustee has agreed in the indenture, the trustee for World Financial Network Credit Card Master Trust has agreed in the pooling and servicing agreement and each noteholder by its acceptance of a note has agreed that it will not directly or indirectly institute or cause to be instituted against us or the issuing entity, as the case may be, any bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws. Nevertheless, if we were to become a debtor in a bankruptcy case and if a bankruptcy trustee or one of our creditors or we as debtor-in-possession were to take the position that the transfer of the receivables by us to the issuing entity should be characterized as a pledge of those receivables, then delays in payment on the notes and possible reductions in the amount of those payments could result.

Because we are a wholly-owned subsidiary of the bank, certain banking laws and regulations may apply to us, and if we were found to have violated any of these laws or regulations, payments to you could be delayed or reduced. In addition, if the bank entered conservatorship or receivership, the FDIC could seek to exercise control over the receivables, the collateral certificate or our other assets on an interim or a permanent basis. Although steps have been taken to minimize this risk, the FDIC could argue that—

•	our assets (including the receivables and the collateral certificate) constitute assets of the bank available for liquidation and distribution by a conservator or receiver for the bank;

•	we and our assets (including the receivables and the collateral certificate) should be substantively consolidated with the bank and its assets; or

•	the FDIC’s control over the receivables or the collateral certificate is necessary for the bank to reorganize or to protect the public interest.

If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced. Furthermore, regardless of any decision made by the FDIC or ruling made by a court, the fact that the bank has entered conservatorship or receivership could have an adverse effect on the liquidity and value of the notes.

In the receivership of an unrelated national bank, the FDIC successfully argued that certain of its rights and powers extended to a statutory trust formed and owned by that national bank in connection with a securitization of credit card receivables. If the bank were to enter conservatorship or receivership, the FDIC could argue that its rights and powers extend to us, World Financial Network Credit Card Master Trust or the issuing entity. If the FDIC were to take this position and seek to repudiate or otherwise affect the rights of the indenture trustee, World Financial Network Credit Card Master Trust, the issuing entity or other parties to the transaction under any transaction document, losses to noteholders could result.

Application of federal and state insolvency and debtor relief laws would affect the interests of the noteholders if those laws result in any receivables being charged-off as uncollectible. See “The Servicer—Defaulted Receivables; Dilution; Investor Charge-Offs” in this prospectus.

Annual Compliance Statement

The issuing entity is required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

World Financial Network Credit Card Master Trust

The notes are secured by a beneficial interest in a pool of receivables that arise under private label credit card accounts owned by the bank and designated by the bank as trust accounts. The receivables are currently held by World Financial Network Credit Card Master Trust, a New York common law trust formed by the bank in January

1996 to securitize a portion of the bank’s private label credit card receivables. World Financial Network Credit Card Master Trust is operated under a pooling and servicing agreement among us, as transferor, the bank, as servicer, and MUFG Union Bank, National Association, formerly known as Union Bank, National Association, successor to The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., successor to BNY Midwest Trust Company.

World Financial Network Credit Card Master Trust issued a collateral certificate to us that represents a beneficial interest in the receivables. We have transferred this collateral certificate to the issuing entity under a transfer and servicing agreement between us, as transferor, the bank, as servicer, and the issuing entity. Any other outstanding series of investor certificates issued by World Financial Network Credit Card Master Trust and the notes are referred to in this prospectus, collectively, as the securities, and the holders of those securities are referred to as the securityholders. At any time when no series of investor certificates issued by World Financial Network Credit Card Master Trust are outstanding, other than the collateral certificate, we may cause World Financial Network Credit Card Master Trust to terminate. Following any such termination, we will transfer the receivables directly to the issuing entity under the transfer and servicing agreement on substantially the same terms that currently apply under the pooling and servicing agreement.

The Servicer

Servicer’s Securitization Experience

The bank has acted as servicer on all of the securitizations that it has sponsored, so its experience as a servicer in private label credit card securitizations is coextensive with its experience as a sponsor, which is described in “The Sponsor—Sponsor’s Securitization Experience” in this prospectus. The size, growth and composition of the portfolio that the bank services is also the same as disclosed with respect to its originated and securitized portfolio, as disclosed in the same location. In addition to its experience as a servicer in securitizations, the bank and its predecessor entities have been servicing private label credit card receivables originated by the bank and such predecessor entities since 1982. The bank has serviced credit card receivables, including in the securitization context, through all phases of economic and consumer credit cycles and through a number of national and regional crises.

Comenity Servicing LLC

The bank’s customer service, billing and collections functions related to the portfolios it owns and securitizes are outsourced to Comenity Servicing LLC, a Texas limited liability company. Prior to January 1, 2013, Comenity Servicing LLC did not have any independent experience servicing credit card receivables. Comenity Servicing LLC acquired substantially all of the personnel and assets of ADS Alliance Data Systems, Inc. that were used to perform the customer service, billing and collections functions for the bank prior to January 1, 2013. ADS Alliance Data Systems, Inc. serviced the bank’s private label credit card portfolios from 1997 to December 31, 2012. All of Comenity Servicing LLC’s outstanding common stock is owned by Comenity LLC, which is ultimately owned by the bank’s ultimate parent, Alliance Data Systems Corporation. Alliance Data Systems Corporation is a leading provider of targeted data-driven and transaction-based marketing and loyalty solutions. Alliance Data Systems Corporation’s products and services are described below:

Segment	Products and Services
LoyaltyOne®	• AIR MILES® Reward Program • Short-term Loyalty Programs • Loyalty Services —Loyalty consulting —Customer analytics —Creative services —Mobile solutions

Epsilon®	• Marketing Services —Agency services —Marketing technology services —Data services —Strategy and analytical services —Traditional and digital marketing

Card Services	• Receivables Financing —Underwriting and risk management —Receivables funding

• Processing Services —New account processing —Bill processing —Remittance processing —Customer care

• Marketing Services

Servicing Procedures

As servicer, the bank is responsible for servicing and administering the receivables in the trust portfolio in accordance with the servicer’s policies and procedures for servicing comparable credit card receivables. The servicer is required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables.

The bank’s credit card operations are organized to support the specific retailers being serviced around core functional components. The organization is managed to provide for the consistent application of credit policies and service standards for each portfolio serviced. Accounts are serviced by Comenity Servicing LLC in one of six call centers located throughout the United States. Each call center processes new account applications, responds to customer inquiries and collects on delinquent or past due accounts. The service provided within a call center can be customized to support the particular requirements of each retailer. The credit processing functions consisting of statement rendering and mailing and payment processing are centralized in two processing centers. Credit card production is performed in a secured environment, including a separately alarmed secured area and audit procedures that are designed to maintain an absolute count of all cards produced, stored, destroyed and mailed.

Comenity Servicing LLC, on the bank’s behalf, mails monthly billing statements to cardholders. Statement mailing is highly automated, using pre-sorting and bar coding. The billing statements present the total amount due showing the split between a new balance, previous balance, new charges, payments/credits, finance charges and the minimum payment due. Subject to applicable law, late and returned check fees are also added to a cardholder’s outstanding balance. No over credit limit or transaction fees are charged to any cardholders. The processing of cardholder remittances is also performed by Comenity Servicing LLC, on the bank’s behalf, using automated payment processing equipment and systems.

Collection Account and other Trust Accounts

As servicer, the bank established and maintains a collection account and an excess funding account, each in the name of the trustee, for the benefit of the securityholders. Both the collection account and the excess funding account must be Qualified Accounts.

The funds on deposit in these accounts may only be invested, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the transaction documents, including the indenture and any applicable indenture supplement.

The indenture trustee, acting as the initial paying agent—or any entity then acting as paying agent—will have the revocable power to withdraw funds from the collection account and the excess funding account for the purpose of making payments to the noteholders.

The servicer will make all determinations with respect to the deposit of collections to the trust accounts and the transfer and disbursement of those collections. No party will independently verify the account activity for the trust accounts.

Collections; Commingling

The servicer must deposit into the collection account, no later than two business days after processing, all payments made on receivables in the trust portfolio. However, the servicer will be able to make these deposits on a monthly or other periodic basis if:

(1)	the bank remains the servicer; and

(2)	either:

(a)	the servicer provides to the trustee a letter of credit or other arrangement covering risk of collection of the servicer acceptable to the rating agencies; or

(b)	the servicer has and maintains a short-term debt rating of at least A-1 by S&P Global Ratings, a division of S&P Global (“Standard & Poor’s”), F1 by Fitch Ratings, Inc. (“Fitch”) and P-1 by Moody’s Investors Service (“Moody’s”) and has deposit insurance as required by law and by the FDIC; or

(c)	with respect to collections allocated to any series, any other conditions specified in the related indenture supplement are satisfied.

The servicer currently has not provided a letter of credit and does not currently maintain the ratings described above.

The servicer is only required to make daily or periodic deposits to the collection account during any monthly period to the extent that the funds are needed for deposit into other trust accounts or distribution to securityholders or other parties on or prior to the related distribution date. If the collection account balance ever exceeds the amount needed for those deposits or distributions, the servicer may withdraw the excess and pay that amount to us or our assigns. Subject to the immediate preceding sentence, the servicer may retain its servicing fee for any series and will not be required to deposit it in the collection account.

The servicer will then allocate all collections of finance charge receivables and principal receivables among each series of securities and the Transferor Amount based on the respective allocation percentages for each series and the transferor allocation percentage. The transferor allocation percentage at any time will equal 100% minus the total of the applicable allocation percentages for all outstanding series. The transferor allocation percentage of finance charge collections and principal collections will first be deposited in the excess funding account to the extent required to maintain a Transferor Amount that is not less than the Specified Transferor Amount. Any remaining finance charge collections and principal collections will be paid to us or our assigns. The collections allocated to each series will be retained in the collection account or applied as described in the related indenture supplement.

Under the terms of each credit card processing agreement, many of the retailers accept payments on the accounts at their stores. These amounts are netted against payments owed by the servicer to the retailers on a periodic basis.

Delinquency and Collections Procedures

Efforts to collect delinquent receivables are made by Comenity Servicing LLC’s collection department on the bank’s behalf and, if necessary, by collection agencies and outside attorneys. New collectors undergo training which includes courses in professional debt collection, the Fair Debt Collection Practices Act and negotiating skills. These courses are also available on a “refresher” basis for experienced collectors.

The bank classifies an account as delinquent when the minimum payment due on the account is not received by the payment due date specified in the cardholder’s billing statement. It is the bank’s policy to continue to accrue interest and fee income on all credit card accounts, except in limited circumstances until the account and all related loans, interest and other fees are charged-off or paid. When an account becomes delinquent, the bank prints a message requesting payment on the cardholder’s billing statement. After an account becomes 30 days past due, a proprietary collection scoring algorithm automatically scores the risk of the account rolling to a more delinquent status. The collection system then recommends a collection strategy for the past-due account based on the collection score and account balance, and dictates the contact schedule and collections priority for the account. The key measures used are (1) age of account, (2) number of previous delinquencies, (3) account balance, and (4) previous payment history. If the bank is unable to make a collection after exhausting all in-house efforts, it engages collection agencies and outside attorneys to continue those efforts.

Specific collection actions include automatic letter dunning, telephone calls using automated dialing equipment, no action and sending the account to the mid-range collections group. The mid-range collection staff handles the intermediate to serious collection efforts. Unlike the auto-dial collections staff, the mid-range collectors are responsible for their own individual accounts and are reviewed accordingly. The mid-range collections group can take past due accounts as early as 30 days past due.

The bank charges off accounts which become 180 days contractually past due and at the time of notification that an accountholder is bankrupt or deceased. Accounts may be re-aged during delinquency by making three successive minimum payments or by making one payment equal to three minimum payments. In accordance with regulatory guidelines, an account can only be re-aged once in a 12-month period and twice in a 5-year period. Re-ages may have the effect of delaying charge-offs. If charge-offs are delayed, certain events related to the performance of the receivables, such as early amortization events and events of default, may be delayed, resulting in the delay of principal payments to noteholders. See “—Defaulted Receivables; Dilution; Investor Charge-Offs,” “Description of the Notes—Early Amortization Events” and “—Events of Default; Rights Upon Event of Default” in this prospectus.

Defaulted Receivables; Dilution; Investor Charge-Offs

Receivables in any account will be charged-off as uncollectible in accordance with our credit card guidelines and our customary and usual policies and procedures for servicing revolving credit card receivables and other revolving credit account receivables comparable to the receivables. The bank’s current policy is to charge off the receivables in an account when that account becomes 180 days delinquent. In addition, receivables will be charged-off in accordance with such credit card guidelines and customary and usual policies and procedures to the extent such receivables have been created through a fraudulent or counterfeit charge. On the date on which a receivable is charged-off, the receivable will no longer be shown as an amount payable on the servicer’s records and will cease to be a receivable.

A receivable will be automatically sold to us on the date on which such receivable becomes a defaulted receivable and will no longer be shown as an amount payable on the trust’s records. The purchase price that we pay to the trust for those defaulted receivables in any monthly period will be equal to the aggregate amount of recoveries on previously charged-off accounts we have received for such monthly period, including any proceeds received by us from the sale of the charged-off receivables. Recoveries will be treated as finance charge collections.

Each series will be allocated a portion of defaulted receivables in each charged-off account in an amount equal to its allocation percentage for defaulted receivables as of the date the account is charged-off of the aggregate amount of principal receivables in that account as of the date the account is charged-off. The calculation of the allocation percentage for defaulted receivables for your series is described under “Description of Series Provisions—Allocation Percentages” in this prospectus.

Unlike defaulted receivables, dilution, which includes reductions in principal receivables as a result of rebates, refunds, returns, billing errors or other disputes between a cardholder and a merchant, and other downward adjustments in receivables for reasons other than receiving collections therefor or charging off such amount as uncollectible, is not intended to be allocated to investors. Instead, these reductions are applied to reduce the Transferor Amount, and to the extent they would reduce the Transferor Amount below the Specified Transferor Amount, we are required to deposit the amount of the reduction into the trust’s excess funding account. However, if we default in our obligation to make a payment to cover dilution, then a portion of any resulting shortfall in receivables will be allocated to each series. The amount of any such shortfall that would be allocated to each series, and your series’ share of uncovered dilution for each monthly period would be calculated as described under “Description of Series Provisions—Investor Charge-Offs” in this prospectus.

On each distribution date, if the sum of the defaulted receivables and any dilution allocated to any series is greater than the finance charge collections and other funds available to cover those amounts, then the collateral amount for that series will be reduced by the amount of the excess. Any reductions in the collateral amount for any series on account of defaulted receivables and dilution will be reinstated to the extent that finance charge collections and other amounts on deposit in the collection account are available for that purpose on any subsequent distribution date. See “Description of Series Provisions—Allocation Percentages” for a more detailed description of how defaulted receivables and uncovered dilution can result in a reduction of the collateral amount for your series, and see “Description of Series Provisions—Application of Finance Charge Collections” in this prospectus for a description of how such reductions may be reimbursed from available finance charge collections for your series.

Servicer’s Representations and Warranties

The servicer makes customary representations and warranties to the trust. If certain of these representations and warranties are breached and the trust’s rights in, to or under the related receivables or accounts are materially impaired or the proceeds of the receivables are not available to the trust free and clear of any lien (other than liens permitted by the receivables purchase agreement), then after specified time periods, the affected receivables and/or accounts will be assigned to the servicer. The servicer will effect the assignment by depositing funds into the collection account in an amount equal to the amount of those receivables. The representations and warranties of the servicer, the breach of which would cause an assignment of receivables and/or accounts to the servicer include the following:

•	the servicer must maintain all necessary qualifications to do business and materially comply with applicable laws in connection with servicing the receivables and related accounts which the failure to comply with would cause a material adverse effect on the interests of noteholders;

•	the servicer may not permit any rescission or cancellation of a receivable except as ordered by a court or other governmental authority or in the ordinary course of its business in accordance with its credit card guidelines;

•	the servicer may not take any action, nor omit to take any action, the omission of which would materially impair the rights of noteholders in any receivable or account, nor may it, except in the ordinary course of its business and in accordance with the credit card guidelines, reschedule, revise or defer collections due on the receivables; and

•	except in connection with its enforcement or collection of an account, the servicer will take no action to cause any receivable to be evidenced by any instrument, other than an instrument that, taken together with one or more other writings, constitutes chattel paper and, if any receivable is so evidenced it shall be reassigned or assigned to the servicer as provided in the transfer and servicing agreement or the pooling and servicing agreement, as applicable.

Limitations on Servicer’s Liability

The servicer will indemnify the indenture trustee and its officers, directors, employees and agents against any loss, liability, expense, damage or claim, including legal fees, incurred by the indenture trustee in connection with its performance of its duties under the indenture, the transfer and servicing agreement and related documents, except for any losses or expenses incurred as a result of the indenture trustee’s willful misconduct or negligence.

The servicer will indemnify World Financial Network Credit Card Master Trust, the issuing entity, the owner trustee and the trustee for World Financial Network Credit Card Master Trust for any losses suffered as a result of its actions or omissions arising out of the activities of World Financial Network Credit Card Master Trust, the issuing entity, the owner trustee or the trustee for World Financial Network Credit Card Master Trust under the pooling and servicing agreement, the transfer and servicing agreement, the indenture and related documents, including its actions or omissions as servicer, except in each case, for losses resulting from the fraud, negligence, or willful misconduct by the trustee for World Financial Network Credit Card Master Trust or the fraud, gross negligence or willful misconduct by the owner trustee. The indemnity also does not include:

•	any liabilities, costs or expenses of World Financial Network Credit Card Master Trust, the trustee for World Financial Network Credit Card Master Trust, the issuing entity or the securityholders arising from any action taken by the trustee for World Financial Network Credit Card Master Trust or the indenture trustee at the direction of the securityholders;

•	any losses, claims or damages that are incurred by World Financial Network Credit Card Master Trust, the issuing entity or any securityholder in the capacity of an investor, including losses incurred as a result of the performance of the receivables; and

•	any federal, state or local income or franchise taxes or any other tax imposed on or measured by income or any penalties under any related tax laws required to be paid by World Financial Network Credit Card Master Trust, the issuing entity or any securityholder.

No indemnity payments by the servicer will be paid from the assets of the issuing entity or World Financial Network Credit Card Master Trust.

Except as provided in the preceding two paragraphs, neither the servicer nor any of its directors, officers, employees, or agents will be liable to World Financial Network Credit Card Master Trust, the issuing entity, the owner trustee, the indenture trustee, the trustee for World Financial Network Credit Card Master Trust, the securityholders or any other person for any action, or for refraining from taking any action under the pooling and servicing agreement or the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement or the transfer and servicing agreement. In addition, the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement and the transfer and servicing agreement and which in its reasonable opinion may expose it to any expense or liability. The servicer will be liable for any actual damages resulting directly from our material failure to perform any of our obligations under the pooling and servicing agreement or the transfer and servicing agreement, but only if another remedy is not provided for in those agreements.

Servicer Default; Successor Servicer

Each of the following events constitutes a servicer default:

(1)	failure by the servicer to make any payment, transfer or deposit or to give instructions or notice to the trustee to do so, on the required date under the pooling and servicing agreement, any series supplement to the pooling and servicing agreement with respect to a series of investor certificates, the transfer and servicing agreement, the indenture or any indenture supplement, in each case on or before the date occurring 5 business days after the date that payment, transfer, deposit or that instruction or notice is required to be made or given by the servicer under the applicable document; provided, that, if the delay or default could not have been prevented by the exercise of reasonable due diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence, then the servicer shall have an additional 5 business days to cure the default;

(2)	failure on the part of the servicer to observe or perform in any material respect any of its other covenants or agreements if the failure has a material adverse effect on the securityholders which continues unremedied for a period of 60 days after notice to the servicer by the trustee or to the servicer and the trustee by securityholders holding not less than 25% of the aggregate outstanding principal amount of all series (or, with respect to any failure that does not relate to all series, 25% of the aggregate outstanding principal amount of all series to which the failure relates); provided, that, if the delay or default could not have been prevented by the exercise of reasonable due diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence, then the servicer shall have an additional 60 business days to cure the default;

(3)	the servicer delegates its duties, except as specifically permitted under the pooling and servicing agreement and the transfer and servicing agreement, and the delegation remains unremedied for 15 days after written notice to the servicer by the trustee or to the servicer and the trustee by securityholders holding not less than 25% of the aggregate outstanding principal amount of all series;

(4)	any representation, warranty or certification made by the servicer in the pooling and servicing agreement or the transfer and servicing agreement, or in any certificate delivered in accordance with either agreement, proves to have been incorrect when made if it:

(a)	has a material adverse effect on the rights of the securityholders of any series or class; and

(b)	continues to be incorrect in any material respect for a period of 60 days after notice to the servicer by the trustee or to the servicer and the trustee by securityholders holding not less than 25% of the aggregate outstanding principal amount of all series (or, with respect to any representation, warranty or certification that does not relate to all series, 25% of the aggregate outstanding principal amount of all series to which the representation, warranty or certification relates), provided, that, if the delay or default could not have been prevented by the exercise of reasonable due diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence, then the servicer shall have an additional 60 days to cure the default; or

(5)	specific insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer (although this provision may not be enforceable).

If a servicer default occurs, for so long as it has not been remedied, the trustee or securityholders representing more than 50% of the aggregate principal amount of all outstanding series of securities may give notice to the servicer, and if notice is given by the securityholders, the trustee, terminating all of the rights and obligations of the servicer under the transfer and servicing agreement.

Because the bank, as servicer, has significant responsibilities with respect to the servicing of the receivables, the trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform such duties for the amount of the servicing fee currently payable under the pooling and servicing agreement and the transfer and servicing agreement. If no successor has been appointed and has accepted the appointment by the time the servicer ceases to act as servicer, the trustee will automatically become the successor. MUFG Union Bank, National Association, the trustee, does not have credit card operations. If MUFG Union Bank, National Association is automatically appointed as successor servicer it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the pooling and servicing agreement and transfer and servicing agreement may not be sufficient to cover its actual costs and expenses of servicing the accounts. If the trustee is legally unable to act as servicer, the trustee will petition a court of competent jurisdiction to appoint an eligible servicer.

Any default by the servicer or us in the performance of its or our obligations under the transfer and servicing agreement may be waived by securityholders holding 66 2/3% or more of the then-outstanding principal balance of the securities of each series as to which that default relates, or with respect to any series with two or more classes, each class as to which the default relates, unless that default relates to a failure to make any required deposits or payments to be made to noteholders. No waiver by the securityholders of any default under the pooling and servicing agreement will affect the rights of any credit enhancement provider for any series.

Our rights and obligations under the pooling and servicing agreement and the transfer and servicing agreement will be unaffected by any change in servicer.

If a conservator or receiver is appointed for the servicer, the conservator or receiver may have the power to prevent either the trustee or the securityholders from appointing a successor servicer.

Resignation of Servicer

The servicer may not resign from its obligations and duties, except:

•	upon a determination that performance of its duties is no longer permissible under applicable law, as evidenced by an opinion of counsel to that effect delivered to the trustee and there is no reasonable action that the servicer could take to make the performance of its duties permissible under applicable law; or

•	as may be required in connection with the merger or consolidation of the servicer or the conveyance or transfer of substantially all of its assets.

If within 120 days of the determination that the servicer is no longer permitted to act as servicer, the indenture trustee is unable to appoint a successor, then the indenture trustee will act as servicer. If the indenture trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor.

The servicer’s resignation will not become effective until the indenture trustee or another successor has assumed the servicer’s obligations and duties. The indenture trustee will notify each rating agency upon the appointment of a successor servicer. The servicer may delegate any of its servicing duties to any entity that agrees to conduct those duties in accordance with our charge account guidelines. However, the servicer’s delegation of its duties will not relieve it of its liability and responsibility with respect to the delegated duties.

Merger or Consolidation of Servicer

The servicer may consolidate with, merge into, or sell its business to, another entity in accordance with the pooling and servicing agreement and the transfer and servicing agreement on the following conditions:

(1)	the entity, if other than the servicer, formed by the consolidation or merger or that acquires the servicer’s property or assets:

(a)	is a corporation or banking association organized and existing under the laws of the United States or any one of its states or the District of Columbia;

(b)	expressly assumes, by a supplemental agreement, every covenant and obligation of the servicer; and

(c)	is an eligible servicer, unless upon effectiveness of the merger, consolidation or transfer, a successor servicer assumed the obligations of the servicer pursuant to the servicing agreement;

(2)	the servicer delivers to the trustee for World Financial Network Credit Card Master Trust and the indenture trustee an officer’s certificate stating that the merger, consolidation or transfer and the related supplemental agreement comply with any applicable terms of the pooling and servicing agreement and transfer and servicing agreement and that all conditions precedent relating to the applicable transaction have been complied with, and an opinion of counsel to the effect that the related supplemental agreement is valid and binding with respect to the surviving entity, enforceable against the surviving entity, subject to insolvency and equity related assumptions; and

(3)	the servicer delivers notice of the applicable transaction to each rating agency.

The conditions described in this paragraph do not apply to any consolidation or merger if the servicer would be the surviving entity.

Servicing Compensation and Payment of Expenses

The servicer receives a monthly fee for its servicing activities and reimbursement of expenses incurred in administering the issuing entity. The servicing fee payable to the servicer for any distribution date will be equal to one-twelfth of the product of (a) the weighted average of the servicing fee rates for each outstanding series and (b) the amount of principal receivables in the trust on the last day of the prior monthly period. The share of the servicing fee allocable to your series is described in “Description of Series Provisions—Servicing Compensation” in this prospectus.

The servicer will pay from its servicing compensation expenses of servicing the receivables. In addition, the servicer is required to pay the following expenses of the issuing entity:

Type of Fees and Expenses	Amount or Calculation	Purpose
indenture trustee fees and expenses	$10,000 per annum	compensation and reimbursement of the indenture trustee

owner trustee fees and expenses	$6,000 per series per annum	compensation and reimbursement of the owner trustee

administrator fees and expenses	$100 monthly	compensation and reimbursement of the administrator

Each series’ servicing fee is payable each period from collections of finance charge receivables allocated to the series. Neither the issuing entity nor the noteholders are responsible for any servicing fee allocable to the Transferor Amount.

In addition, certain customer service, billing and collections functions are outsourced by the servicer to Comenity Servicing LLC. As compensation, Comenity Servicing LLC receives a fee based on cost plus a margin and is reimbursed for certain of its expenses. However, these payments are solely the obligation of the servicer and are not paid out of your series’ share of collections.

Evidence as to Servicer’s Compliance

The pooling and servicing agreement and the transfer and servicing agreement provide that the servicer will deliver an officer’s certificate to the trust and us on or before the 90th day following the end of each fiscal year to the effect that:

•	a review of the servicer’s activities during the related fiscal year and of its performance under the pooling and servicing agreement or the transfer and servicing agreement, as applicable, has been made under the officer’s supervision; and

•	to the best of the officer’s knowledge, based on the officer’s review, the servicer has fulfilled all of its obligations under the pooling and servicing agreement or the transfer and servicing agreement, as applicable, in all material respects or, if there has been a failure to fulfill any of the servicer’s obligations in any material respect, specifying the nature and status of the failure.

The servicer will deliver to us, the trust and the trustee on or before the 90th day following the end of each fiscal year of the servicer a report on assessment of compliance with the servicing criteria described in the following paragraph. Each assessment will include:

•	a statement of the servicer’s responsibility for assessing compliance with the applicable servicing criteria;

•	a statement that the servicer used the criteria described in the following paragraph to assess compliance with the applicable servicing criteria;

•	the servicer’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year; and

•	a statement that a registered public accounting firm has issued an attestation report on the servicer’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year.

For purposes of preparing the assessment of compliance described in the preceding paragraph, the servicer will use the applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the notes.

The Trustee

References to the trustee in this prospectus will refer to (a) MUFG Union Bank, National Association (formerly known as Union Bank, National Association), as trustee for World Financial Network Credit Card Master Trust under the pooling and servicing agreement for so long as World Financial Network Credit Card Master Trust holds the receivables, or (b) MUFG Union Bank, National Association (formerly known as Union Bank, National Association), as indenture trustee, if the issuing entity holds the receivables.

Trustee for World Financial Network Credit Card Master Trust

MUFG Union Bank, National Association (formerly known as Union Bank, National Association) is the trustee for World Financial Network Credit Card Master Trust under the pooling and servicing agreement. The bank, the servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the trustee for World Financial Network Credit Card Master Trust and its affiliates. The trustee for World Financial Network Credit Card Master Trust acting as a fiduciary, the bank, the servicer and any of their respective affiliates may hold certificates in their own names. For additional information about MUFG Union Bank, National Association, see “The Indenture Trustee” below.

Duties and Responsibilities of Trustee

Under the terms of the pooling and servicing agreement, the trustee for World Financial Network Credit Card Master Trust’s limited responsibilities include the following:

•	to deliver to certificateholders of record certain notices, reports and other documents received by the trustee for World Financial Network Credit Card Master Trust, as required under the pooling and servicing agreement;

•	to authenticate, deliver, cancel and otherwise administer the investor certificates;

•	to remove and reassign ineligible receivables and receivables in removed accounts from World Financial Network Credit Card Master Trust;

•	to maintain necessary accounts for World Financial Network Credit Card Master Trust and to maintain accurate records of activity in those accounts;

•	to serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, to appoint a successor transfer agent, paying agent and registrar;

•	to invest funds in the World Financial Network Credit Card Master Trust accounts at the direction of the servicer;

•	to distribute and transfer funds at the direction of the servicer, as applicable, in accordance with the terms of the pooling and servicing agreement;

•	to cause a sale of receivables allocated to any series of investor certificates that has an invested amount greater than zero on its series termination date; and

•	to perform certain other administrative functions identified in the pooling and servicing agreement.

If a servicer default occurs, in addition to the responsibilities described above, the trustee for World Financial Network Credit Card Master Trust may be required to appoint a successor servicer or to take over servicing responsibilities under the pooling and servicing agreement. See “The Servicer—Servicer Default; Successor Servicer.” If a servicer default occurs, the trustee will be required to exercise the rights and powers granted to the trustee under the pooling and servicing agreement using the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. In addition, if a servicer default occurs, the trustee for World Financial Network Credit Card Master Trust, in its discretion, may proceed to protect its rights or the rights of the investor certificateholders under the pooling and servicing agreement by a suit, action or other judicial proceeding.

Limitations on Trustee’s Liability

The trustee for World Financial Network Credit Card Master Trust is not liable for any errors of judgment as long as the errors are made in good faith and the trustee for World Financial Network Credit Card Master Trust was not negligent. The trustee for World Financial Network Credit Card Master Trust may resign at any time, and it may be forced to resign if the trustee for World Financial Network Credit Card Master Trust fails to meet the eligibility requirements specified in the pooling and servicing agreement.

The holders of a majority of investor certificates have the right to direct the time, method or place of conducting any proceeding for any remedy available to the trustee under the pooling and servicing agreement. The trustee shall have the right to decline to follow any direction from the holders of a majority of investor certificates if the trustee has been advised by counsel that the action so directed may not lawfully be taken, or if trustee in good faith determines that the proceedings so directed would be illegal or involve it in personal liability.

Compensation and Indemnification of Trustee

Under the terms of the pooling and servicing agreement, the servicer agrees to pay to the trustee for World Financial Network Credit Card Master Trust reasonable compensation for performance of its duties under the pooling and servicing agreement. The trustee for World Financial Network Credit Card Master Trust has agreed to perform only those duties specifically set forth in the pooling and servicing agreement. Many of the duties of the trustee for World Financial Network Credit Card Master Trust are described throughout this prospectus. The servicer has also agreed to indemnify the trust and trustee and its officers, directors, employees and agents against any loss, liability, expense, damage or injury (i) suffered or sustained by reason of any act or omission of the servicer with respect to the trust pursuant to the pooling and servicing agreement and (ii) incurred by them to the extent arising out of the administration of the pooling and servicing agreement and the performance of its duties under the pooling and servicing agreement, other than any expense or loss incurred by the trustee through its own willful misconduct or negligence or fraud.

Appointment of Co-Trustees and Separate Trustees

For purposes of meeting the legal requirements of certain local jurisdictions, the trustee for World Financial Network Credit Card Master Trust will have the power to appoint a co-trustee for World Financial Network Credit Card Master Trust or separate trustee for World Financial Network Credit Card Master Trust of all or any part of World Financial Network Credit Card Master Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee for World Financial Network Credit Card Master Trust by the pooling and servicing agreement will be conferred or imposed upon the trustee for World Financial Network Credit Card Master Trust and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee for World Financial Network Credit Card Master Trust is incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee for World Financial Network Credit Card Master Trust.

Resignation or Removal of Trustee

The trustee for World Financial Network Credit Card Master Trust may resign at any time, in which event we will be obligated to appoint a successor trustee for World Financial Network Credit Card Master Trust. The servicer may also remove the trustee for World Financial Network Credit Card Master Trust if the trustee for World Financial Network Credit Card Master Trust ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee for World Financial Network Credit Card Master Trust becomes insolvent. In those circumstances, the servicer will be obligated to appoint a successor trustee for World Financial Network Credit Card Master Trust. Any resignation or removal of the trustee for World Financial Network Credit Card Master Trust and appointment of a successor trustee for World Financial Network Credit Card Master Trust does not become effective until acceptance of the appointment by the successor trustee for World Financial Network Credit Card Master Trust.

Indenture Trustee

MUFG Union Bank, National Association (formerly known as Union Bank, National Association) will be the indenture trustee under the indenture. MUFG Union Bank, National Association is a national banking association and its corporate trust office is located at 1251 Avenue of the Americas, 19th Floor, New York, New York 10020. MUFG Union Bank, National Association and its predecessors have extensive experience in corporate trust and agency services including roles as collateral agent, depositary, indenture trustee, owner trustee and escrow agent. MUFG Union Bank, National Association has acted, and is currently acting, as indenture trustee on a number of asset-backed transactions involving pools of various asset types, including acting as indenture trustee on credit card receivables backed securities.

The bank, servicer, sponsor, depositor and their affiliates may in the future engage in commercial banking transactions with the indenture trustee and its affiliates in the ordinary course of their respective business.

Duties and Responsibilities of Indenture Trustee

The indenture trustee has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus. Under the terms of the indenture, the indenture trustee’s limited responsibilities include the following:

•	to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

•	to authenticate, deliver, cancel and otherwise administer the notes;

•	to maintain custody of the collateral certificate;

•	to establish and maintain necessary issuing entity accounts and to maintain accurate records of activity in those accounts;

•	to serve as the initial transfer agent, paying agent and registrar;

•	to invest funds in the issuing entity accounts at the direction of the servicer;

•	to represent the noteholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of the servicer, as applicable, in accordance with the terms of the indenture;

•	to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

•	to perform certain other administrative functions identified in the indenture.

If an event of default or early amortization event occurs and the indenture trustee has actual knowledge, or received notice, of the occurrence of an event of default or early amortization event, as applicable, the indenture trustee will exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would exercise in the conduct of his own affairs. If an event of default occurs and is continuing, the indenture trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the noteholders of the affected series by any appropriate proceedings as the indenture trustee may deem necessary to protect and enforce any of those rights. See “Description of the Notes—Events of Default; Rights Upon Event of Default.”

Limitations on Indenture Trustee’s Liability

The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith and the indenture trustee was not negligent. The indenture trustee is not responsible for any investment losses to the extent that they result from permitted investments.

Compensation and Indemnification of Indenture Trustee

Under the terms of the indenture, the servicer has agreed to pay the indenture trustee reasonable compensation for performance of its duties under the indenture and to reimburse the indenture trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. The servicer has also agreed to indemnify the indenture trustee and its officers, directors, employees and agents against any loss, liability, expense, damage or claim incurred by them to the extent arising out of the administration of the indenture and the performance of the indenture trustee’s duties under the indenture and any other related document, other than any expense or loss incurred by the indenture trustee through its own willful misconduct or negligence.

Appointment of Co-Trustees and Separate Trustees

For the purpose of meeting any legal requirement of any jurisdiction in which any part of the collateral for the notes may at the time be located, the indenture trustee will have the power to appoint one or more co-trustees or separate trustees for the benefit of the noteholders, and to vest in any co-trustee or separate trustee all rights under the indenture with respect to the collateral for the notes and those powers, duties, obligations, rights and trusts as the indenture trustee considers necessary or desirable. No co-trustee or separate trustee will be required to meet the terms of eligibility as a successor trustee under the indenture and no notice to noteholders of the appointment of any co-trustee or separate trustee will be required. If a separate trustee or co-trustee is appointed, all rights, powers, duties and obligations conferred or imposed upon the indenture trustee will be conferred or imposed upon and exercised or performed by the indenture trustee and the separate trustee or co-trustee jointly or, in any jurisdiction where the indenture trustee is incompetent or unqualified to perform certain acts, singly by the separate trustee or co-trustee, but solely at the direction of the indenture trustee. No trustee appointed under the indenture will be personally liable for any act or omission of any other trustee appointed under the indenture. The indenture trustee may at any time accept the resignation of or remove, in its sole discretion, any separate trustee or co-trustee. The indenture trustee will not be liable for any act or failure to act on the part of any separate trustee or co-trustee.

Resignation or Removal of Indenture Trustee

The indenture trustee may resign at any time. Noteholders holding more than 66 2/3% of the aggregate outstanding principal balance of all series may remove the indenture trustee and may appoint a successor indenture trustee. In addition, the administrator will remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes legally unable to act as indenture trustee. If the indenture trustee resigns or is removed, the administrator will then be obligated to appoint a successor indenture trustee. If a successor indenture trustee does not assume the duties of indenture trustee within 60 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuing entity or noteholders representing more than 50% of the aggregate outstanding principal balance of all series may petition a court of competent jurisdiction to appoint a successor indenture trustee. In addition, if the indenture trustee ceases to be eligible to continue as indenture trustee, any noteholder may petition a court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee.

If an event of default occurs under the indenture, under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more classes of each series of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any class or series of notes will not become effective until the successor indenture trustee accepts its appointment.

The Owner Trustee

U.S. Bank Trust National Association

U.S. Bank Trust National Association (“U.S. Bank Trust”), a national banking association, will act as owner trustee under the trust agreement. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association (“U.S. Bank”), the fifth largest commercial bank in the United States. U.S. Bancorp, with total assets exceeding $438 billion as of June 30, 2016, is the parent company of U.S. Bank. As of June 30, 2016, U.S. Bancorp served approximately 18 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000. As of June 30, 2016, U.S. Bank Trust was acting as owner trustee with respect to over 700 issuances of securities. This portfolio includes mortgage-backed and asset-backed securities. U.S. Bank Trust has acted as owner trustee of credit card-backed securities since 2000. As of June 30, 2016, U.S. Bank Trust was acting as owner trustee on 15 issuances of credit card-backed securities.

Duties and Responsibilities of Owner Trustee

The owner trustee has agreed to hold in trust, for our use and benefit, the assets transferred to the issuing entity under the transfer and servicing agreement.

The owner trustee is authorized, but is not obligated, to take all actions required of the issuing entity under the transfer and servicing agreement, the indenture and any indenture supplement, or any related agreement. The owner trustee will be deemed to have fulfilled its duties and responsibilities under the trust agreement or any other related agreement to the extent the administrator has agreed in the administration agreement to perform those duties or responsibilities and the owner trustee will not be liable for the failure of the administrator to carry out its obligations under the administration agreement.

The owner trustee will not take any of the following actions unless the owner trustee has notified us, as holder of the transferor certificate, of the proposed action and we have not notified the owner trustee in writing prior to the 30th day after receipt of the notice that we object to the proposed action:

•	the initiation of any claim or lawsuit by the issuing entity and the settlement of any action, claim or lawsuit brought by or against the issuing entity, in each case except with respect to claims or lawsuits for collection of the issuing entity’s assets;

•	the election by the issuing entity to file an amendment to its certificate of trust;

•	the amendment of the indenture;

•	the amendment, change or modification of the administration agreement, except to cure any ambiguity or to amend or supplement any provision in a manner, or add any provision, that would not materially adversely affect our interests, as holder of the transferor certificate; or

•	the appointment pursuant to the indenture of a successor transfer agent and registrar or indenture trustee, or the consent to the assignment by the transfer agent and registrar, administrator or indenture trustee of its obligations under the indenture.

To the extent not inconsistent with the trust agreement or any other related document, we, as holder of the transferor certificate, and the administrator may direct the owner trustee in the management of the issuing entity.

Limitations on Owner Trustee’s Liability

The owner trustee will not be liable under the trust agreement for any error of judgment made in good faith by a responsible officer of the owner trustee.

The owner trustee will also not be liable for any action taken or not taken by the owner trustee in accordance with our instructions or the instructions of the administrator.

No provision of the trust agreement or any related agreement requires the owner trustee to expend or risk funds or otherwise incur any personal financial liability in the exercise or performance of any of its duties, rights or powers under the trust agreement or any related agreement, if the owner trustee has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is not provided or reasonably assured.

Under no circumstances will the owner trustee be personally liable for indebtedness evidenced by or arising under the indenture or any of the related agreements, including principal or interest on the notes.

The owner trustee will not be personally responsible for or in respect of the validity or sufficiency of the trust agreement, the due execution thereof by us or the form, character, genuineness, sufficiency, value or validity of any of the issuing entity assets, the transaction documents, the notes or the transferor interest, and the owner trustee will in no event assume or incur any personal liability, duty, or obligation to any noteholder, us, any other holder of the transferor interest or any other person, other than as expressly provided for in the trust agreement or as expressly agreed to in the other transaction documents.

The owner trustee will not be personally liable for the default or misconduct of, and will have no duty to monitor the performance of, us, the servicer, the administrator or the indenture trustee or any other person under any of the transaction documents or otherwise, and the owner trustee will have no obligation or personal liability to perform the obligations of the issuing entity under the transaction documents, including those that are required to be performed by the administrator under the administration agreement, the indenture trustee under the indenture or the servicer under the transfer and servicing agreement.

The owner trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust agreement for the issuing entity, or to institute, conduct or defend any litigation under the trust agreement or otherwise or in relation to any transaction document, at the request, order or direction of us unless we offer to the owner trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the owner trustee. The right of the owner trustee to perform any discretionary act under the trust agreement or in any transaction document may not be construed as a duty, and the owner trustee will only be answerable for its gross negligence, bad faith or willful misconduct in the performance of any discretionary act.

The owner trustee will not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the registration with, licensing by or the taking of any other similar action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware by or with respect to the owner trustee; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the owner trustee; or (iii) subject the owner trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the owner trustee contemplated by the trust agreement. The owner trustee will be entitled to obtain advice of counsel (which advice shall be at our expense) to determine whether any action required to be taken pursuant to the trust agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the owner trustee that such action will result in such consequences, we will appoint an additional trustee pursuant to the trust agreement to proceed with such action.

Compensation and Indemnification of Owner Trustee

We will pay the owner trustee a fee as compensation for its services under the trust agreement and will reimburse the owner trustee for its reasonable expenses. We have also agreed to indemnify the owner trustee and its successors, assigns, directors, officers, agents, employees and servants from and against any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits and all reasonable costs, expenses and disbursements which may be imposed in connection with the trust agreement, the related agreements, the issuing entity’s assets and the administration of the issuing entity’s assets, or the action or inaction of the owner trustee under the trust agreement. However, we will not be liable to the owner trustee or any other indemnified party for any liability or expense arising from the indemnified party’s willful misconduct, bad faith or gross negligence or, with respect to the owner trustee, the inaccuracy of any representation or warranty made by the owner trustee in the trust agreement.

Resignation or Removal of Owner Trustee; Eligibility

The owner trustee may resign at any time by giving written notice to us. Upon receiving notice of the resignation of the owner trustee, we will promptly appoint a successor owner trustee. If no successor owner trustee has been appointed within 30 days after the owner trustee gives notice of its resignation, the resigning owner trustee may petition any court of competent jurisdiction for the appointment of a successor owner trustee.

The owner trustee must at all times;

(1)	be a “bank” within the meaning of the Investment Company Act;

(2)	be authorized to exercise trust powers;

(3)	have a combined capital and surplus of at least $50 million and be subject to the supervision or examination by Federal or state authorities; and

(4)	have, or have a parent that has, a rating of at least “Baa3” by Moody’s or at least “BBB-” by Standard & Poor’s or, if rated by Fitch, at least “BBB-” by Fitch.

If the owner trustee ceases to meet the eligibility requirements described in the preceding paragraph and fails to resign after receiving notice of its ineligibility from the administrator, or if the owner trustee becomes legally unable to act or certain bankruptcy or insolvency related events occur with respect to the owner trustee (although this provision may not be enforceable), then we may remove the owner trustee and appoint a successor owner trustee.

Any resignation or removal of the owner trustee will not become effective until the acceptance of appointment of a successor owner trustee and payment of all fees and expenses owed to the outgoing owner trustee.

The Asset Representations Reviewer

FTI Consulting, Inc. is a corporation organized under the laws of the State of Maryland. FTI Consulting, Inc. currently acts as an asset representations reviewer for asset-backed securities transactions involving credit card receivables.

The asset representations reviewer is not affiliated with the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee or any of their affiliates, nor has the asset representations reviewer been hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables in the trust portfolio. The asset representations reviewer may be terminated by the issuing entity if the asset representations reviewer at any time while your notes are outstanding becomes affiliated with the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee or any of their affiliates. If the asset representation reviewer is terminated, the issuing entity will appoint a successor asset representations reviewer as described under “Asset Representations Review—Resignation and Removal of the Asset Representations Reviewer.” Any successor asset representations reviewer will not be affiliated with the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee or any of their affiliates, and will not have been hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables in the trust portfolio.

The Trust Portfolio

We refer to the accounts that have been designated as trust accounts as the trust portfolio.

The transferred receivables in the trust portfolio consist of:

•	principal receivables, which are amounts charged by trust account cardholders for goods and services and cash advances; and

•	finance charge receivables, which are periodic finance charges, other amounts charged to trust accounts, including late fees and return check fees.

In addition to the receivables in the trust portfolio, the notes will be secured by:

•	all proceeds of these receivables and related recoveries;

•	all monies on deposit in specified trust accounts or investments made with these monies, including any earned investment proceeds, allocated to the notes of any series;

•	our rights under the receivables purchase agreement; and

•	our rights to receive payments from retailers under their credit card processing agreements for in-store payments received by retailers from obligors.

The receivables arise in the bank’s private label credit card programs for various retailers. We refer to the accounts relating to those programs collectively as the “approved portfolios.” In addition, we may designate additional portfolios of accounts as “approved portfolios” to be included in the trust portfolio if certain conditions are met. We currently designate all newly created Eligible Accounts arising in the approved portfolios as automatic additional accounts, and the receivables in these accounts will be transferred to the trust. If we acquire or begin to directly originate additional types of private label credit cards or bank cards, these accounts may be designated as supplemental accounts and added to the trust so long as the Rating Agency Condition is satisfied. We refer to both the supplemental accounts and the automatic additional accounts in this prospectus as “additional accounts.”

Our right to automatically add additional Eligible Accounts to the trust as they arise is subject to the quantitative limitations described in “—Addition of Trust Assets” in this prospectus. We may also elect to stop the automatic addition of receivables arising in automatic additional accounts, but only as to accounts created on or after the date of suspension or termination. We also have the right, and in some cases the obligation, to designate from time to time additional Eligible Accounts to the trust portfolio and to convey to the trust all receivables in those additional accounts, whether those receivables are then existing or thereafter created.

The accounts must be Eligible Accounts as of the date we designate them as supplemental accounts or automatic additional accounts. Once these accounts are designated, only the receivables arising under these accounts, and not the accounts themselves, are sold. In addition, as of the date on which any new receivables are created, we will represent and warrant to the trust that the receivables conveyed to the trust on that day are Eligible Receivables. However, we cannot guarantee that all the accounts will continue to meet the applicable eligibility requirements throughout the life of the trust. The trust’s eligibility requirements for accounts and receivables are described under “—Representations and Warranties of the Depositor” in this prospectus.

Participations or trust certificates representing undivided legal or beneficial ownership interests in a pool of assets primarily consisting of credit card or other revolving credit account receivables owned by the bank or its affiliates and the funds collected thereon may also be added to the trust. Unless exempt from registration, any such participations or trust certificates will be registered with the Securities and Exchange Commission, and the terms of such participations or trust certificates will be described in the related prospectus.

Under some circumstances, we may also designate that some accounts will no longer be trust accounts, and the receivables originated under these accounts will be removed from the trust. Throughout the term of the trust, the trust portfolio will consist of receivables originated in the initial accounts plus receivables originated in any additional accounts and any participation interests conveyed to the trust minus receivables originated in any removed accounts.

We cannot assure you that additional accounts will be of the same credit quality as previously designated trust accounts. Moreover, additional accounts may contain receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described in this prospectus. Additional accounts may also have different credit guidelines, balances and ages. Consequently, we cannot assure you that the accounts will continue to have the characteristics described in this prospectus as additional accounts are added. In addition, if we designate additional accounts with lower periodic finance charges, that may have the effect of reducing the portfolio yield.

Account Terms

Finance charges are calculated by multiplying the average daily balance outstanding on an account during the monthly billing period by the applicable periodic finance charge rate. Finance charges are assessed from the date of purchase. Generally, a grace period of approximately 25 days from the billing date is available to make payment and avoid finance charges. Payments are applied in accordance with applicable law.

The bank may, subject to applicable law, change finance charge rates from time to time at its discretion.

Currently, the minimum monthly payment amount is equal to a percentage of the account balance, as well as any past due amounts. Minimum monthly payments are in most instances subject to a $10 payment. The bank may, subject to applicable law, change the minimum monthly payment from time to time at its discretion. The credit card accounts originated in certain private label programs are secured by the goods purchased using the related credit cards.

Consumer Protection Laws

The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to the receivables, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose various disclosure requirements either before or when an account is opened, or both, and at the end of monthly billing cycles, and, in addition, limit account holder liability for unauthorized use, prohibit various discriminatory practices in extending credit and regulate practices followed with respect to credit reporting and collections. In addition, account holders are entitled under these laws to have payments and credits applied to their revolving credit accounts promptly and to prompt resolution of billing errors.

The CARD Act revamped credit card disclosures and imposed a number of substantive restrictions on credit card pricing and practices. Among other things, the CARD Act and associated regulations imposes new requirements and restrictions on changes in terms on credit card accounts, regulates payment processing and how payments are allocated, restricts a card issuer’s ability to reprice credit card accounts, restricts penalty and overlimit fees, imposes new disclosure requirements in connection with credit card accounts, limits the amount of late payment fees that can be charged by card issuers, and requires card issuers periodically to reevaluate rate increases and to take action to reduce rates, if appropriate.

Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer revolving credit industry.

The trust may be liable for violations of consumer protection laws that apply to the receivables, either as assignee from us with respect to obligations arising before transfer of the receivables to the trust or as the party directly responsible for obligations arising after the transfer. In addition, an account holder may be entitled to assert those violations by way of set-off against the obligation to pay the amount of receivables owing. All receivables that were not created in compliance in all material respects with the requirements of consumer protection laws, if the noncompliance has a material adverse effect on the noteholders’ interest therein, will be reassigned to us. The servicer has also agreed in the pooling and servicing agreement and the transfer and servicing agreement to indemnify the trust, among other things, for any liability arising from those types of violations. For a discussion of the trust’s rights if the receivables were not created in compliance in all material respects with applicable laws, see “—Representations and Warranties of the Depositor” in this prospectus.

Federal law provides that a state-chartered bank whose deposits are insured by the FDIC, like the bank, is entitled to apply the same interest rate to residents located in all states, without regard to state by state usury limitations. If it were determined that out-of-state credit card issuers must comply with a jurisdiction’s law limiting the interest imposed by credit card issuers, this determination could have an adverse impact on a bank’s credit card operations and on the earnings of the trust.

Representations and Warranties of the Depositor

As of the closing date for each series of securities and the date each account is designated for inclusion to the trust, we represent to the trust that:

•	each account is an Eligible Account as of the date it is designated to the trust and each receivable is an Eligible Receivable on the date it is transferred to the trust;

•	the account schedule and information contained therein is true and correct in all material respects;

•	each receivable has been conveyed to the trust free and clear of any liens, other than liens permitted by the pooling and servicing agreement and the transfer and servicing agreement, and in compliance in all material respects with all applicable laws;

•	we own all right, title and interest in each such receivable and have the right to transfer it to the trust; and

•	all required governmental approvals in connection with the transfer of each such receivable to the trust have been obtained and remain in full force and effect.

If any of these representations is not true in any material respect for any receivables as of the date specified in the representation and as a result of the untrue statement or breach any receivables in the related account become defaulted receivables or the trust’s rights in the receivables or the proceeds of the receivables are impaired or are not available to the trust free and clear of any lien, we are required to accept reassignment of the affected receivable. We will be permitted 60 days to cure the breach or a longer period not to exceed 150 days agreed to by the trustee.

We will accept retransfer of a receivable by directing the servicer to deduct the principal amount of the ineligible receivable from the Transferor Amount. If this would reduce the Transferor Amount below the Specified Transferor Amount, we will make a cash deposit in the collection account in the amount by which the Transferor Amount would have been reduced below the Specified Transferor Amount after giving effect to the deduction. Any deduction or deposit is considered a repayment in full of the ineligible receivable.

On the closing date for each series, in our capacity as transferor, we will also make representations and warranties to the trust as to:

•	our valid existence and good standing as a limited liability company and our ability to perform our obligations under each transaction document;

•	our qualification to do business and good standing as a foreign corporation and our possession of necessary licenses and approvals to conduct our business;

•	the due authorization, execution, delivery and performance of each transaction document to which we are a party;

•	the enforceability of each transaction document against us as legal, valid and binding obligations;

•	the effectiveness of the agreement governing our transfer of the receivables to the trust as a valid transfer and assignment of, or a grant of a first priority perfected security interest in, the receivables, other than liens permitted by the transfer agreement; and

•	the absence of any transferor claims or interests in the collection account, excess funding account, series account or credit enhancement for a series.

If any of these representations and warranties is false in any material respect and the breach of the representation or warranty has a material adverse effect on the receivables or the availability of the proceeds of the receivables to the trust, then either the trustee or securityholders holding more than 50% of the principal amount of any series of securities may direct us to accept retransfer of the entire trust portfolio. We will be permitted 60 days after the direction is given, or a longer period, not to exceed 150 days, as may be specified in the direction, to cure the breach.

The reassignment price would equal the aggregate outstanding principal amounts for all series of securities, in each case as of the distribution date on which the reassignment is scheduled to be made, plus accrued and unpaid interest on the securities through the distribution date, plus any other amounts specified for any series in the related indenture supplement. The minimum reassignment price for your series will equal the reassignment amount described under “Description of Series Provisions—Reassignment Amount.”

Reassignment of any affected receivables or the entire trust portfolio to us, as the case may be, is the sole remedy respecting any breach of the representations and warranties described in this section.

On the closing date for each series, in our capacity as transferor, we will also make the following representations and warranties to the trust:

•	the transfer and assignment of the collateral certificate under the transfer and servicing agreement constitutes:

(1)	either a sale of the collateral certificate;

(2)	a grant of a perfected security interest therein from us to the issuing entity; or

(3)	a grant of a perfected security interest in the collateral certificate from us to the indenture trustee.

•	we have good and marketable title to the collateral certificate free and clear of all liens;

•	upon our transfer of the collateral certificate to the issuing entity, the issuing entity will have good and marketable title to the collateral certificate free and clear of all liens; and

•	all actions necessary under the applicable Uniform Commercial Code have been taken to give either the issuing entity or the indenture trustee a first priority perfected security interest in the collateral certificate.

Representations and Warranties of the Bank

In the receivables purchase agreement, the bank represents and warrants to us as of the closing date for each series of securities and the date each account is designated for inclusion to the trust that:

•	each account is an Eligible Account as of the date it is designated to the trust and each receivable is an Eligible Receivable on the date it is transferred to us;

•	the account schedule and information contained therein is true and correct in all material respects;

•	each receivable has been conveyed to us free and clear of any liens, other than liens permitted by the receivables purchase agreement, and in compliance in all material respects with all applicable laws;

•	it owns all right, title and interest in each such receivable and has the right to transfer it to us; and

•	all required governmental approvals in connection with the transfer of each such receivable to us have been obtained.

In the event of a breach of any of these representations and warranties which results in the requirement that we accept retransfer of an ineligible receivable under the pooling and servicing agreement or the transfer and servicing agreement, we can require the bank to repurchase that ineligible receivable on the date of the retransfer. The purchase price for the ineligible receivables will be the outstanding principal amount of those receivables.

In the receivables purchase agreement, the bank will also make representations and warranties to us as to:

•	the bank’s valid existence and good standing under the laws of its jurisdiction of organization and its ability to perform its obligations under each transaction document;

•	the bank’s qualification to do business and good standing (or exemption from such requirements) and its possession of necessary licenses and approvals to conduct its business in all jurisdictions in which failure to qualify or obtain such licenses and approvals would render any credit card agreement relating to an account or any receivable unenforceable or would have a material adverse effect on us or the noteholders;

•	the due authorization, execution, delivery and performance of the receivables purchase agreement;

•	the enforceability of the receivables purchase agreement against the bank as a legal, valid and binding obligation; and

•	the effectiveness of the receivables purchase agreement governing the bank’s transfer of the receivables to us as a valid transfer and assignment of its ownership interest in the receivables, other than liens permitted by the receivables purchase agreement.

If the breach of any of the representations or warranties described in this paragraph results in our obligation under the pooling and servicing agreement or the transfer and servicing agreement to accept retransfer of the receivables, we can require the bank to repurchase the receivables retransferred to us, for an amount of cash equal to the outstanding principal balance of the retransferred receivables.

Repurchases of Receivables

None of the receivables securitized by the sponsor were the subject of a demand to repurchase or replace for a breach of the representations and warranties during the three-year period ending September 30, 2016. We, as securitizer, disclose all fulfilled and unfulfilled repurchase requests for receivables that were the subject of a demand to repurchase on SEC Form ABS-15G. We filed our most recent Form ABS-15G with the SEC on February 11, 2016. Our CIK number is 0001139552.

Dispute Resolution Procedures

The bank and the depositor are required to repurchase receivables from the trust if it is discovered that the receivables did not satisfy eligibility requirements in some material respect at the time that we transferred them to the trust and the ineligibility results in a charge-off or an impairment of the trust’s rights in the transferred receivables or their proceeds. If a request for repurchase delivered to the bank or the depositor, as applicable (the “representing party”), has not been fulfilled or otherwise resolved within 180 days of the receipt of notice of the request, the party making the repurchase request (including any verified beneficial owner of a note) (a “requesting party”) may refer the matter, at its discretion, to either mediation (including non-binding arbitration) or binding arbitration. References in this prospectus to mediation include non-binding arbitration proceedings. The requesting party must provide the representing party written notice of the referral of the matter to mediation or arbitration within 30 calendar days of the filing of a Form 10-D with respect to the monthly period in which the 180-day period referred to above ends.

The depositor will file a Form ABS-15G report with the Securities and Exchange Commission if a repurchase request has been received by the depositor. The Form ABS-15G is publicly available and will provide required information regarding the repurchase request on a quarterly basis until the repurchase request is resolved. The Form ABS-15G will also include the date on which the repurchase request was received by the depositor.

The bank and the depositor have agreed to participate in the dispute resolution method that is selected by a requesting party. If any requesting party that is a note owner is not a record holder as reflected on the note register, the representing party may require that investor to provide verification documents to confirm that the investor is a beneficial owner of notes. If the representing party requires an investor to provide verification documents, the investor must provide (i) a written certification that it is a beneficial owner of a specified principal amount of notes and (ii) (A) a trade confirmation, (B) an account statement, (C) a letter from a broker-dealer that is acceptable to the representing party or (D) any other form of documentation that is acceptable to the representing party. Dispute resolution to resolve repurchase requests will be available regardless of whether noteholders voted to direct an Asset Review or whether a Delinquency Trigger has occurred.

A mediation or binding arbitration will be administered by a nationally recognized arbitration and mediation association, referred to in this prospectus as the “Organization,” selected by the depositor. Any mediation and arbitration described above will be held in New York, New York (or, such other location as the parties mutually agree upon). None of the bank, the servicer or the depositor will be required to produce personally identifiable customer information for purposes of any mediation or arbitration. Except as described in the following sentence, a requesting party may not initiate a mediation or arbitration as described above with respect to a receivable that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether initiated by that requesting party or another requesting party) but will have 30 days from the date notice of commencement of a mediation or arbitration is disclosed in a Form 10-D filing by the depositor to join such existing mediation or arbitration with respect to that receivable if the mediation or arbitration has not yet concluded. If the parties fail to agree at the completion of the mediation, the requesting party may refer the repurchase request to binding arbitration or may, in accordance with the terms of the transaction documents, pursue other remedies including legal proceedings. We will provide notice of the commencement of any mediation or arbitration on Form 10-D.

Each party will agree to keep the details of the repurchase request and the dispute resolution confidential. Such information will be and remain confidential for any purpose, including impeachment, mediation, arbitration or litigation, except as required in accordance with applicable law, regulatory requirements, or court order or to the extent that the depositor elects to disclose such information. If any party receives a subpoena or other request for confidential information from a third party (other than a governmental regulatory body), the recipient of the request will promptly notify the other party and provide the other party with the opportunity to object or seek other appropriate protective remedies, consistent with the applicable requirements of law and regulation. If, in the absence of a protective order, the recipient of the request is compelled to disclose any portion of the confidential information as a matter of law, regulation, legal process or regulatory authority, the recipient may disclose to the party compelling disclosure only the part of such confidential information that is required to be disclosed.

Mediation

If the requesting party selects mediation, the mediation will be administered by the Organization in accordance with its commercial mediation rules then in effect. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation; provided that, if they cannot reach a mutual determination, the fees and expenses of the mediation will be borne equally by the parties, provided further that the servicer will pay any such fees and expenses allocated to or otherwise deemed payable by the depositor. The mediator will be a “Qualified Dispute Resolution Professional,” meaning an attorney or retired judged that is independent, impartial, knowledgeable about and experienced with the laws of the State of New York, specializing in commercial litigation with at least fifteen years of experience and will be appointed from a list of neutrals maintained by the Organization. The requesting party and the representing party will jointly appoint the mediator within 30 days of the request for mediation. In the event the mediator is not timely appointed, a mediator will be appointed by the Organization. If the parties fail to agree at the completion of the mediation, the requesting party may refer the repurchase request to binding arbitration (as described below) or may, in accordance with the transaction documents, pursue any other available remedy including legal proceedings.

Binding Arbitration

If the requesting party selects binding arbitration, the arbitration will be administered by the Organization in accordance with its arbitration rules then in effect (referred to in this prospectus as the “Arbitration Rules”).

If the repurchase request at issue involves a repurchase amount of less than 5% of the total principal receivables owned by the trust as of the date of such repurchase request, a single arbitrator, who must be a Qualified Dispute Resolution Professional, will be used. Upon being supplied a list of at least ten potential arbitrators by the Organization, each of the requesting party and the representing party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential arbitrators in order of preference. The Organization will select the arbitrator from the remaining potential arbitrators on the list respecting the preference choices of the parties to the extent possible.

If the repurchase request at issue involves a repurchase amount equal to or in excess of 5% of the total principal receivables owned by the trust as of the date of such repurchase request, a three-arbitrator panel will be used. The arbitral panel will consist of three Qualified Dispute Resolution Professionals, (a) one to be appointed by the requesting party within five business days of providing notice to the representing party of its selection of binding arbitration, (b) one to be appointed by the representing party within five business days of the requesting party’s appointment and (c) the third, who will preside over the arbitral panel, to be chosen by the two party-appointed arbitrators within five business days of the representing party’s appointment. If any party fails to appoint an arbitrator or the two party-appointed arbitrators fail to appoint the third within the stated time periods, then the appointments will be made by the Organization pursuant to the Arbitration Rules.

In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration and administrative fees) and reasonable attorneys’

fees to the parties as determined by the arbitrator in its reasonable discretion. The arbitrator will make its final determination in writing no later than 90 days after its appointment or as soon as practicable thereafter. The arbitrator will resolve the dispute according to the transaction documents and may not modify or change the transaction documents in any way or award remedies not consistent with the transaction documents. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by it, and the representing party shall not be required to pay more with respect to the repurchase request than the repurchase price required to be paid under the transaction documents. In the case of binding arbitration, the final determination of the arbitrator will be final and non-appealable absent manifest error, except for actions to confirm or vacate the determination permitted under law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting binding arbitration, the requesting party is giving up its right to sue in court, including the right to a trial by jury.

Addition of Trust Assets

We may, at our option, designate additional accounts to the trust, the receivables in which will be sold and assigned to the trust. As described above under “Composition of the Trust Portfolio” in this prospectus, we currently designate all new Eligible Accounts to the trust automatically upon their establishment, and we expect to continue to do so. However, we may elect to terminate or suspend the automatic addition of accounts at any time by delivering prior written notice to the trustee, the trust, the rating agencies and the servicer. We are permitted to continue to automatically designate all new Eligible Accounts as they arise unless an automatic addition limitation event or additional limitation event has occurred. These events will occur if we reach specified triggers relating to default ratios and payment rates on the receivables.

Upon the occurrence of an automatic addition limitation event, the following limits will apply:

(1)	the new accounts designated during the period from the first day of the transferor’s fiscal year in which the addition is to occur through the date the new accounts will be added may not exceed 20% of the number of accounts as of the first day of that period; or

(2)	for any fiscal calendar quarter, the new accounts designated during that fiscal calendar quarter may not exceed 15% of the number of accounts as of the first day of that fiscal calendar quarter.

Upon the occurrence of an additional limitation event, the following limits will apply:

(1)	the aggregate balance of receivables in the new accounts designated during any twelve month or shorter period beginning on the occurrence of such trigger event may not exceed 20% of the aggregate balance of the receivables in the trust portfolio as of the first day after such trigger event occurs; or

(2)	for any three month or shorter period beginning on the date on which such trigger event occurs, the aggregate balance of receivables in the new accounts designated during that calendar quarter may not exceed 15% of the aggregate balance of the receivables in the trust portfolio as of the first day after such trigger event occurs.

The limitations imposed upon the occurrence of an automatic addition limitation event or additional limitation event will no longer apply if the Rating Agency Condition is satisfied.

In addition, we will be required to make an addition of supplemental accounts and/or participation interests in order to maintain:

•	the Transferor Amount averaged over any period of thirty consecutive days at the Minimum Transferor Amount for that period; and

•	for each business day, the Aggregate Principal Balance at the Required Principal Balance.

When we transfer receivables in additional accounts or participation interests to the trust, other than in connection with automatic additions of accounts, we must satisfy several conditions, including:

•	we must give each rating agency and the servicer prior notice of each addition;

•	we must certify that:

•	each additional account is an Eligible Account and each receivable in such additional account is an Eligible Receivable;

•	no selection procedures materially adverse to the securityholders were used in selecting the additional accounts from the available Eligible Accounts;

•	as of the addition date, we are not insolvent and would not become insolvent by the addition of the accounts; and

•	the transfer of the additional receivables constitutes a valid transfer to the trust of all our right, title and interest in the receivables in the additional accounts or the grant to the trust of a first priority perfected security interest in those receivables; and

•	we must deliver an opinion of counsel with respect to the perfection of the transfer and related matters.

No party will independently verify that the above conditions for the designation of additional accounts have been met.

Defaulted accounts that have been charged-off as uncollectible in accordance with the servicer’s credit card guidelines and the servicer’s customary and usual policies and procedures for servicing revolving credit card receivables will not be included in any account addition. See “The Servicer—Defaulted Receivables; Dilution; Investor Charge-Offs” in this prospectus.

Removal of Accounts

We also have the right to remove accounts from the list of designated accounts and to require the reassignment to us of all receivables in the removed accounts, whether the receivables already exist or arise after the designation. Except as described in the following paragraph, our right to remove accounts is subject to the satisfaction of several conditions, including that:

(1)	if the accounts to be removed have outstanding receivables, the Rating Agency Condition is satisfied with respect to the removal;

(2)	we certify that:

(a)	individual accounts or administratively convenient groups of accounts, such as billing cycles, were chosen for removal randomly or on another basis intended to achieve sale treatment of the accounts for accounting purposes;

(b)	no selection procedures materially adverse to the securityholders were used in selecting the removed accounts; and

(c)	in our reasonable belief, the removal will not cause an early amortization event, or an event that with notice or lapse of time or both, would constitute an early amortization event;

(3)

the removal will not cause (i) the Transferor Amount to be less than the Minimum Transferor Amount, (ii) the Aggregate Principal Balance to be less than the Required Principal Balance or (iii) a decrease in the sum of the collateral and invested amounts for all outstanding series, in any case, after giving effect to the removal; and

(4)	except as described in the following paragraph, we may not designate accounts for removal more frequently than once per month.

In addition, without satisfying the above conditions, we may from time to time, remove accounts designated for repurchase by a retailer under the terms of their credit card processing agreement. The repurchase price for these receivables will be calculated as if the receivables were ineligible receivables. Amounts received by the trust for these removed receivables will be treated as collections of principal receivables.

No party will independently verify that the above conditions for the removal of accounts have been met.

Notice of Changes in Trust Portfolio

If the designation of additional accounts or removal of accounts materially changes the composition of the trust portfolio, we will include updated information with respect to the composition of the trust portfolio in a report on Form 10-D, which will be filed with the SEC, unless similar information with respect to the trust portfolio was otherwise previously filed in a periodic report filed with the SEC pursuant to the Exchange Act or filed with the SEC in connection with the filing by us of a prospectus or a registration statement relating to the trust.

Receivables Performance

The tables below contain performance information for the receivables in the trust portfolio for each of the periods shown. The composition of the trust portfolio is expected to change over time, including as a result of the addition of new accounts and as a result of the removal of accounts under certain circumstances. See “Risk Factors—Termination of certain private label credit card programs could lead to a reduction of receivables in the trust.” The future performance of the receivables in the trust portfolio may be different from the historical performance set forth below.

All data set forth in the tables below is reported on a collected basis. Average principal receivables outstanding is the average of the principal receivables balances at the beginning of each month in the period indicated. Fees include late fees and return check fees.

Delinquency and Loss Experience

The following tables set forth the aggregate delinquency and loss experience for cardholder payments on the credit card accounts in the trust portfolio for each of the dates or periods shown.

We generally expect that net losses and delinquencies in the trust portfolio will correlate with the general economy and unemployment rates. During the years that followed the global financial and economic crisis of 2008-2010, the trust portfolio experienced low levels of delinquencies and losses as the global economy recovered from such crisis. Recent increased global economic volatility and cyclicality of the lending/credit markets may have an adverse effect on the trust portfolio. More specifically, increases in delinquencies and charge-offs could occur, particularly if conditions in the general economy deteriorate.

We cannot assure you that the future delinquency and loss experience for the receivables will be similar to the historical experience set forth below.

Receivables Delinquency Experience

Trust Portfolio

(Dollars in Thousands)

	As of September 30,		As of December 31,
	2016		2015		2014
	Principal Receivables	Percentage of Total Principal Receivables	Principal Receivables	Percentage of Total Principal Receivables	Principal Receivables	Percentage of Total Principal Receivables
Total Principal Receivables	$6,656,213		$7,063,076		$6,246,886
Principal Receivables Delinquent:
31-60 Days	124,641	1.87%	102,557	1.45%	98,877	1.58%
61-90 Days	88,067	1.32%	70,934	1.00%	59,624	0.95%
91-120 Days	69,420	1.04%	58,842	0.83%	47,042	0.75%
121-150 Days	56,367	0.85%	49,422	0.70%	38,565	0.62%
151 or More Days	50,668	0.76%	42,182	0.60%	33,343	0.53%

Total (1)	$389,163	5.85%	$323,936	4.59%	$277,452	4.44%

(1)	Amounts and percentages may not add up to the total due to rounding.

	As of December 31,
	2013		2012		2011
	Principal Receivables	Percentage of Total Principal Receivables	Principal Receivables	Percentage of Total Principal Receivables	Principal Receivables	Percentage of Total Principal Receivables
Total Principal Receivables	$5,406,082		$4,675,756		$3,518,832
Principal Receivables Delinquent:
31-60 Days	80,114	1.48%	65,182	1.39%	50,652	1.44%
61-90 Days	52,801	0.98%	40,896	0.87%	34,143	0.97%
91-120 Days	42,356	0.78%	32,028	0.68%	27,770	0.79%
121-150 Days	34,923	0.65%	26,188	0.56%	23,074	0.66%
151 or More Days	30,334	0.56%	21,819	0.47%	19,271	0.55%

Total (1)	$240,528	4.45%	$186,113	3.98%	$154,911	4.40%

(1)	Amounts and percentages may not add up to the total due to rounding.

Account Delinquency Experience

Trust Portfolio

	As of September 30,		As of December 31,
	2016		2015		2014
	Total Active Accounts	Percentage of Total Active Accounts	Total Active Accounts	Percentage of Total Active Accounts	Total Active Accounts	Percentage of Total Active Accounts
Total Active Accounts	15,263,819		17,404,901		16,377,074
Active Accounts Delinquent: (1)
31-60 Days	256,297	1.68%	226,877	1.30%	232,912	1.42%
61-90 Days	177,678	1.16%	153,953	0.88%	134,588	0.82%
91-120 Days	143,004	0.94%	130,494	0.75%	107,802	0.66%
121-150 Days	120,316	0.79%	112,630	0.65%	88,121	0.54%
151 or More Days	116,099	0.76%	97,486	0.56%	76,501	0.47%

Total (2)	813,394	5.33%	721,440	4.15%	639,924	3.91%

(1)	Excludes Zero Balance Accounts.
(2)	Amounts and percentages may not add up to the total due to rounding.

	As of December 31,
	2013		2012		2011
	Total Active Accounts	Percentage of Total Active Accounts	Total Active Accounts	Percentage of Total Active Accounts	Total Active Accounts	Percentage of Total Active Accounts
Total Active Accounts	14,670,019		12,769,274		9,664,022
Active Accounts Delinquent: (1)
31-60 Days	191,139	1.30%	151,453	1.19%	119,025	1.23%
61-90 Days	119,145	0.81%	87,375	0.68%	70,004	0.72%
91-120 Days	96,876	0.66%	68,320	0.54%	55,799	0.58%
121-150 Days	79,876	0.54%	56,708	0.44%	46,480	0.48%
151 or More Days	68,429	0.47%	46,761	0.37%	38,533	0.40%

Total (2)	555,465	3.79%	410,617	3.22%	329,841	3.41%

(1)	Excludes Zero Balance Accounts.
(2)	Amounts and percentages may not add up to the total due to rounding.

Loss Experience

Trust Portfolio

(Dollars in Thousands)

	Nine Months Ended September 30,	Year Ended December 31,
	2016	2015	2014	2013	2012	2011
Average Receivables Outstanding	$6,618,497	$5,974,937	$5,175,535	$4,640,972	$3,585,480	$3,080,463
Gross Charge-Offs (1)	418,542	452,443	383,274	327,515	256,343	278,640
Recoveries (2)	121,241	144,821	133,193	81,403	66,993	60,066
Net Charge-Offs (3)(4)	297,301	307,621	250,081	246,111	189,350	218,574
Net Charge-Offs as a percentage of Average Receivables Outstanding (annualized) (5)	5.99%	5.15%	4.83%	5.30%	5.28%	7.10%

(1)	Gross Charge-Offs includes gross charge-offs of principal receivables.
(2)	Recoveries includes recoveries of principal and finance charge receivables and fees.
(3)	Net Charge-Offs equal Gross Charge-Offs minus Recoveries.
(4)	Amounts may not add up to the total due to rounding.
(5)	Annualized figures are not necessarily indicative of actual results for the entire year.

Revenue Experience

The gross revenues from finance charges and fees related to accounts in the trust portfolio for each of the periods shown are set forth in the following table. The figures reflected in the following table represent balances before deductions for charge-offs, returned merchandise, and customer disputes or other expenses and reductions due to fraud.

Revenue Experience

Trust Portfolio

(Dollars in Thousands)

	Nine Months Ended September 30,	Year Ended December 31,
	2016	2015	2014	2013	2012	2011
Average Receivables Outstanding	$6,618,497	$5,974,937	$5,175,535	$4,640,972	$3,585,480	$3,080,463
Total Finance Charges and Fees	1,684,788	1,964,726	1,701,185	1,494,621	1,123,789	967,883
Total Finance Charges and Fees as a percentage of Average Receivables Outstanding (annualized) (1)	33.94%	32.88%	32.87%	32.20%	31.34%	31.42%

(1)	Annualized figures are not necessarily indicative of actual results for the entire year.

Composition of the Trust Portfolio

The receivables to be conveyed to the trust have been or will be generated from transactions made by holders of credit card accounts included in the trust portfolio. A description of the bank’s credit card business is contained in this prospectus under the heading “Sponsor—Private Label Credit Card Activities.”

As of September 30, 2016:

•	The receivables in the trust portfolio included approximately $6,656,213 of principal receivables and approximately $298,560 of finance charge receivables (in thousands).

•	The accounts designated for the trust portfolio had an average principal receivables balance per active account of approximately $448 and an average credit limit of approximately $1,574.

•	The percentage of the aggregate principal receivables balance to the aggregate total average credit limit of all accounts was approximately 6.2%.

•	The average age of the accounts was approximately 73 months.

•	The percentage of the accounts in the trust portfolio for which cardholders made minimum payments as of their respective latest statement date, in each case based on the prior month statement minimum payment, was approximately 17.33%.

•	The percentage of the accounts in the trust portfolio for which cardholders made full payments as of their respective latest statement date, in each case based on the prior month statement outstanding balance, was approximately 9.83%.

For purposes of the tables below, “Number of Accounts” refers to all trust accounts, including any accounts that are inactive accounts and zero-balance accounts, which in some cases may be closed accounts that have not yet been removed from the originator’s computer system and from the trust portfolio. Because the future composition of the trust portfolio will change over time, these tables are not indicative of the composition of the trust portfolio at any subsequent time.

The table immediately below sets forth the number of fixed and floating rate credit cards and the associated principal amounts contained in the trust portfolio as of September 30, 2016.

Distribution of Trust Portfolio

by Fixed/Floating APR

(Dollars in Thousands; Accounts in Thousands)

	Number of Accounts	Percentage of Number of Accounts	Principal Receivables	Percentage of Total Principal Receivables
Total Fixed	3,413	4.51%	$388,552	5.84%
Total Variable (1)	72,272	95.49%	6,267,661	94.16%

Total (2)	75,685	100.00%	$6,656,213	100.00%

(1)	In the majority of instances, the annual variable rate is currently prime plus 21.74%.
(2)	Amounts and percentages may not add up to the total due to rounding.

Our variable rate credit cards represent APRs indexed to a benchmark rate plus various spread levels. Variable rate credit cards are not subject to a maximum rate.

Composition by Retailer Type

Trust Portfolio

Retailer Type	Percentage of Total Principal Receivables
Soft goods	67.65%
Department Store	19.20%
Furniture	11.45%
Jewelry	1.56%
Other	0.13%

Total (1)	100.00%

(1)	Amounts and percentages may not add up to the total due to rounding.

The table immediately below sets forth the companies, including each of their respective affiliates, that have credit card programs, or groups of credit card programs, that account for more than 7.5% of principal receivables balances in the trust portfolio as of September 30, 2016. Except for the three companies listed below, no other company’s credit card program, or group of credit card programs, accounts for more than 7.5% of the principal receivables in the trust portfolio as of September 30, 2016.

Composition by Retailer Group of

Trust Portfolio

(Dollars in Thousands; Accounts in Thousands)

Retailer Group (1)	Number of Accounts	Percentage of Total Number of Accounts	Principal Receivables	Percentage of Total Principal Receivables
L Brands, Inc. Retail Group	12,834	16.96%	$1,427,486	21.45%
Ascena Retail Group, Inc. (2)	14,695	19.42%	1,191,495	17.90%
Bon Ton Retail Group	6,469	8.55%	683,695	10.27%
Retailer Groups less than 7.5%	41,687	55.08%	3,353,537	50.38%

Total (3)	75,685	100.00%	$6,656,213	100.00%

(1)	Includes each individual retailer in the trust commonly owned by the retailer group.
(2)	The amount for Ascena Retail Group, Inc. includes approximately 6.47% of principal receivables that are expected to be removed from the trust when the related retailers’ program agreements expire on December 31, 2016.
(3)	Amounts and percentages may not add up to the total due to rounding.

Composition by Individual Retailer of

Trust Portfolio

(Dollars in Thousands; Accounts in Thousands)

Retailer	Number of Accounts	Percentage of Total Number of Accounts	Principal Receivables	Percentage of Total Principal Receivables
Victoria’s Secret PL	12,807	16.92%	$1,423,987	21.39%
Lane Bryant PL	3,312	4.38%	393,342	5.91%
Retailers less than 5%	59,566	78.70%	4,838,884	72.70%

Total (1)	75,685	100.00%	$6,656,213	100.00%

(1)	Percentages may not add up to the total due to rounding.

Composition by Account Balance

Trust Portfolio

(Dollars in Thousands; Accounts in Thousands)

Account Balance Range	Number of Accounts	Percentage of Total Number of Accounts	Principal Receivables	Percent of Total Principal Receivables
Credit Balance	370	0.49%	$(14,400)	(0.22)%
No Balance	60,421	79.83%	—	—
$0.01 - $50.00	1,949	2.58%	56,250	0.85%
$50.01 - $100.00	2,093	2.76%	155,666	2.34%
$100.01 - $150.00	1,606	2.12%	199,308	2.99%
$150.01 - $250.00	2,427	3.21%	480,814	7.22%
$250.01 - $350.00	1,344	1.78%	397,849	5.98%
$350.01 - $500.00	1,336	1.77%	563,394	8.46%
$500.01 - $1,000.00	2,361	3.12%	1,686,928	25.34%
$1,000.01 - $1,500.00	936	1.24%	1,134,821	17.05%
$1,500.01 or more	842	1.11%	1,995,584	29.98%

Total (1)	75,685	100.00%	$6,656,213	100.00%

(1)	Amounts and percentages may not add up to the total due to rounding.

Composition by Credit Limit

Trust Portfolio

(Dollars in Thousands; Accounts in Thousands)

Credit Limit Range	Number of Accounts	Percentage of Total Number of Accounts	Principal Receivables	Percent of Total Principal Receivables
No Credit Limit	3,259	4.31%	$86,259	1.30%
$0.01 - $100.00	278	0.37%	1,625	0.02%
$100.01 - $250.00	6,254	8.26%	221,561	3.33%
$250.01 - $350.00	2,553	3.37%	118,303	1.78%
$350.01 - $500.00	5,834	7.71%	230,382	3.46%
$500.01 - $750.00	9,908	13.09%	435,982	6.55%
$750.01 - $1,000.00	15,764	20.83%	571,407	8.58%
$1,000.01 - $1,250.00	4,559	6.02%	569,936	8.56%
$1,250.01 - $1,500.00	7,117	9.40%	659,152	9.90%
$1,500.01 - $2,000.00	8,351	11.03%	1,104,754	16.60%
$2,000.01 - $2,500.00	2,048	2.71%	685,474	10.30%
$2,500.01 or more	9,762	12.90%	1,971,379	29.62%

Total (1)	75,685	100.00%	$6,656,213	100.00%

(1)	Amounts and percentages may not add up to the total due to rounding.

Composition by Account Age

Trust Portfolio

(Dollars in Thousands; Accounts in Thousands)

Account Age Range	Number of Accounts	Percentage of Total Number of Accounts	Principal Receivables	Percent of Total Principal Receivables
Not More than 12 Months	8,141	10.76%	$952,536	14.31%
Over 12 Months to 24 Months	7,787	10.29%	943,716	14.18%
Over 24 Months to 36 Months	7,555	9.98%	865,943	13.01%
Over 36 Months to 48 Months	7,082	9.36%	700,756	10.53%
Over 48 Months to 60 Months	6,599	8.72%	537,629	8.08%
Over 60 Months	38,522	50.90%	2,655,633	39.90%

Total (1)	75,685	100.00%	$6,656,213	100.00%

(1)	Amounts and percentages may not add up to the total due to rounding.

Cardholders whose accounts are designated for the trust portfolio had billing addresses in all 50 states, the District of Columbia and other U.S. territories, except for 0.21% of the principal receivables balance for the trust for which cardholders had billing addresses located outside of the United States, the District of Columbia or other U.S. territories. Except for the six states listed below, no state accounted for more than 5% of the number of accounts or 5% of the total principal receivables balances as of September 30, 2016.

Composition by Billing Address

Trust Portfolio

State	Percentage of Number of Accounts	Percentage of Total Principal Receivables
Texas	7.35%	10.23%
California	7.70%	8.46%
Illinois	6.08%	8.10%
New York	7.79%	7.17%
Florida	6.47%	5.93%
Pennsylvania	5.43%	4.72%

As described under “The Sponsor—Underwriting Process” in this prospectus, the bank uses credit bureau scoring and a proprietary scoring model developed for the bank as tools in the underwriting process and for making credit decisions. The bank uses credit bureau scoring and a proprietary scoring model also for purposes of monitoring obligor credit quality. The bank’s proprietary scoring model is based on historical data and requires the bank to make various assumptions about future performance. As a result, the bank’s proprietary model is not intended, and should not be relied upon, to forecast actual future performance.

Information regarding customer performance is factored into these proprietary scoring models to determine the probability of an account becoming 90 or more days past due at any time within the next 12 months. Obligor credit quality is monitored at least monthly during the life of an account. The information in the table below is based on the most recent information available for each account in the trust portfolio. Because the future composition of the trust portfolio will change over time, obligor credit quality as shown in the table below is not indicative of obligor credit quality for the trust portfolio at any subsequent time. In addition, the bank’s assessment of obligor credit quality may change over time depending on the conduct of the cardholder and changes in the proprietary scoring models used by the bank.

Composition by Obligor Credit Quality

Trust Portfolio

(Dollars in Thousands)

Probability of an Account Becoming 90 or More Days Past Due or Becoming Charged-off (within the next 12 months)	Principal Receivables	Percentage of Total Principal Receivables
No Score	$48,225	0.72%
27.1% and higher	616,786	9.27%
17.1% - 27.0%	417,995	6.28%
12.6% - 17.0%	433,094	6.51%
3.7% - 12.5%	2,606,790	39.16%
1.9 - 3.6%	1,455,820	21.87%
Lower than 1.9%	1,077,502	16.19%

Total (1)	$6,656,213	100.00%

(1)	Amounts and percentages may not add up to the total due to rounding.

Review of Pool Asset Disclosure

In connection with the offering of the notes, the depositor has performed a review of the transferred receivables and the disclosure required to be included in this prospectus relating to the transferred receivables by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide reasonable assurance that the Rule 193 Information is accurate in all material respects.

The Rule 193 Information consisting of factual information was reviewed and approved by those officers and employees of the depositor, the bank and their affiliates who are knowledgeable about such factual information. Counsel to the depositor and its affiliates reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents. Officers of the depositor and its affiliates also consulted with internal regulatory personnel and counsel with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the transferred receivables or payments on the notes.

Employees of the depositor and its affiliates populated the statistical information in this prospectus with respect to the transferred receivables using information derived from the bank’s database. The statistical information in this prospectus relating to the transferred receivables was compared to information contained in the bank’s database regarding the attributes of such transferred receivables. As a result of such population and comparisons, the depositor determined that the statistical information relating to the transferred receivables is consistent with the bank’s database.

The depositor’s review of the receivables is supported by the control processes routinely used by the bank’s parent, Alliance Data Systems Corporation, in the operation of its business. Alliance Data Systems Corporation achieves appropriate internal and external assurance work on its internal controls over financial reporting to maintain compliance with regulatory reporting requirements, including The Sarbanes-Oxley Act of 2002. Such assurance work is designed to provide reasonable assurance regarding the reliability of financial reporting. The nature, timing and extent of such assurance work are driven by risk-based assessments of the parent’s consolidated operations. The assurance work includes a review of the financial information from which the disclosure required by Item 1111 of Regulation AB regarding the trust portfolio is derived.

With respect to the disclosure under “Compliance with Underwriting Criteria” below, the bank periodically engages in activities that are designed to monitor and measure compliance with its credit policies, including testing of automated approval systems and monthly monitoring and compliance checks with respect to credit line decisions that are ultimately made outside of the automated system, as more specifically described below.

Portions of the review of the legal, regulatory and statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the level of assistance provided by the third parties. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the depositor has concluded, with reasonable assurance, that the Rule 193 Information in this prospectus is accurate in all material respects.

Compliance with Underwriting Criteria

As described under “The Sponsor—Underwriting Process” in this prospectus, the bank makes virtually all underwriting and authorization decisions using an automated system that uses credit bureau scoring and a proprietary scoring model to determine an applicant’s risk. This automated system determines whether to approve or decline a customer’s request for credit based on this risk and also sets a maximum initial credit line on each approved customer’s account, in each case without any underwriter discretion. In certain cases, the bank may further manually review applications that were initially declined through the automated process, either at the applicant’s request or in connection with the bank’s internal review process. In such cases, the bank verifies relevant customer data, makes any necessary corrections to the customer data and re-evaluates such applications using the bank’s underwriting criteria. The bank applies the same underwriting criteria in both the automated process, and during any manual reviews of applications initially declined through the automated process.

The bank’s credit risk group performs monthly testing on applications to ensure that the automated system is processing applications as intended. A subset of the retailers are selected for testing each month, with each retailer being tested at least three times per year, on a four-month rolling basis. For the selected retailers, the bank’s credit risk group validates that all the accounts originated in such retailer’s portfolio during the applicable month complied with the bank’s underwriting criteria.

In addition, the credit risk group monitored manual approvals during the period from September 2015 through August 2016 for all applications that were initially declined by the automated system. Such monitoring determined that manually approved applications represented less than 0.01% of new applications during such period, which is consistent with the results of prior reviews. Accounts that are approved through the manual review process rather than the automated process, and are therefore considered exceptions, did not meet the bank’s initial underwriting policies for the following reasons: applicants with no or low credit score; missing or invalid applicant information or duplicate applications. The bank determined to include the receivables for which exceptions were identified in the trust portfolio because the fact that the accounts did not meet the bank’s initial underwriting policies would not have a material adverse effect on the trust, and therefore the exceptions do not cause the receivables to be ineligible for sale to the trust. Another compensating factor with respect to these exceptions is that the bank engages in ongoing monitoring of the files and adjusts the credit limits on accounts as necessary based on an updated measure of risk as determined by the behavioral scoring model that is calculated for active accounts as described under “The Sponsor—Underwriting Process” in this prospectus.

The bank’s internal audit department also performs annual evaluations and testing of compliance with the bank’s credit card underwriting policy and process guidelines. Such evaluations and testing are designed to provide reasonable assurance that the application process produces credit accounts that comply with the bank’s underwriting policies. The internal audit department’s review of the credit line origination process completed in December 2015 consisted of independent reviews and testing of the automated execution of the credit risk management policies and standards, review of the credit risk group’s monthly testing and monitoring of credit application overrides, and an assessment of the design and operating effectiveness of change management controls for the credit risk management policies and standards. The audit validated that change management controls were functioning as designed. These audits produced no significant observations relating to the bank’s credit underwriting, manual approvals or credit line management processes.

Static Pool Information

Static pool information regarding the performance of the receivables in the trust portfolio is provided in Annex II to this prospectus, which forms an integral part of this prospectus. Annex II does not include information relating to prepayments because the concept of prepayments is not an applicable consideration for credit card accounts beyond payment rate data, which is provided in Annex II. Annex II does not include information relating to standardized credit scores or other measures of obligor credit quality, because the credit decisions regarding accounts are being made on an ongoing basis based on the evolving obligor credit quality of the related obligors as monitored by the bank using credit bureau scoring and a proprietary scoring model.

Asset Representations Review

As discussed under “The Trust Portfolio—Representations and Warranties of the Bank” and “The Trust Portfolio—Representations and Warranties of the Depositor,” the bank and depositor make certain representations and warranties regarding the eligibility of the transferred receivables and the related accounts. The asset representations reviewer will be responsible for reviewing the transferred receivables and related accounts for compliance with the representations and warranties regarding if an account is an Eligible Account and if a receivable is an Eligible Receivable (collectively, the “Pool Asset Representations”), when the following asset review conditions (the “Review Conditions”) have been satisfied:

•	The Delinquency Percentage for any payment date exceeds the Maximum Delinquency Percentage for that payment date, as described below under “—Maximum Delinquency Percentage”; and

•	The noteholders have voted to direct a review of the applicable Subject Receivables pursuant to the process described below under “—Asset Review Voting.”

If the Review Conditions are satisfied (the first date on which all of the Review Conditions are satisfied is referred to as the “Review Trigger Date”), then the asset representations reviewer will perform a review of the Subject Receivables (as defined below) for compliance with the Pool Asset Representations as described below under “—Asset Review.” The indenture trustee is required to provide written notice (a “Review Notice”) to the issuing entity within three business days of the Review Trigger Date specifying the Review Trigger Date, and the issuing entity is required to provide such notice to the bank, the depositor, the servicer and the asset representations reviewer within five business days. Within 15 business days after receipt of a Review Notice, the Servicer will deliver to the Asset Representations Reviewer a list of the Accounts in which the Subject Receivables arise and, within 60 calendar days after receipt of a Review Notice, will provide materials to the Asset Representations Reviewer to be used in connection with the review.

Maximum Delinquency Percentage

On or prior to each payment date, the servicer will calculate the Delinquency Percentage for the preceding Monthly Period. The “Delinquency Percentage” for each payment date and the related preceding Monthly Period is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate receivables balance of all 60-Day Delinquent Receivables as of the last day of the Monthly Period immediately preceding such payment date to (ii) the aggregate receivables balance of all transferred receivables as of the last day of the related Monthly Period. “60-Day Delinquent Receivables” means, as of any date of determination, all transferred receivables (other than repurchased receivables and charged-off receivables) that are 60 or more days delinquent as of the last day of the

Monthly Period immediately preceding such date, as determined in accordance with the bank’s customary servicing practices. Charged-off receivables are not considered delinquent receivables and are therefore not included in the Delinquency Trigger calculation.

The “Maximum Delinquency Percentage” for any payment date and the related preceding Monthly Period will be the lowest “Maximum Delinquency Percentage” as specified in the indenture supplement for any series. The Maximum Delinquency Percentage for your series is 9.5%. The Maximum Delinquency Percentage for your series has been set at a level in excess of the historical peak of delinquent receivables to assure that the Maximum Delinquency Percentage is not breached due to fluctuations in credit cycles that are unrelated to breaches of representations and warranties. The Maximum Delinquency Percentage corresponds generally to the level of expected losses on the receivables in the trust that would cause the notes issued by the issuing entity to realize the first dollar of loss. By aligning the Maximum Delinquency Percentage with the maximum level of credit losses that the notes can withstand without a loss, we believe the Maximum Delinquency Percentage provides an appropriate early warning threshold at the point when noteholders may benefit from an Asset Review.

“Subject Receivables” means, for any Asset Review, all transferred receivables that are 60-Day Delinquent Receivables as of the last day of the Monthly Period prior to the related Review Trigger Date. However, any receivable that becomes a repurchased receivable after the Review Trigger Date will no longer be a Subject Receivable.

Asset Review Voting

If the Delinquency Percentage on any payment date exceeds the Maximum Delinquency Percentage for that payment date (such occurrence, a “Delinquency Trigger”), the depositor will notify investors of that occurrence on Form 10-D, and noteholders holding at least 5% of the aggregate outstanding principal balance of all outstanding series of notes (excluding any notes held by the depositor or any of its affiliates) (the “Instituting Noteholders”) may then elect to initiate a vote of the noteholders to determine whether the asset representations reviewer will conduct the review described under “—Asset Review” below by demanding that the indenture trustee institute such a vote. If any of the Instituting Noteholders is not a record holder as reflected on the note register, the indenture trustee may require that investor to provide verification documents to confirm that the investor is a beneficial owner of notes. If the indenture trustee requires an investor to provide verification documents, the investor must provide (i) a written certification that it is a beneficial owner of a specified outstanding amount of notes and (ii) (A) a trade confirmation, (B) an account statement, (C) a letter from a broker-dealer that is acceptable to the indenture trustee or (D) any other form of documentation that is acceptable to the indenture trustee. Any such vote shall be (i) initiated no later than 90 days from date the monthly distribution report specifying that a Delinquency Trigger has occurred and has been filed by the depositor and (ii) completed no later than 150 days from the date the monthly distribution report specifying that the Delinquency Trigger has occurred has been filed by the depositor.

The depositor will notify investors on Form 10-D if the Instituting Noteholders initiate a vote as described in the preceding paragraph. The “Noteholder Direction” will be deemed to have occurred if noteholders representing at least a majority of the voting noteholders vote in favor of directing a review by the asset representations reviewer. The noteholders voting in favor of that review are referred to as the “Directing Noteholders.” If the Instituting Noteholders elect to initiate a vote, then the bank will pay the costs, expenses and liabilities incurred by the indenture trustee, the depositor and the issuing entity in connection with the voting process, including the costs and expenses of counsel as described below under “—Fees and Expenses for Asset Review.” The indenture trustee may set a record date for purposes of determining the identity of noteholders entitled to vote in accordance with Section 316(c) of the Trust Indenture Act.

At the end of the 150-day period referred to in the second preceding paragraph, if a Noteholder Direction has occurred, the indenture trustee will send a notice to the issuing entity, which will promptly provide notice to the bank, the depositor, the asset representations reviewer and the servicer specifying that the Review Conditions have been satisfied and providing the applicable Review Trigger Date. The depositor will notify investors that an Asset Review has been directed in the monthly distribution report filed on Form 10-D relating to the month in which the Review Trigger Date occurred.

Fees and Expenses for Asset Review

The asset representations reviewer will be paid an annual fee by the bank in accordance with the asset representations review agreement. However, that fee does not include the fees and expenses of the asset representations reviewer in connection with an asset review of the Subject Receivables. Under the asset representations review agreement, the asset representations reviewer will be entitled to receive a fee in connection with the asset review (the “Review Fee”).  The Review Fee will be paid by the bank.

Asset Review

The asset representations reviewer will perform a review of the Subject Receivables for compliance with the Pool Asset Representations (an “Asset Review”) to determine whether the Pool Asset Representations with respect to each Subject Receivable were accurate in all material respects.

The Asset Review will be performed in accordance with the procedures set forth in the asset representations review agreement.

The Asset Review will consist of performing specific tests for each Pool Asset Representation and determining whether each test was passed or failed. If any test was performed in connection with a prior Asset Review, the asset representations reviewer will not perform such test again in connection with any additional Asset Review, but will include the determination of such previous test in the review report for the current Asset Review. If the servicer notifies the asset representations reviewer that the outstanding notes of the issuing entity will be paid in full on the next distribution date or repurchased before the review report is delivered, the asset representations reviewer will terminate the tests of those Subject Receivables and the review of those Subject Receivables will be considered complete.

The review tests were designed to determine whether the Subject Receivables were not in compliance with the Pool Asset Representations made about them in the receivables purchase agreement or pooling and servicing agreement. There may be multiple tests for each representation and warranty. The Asset Review is not designed to determine why the obligor is delinquent or the creditworthiness of the obligor. The testing procedures may be modified from time to time if due to a change in available data, the presentation or formatting thereof, or other considerations, there exists an alternative test and/or set of review materials that in the good faith determination of the bank, the issuing entity and the asset representations reviewer are designed to produce at least as accurate a determination of compliance with one or more Pool Asset Representations as the test or review materials being replaced.

Under the asset representations review agreement, the asset representations reviewer is required to complete its review of the Subject Receivables within 60 days after it receives a review notice, a list of the accounts related to the Subject Receivables and access to the review materials, subject to a 30-day extension if additional review materials are requested by and provided to the asset representations reviewer. Upon completion of its review, the asset representations reviewer will provide a report to the indenture trustee, the bank, the servicer and the depositor of the findings and conclusions of the review of the Subject Receivables, and the Form 10-D filed by the depositor with respect to the applicable Monthly Period in which the asset representations reviewer’s report is provided will include a summary of those findings and conclusions. The asset representations reviewer will not determine whether noncompliance with the Pool Asset Representations constitutes a breach of the pooling and servicing agreement or whether the depositor would be required to repurchase a Subject Receivable. Additionally, the asset representations reviewer will not determine the reason for the delinquency of any receivable, the creditworthiness of any obligor, the overall quality of any receivable or the compliance by the servicer with its covenants with respect to the servicing of any receivable. After reviewing the report of the asset representations reviewer, the servicer, based on a review of the provisions of the pooling and servicing agreement, will determine whether any reported noncompliance with the Pool Asset Representations satisfies the contractual requirements for a repurchase and will notify the indenture trustee and the depositor of its determination. For additional information on the representations and warranties of the depositor and the bank, see “The Trust Portfolio—Representations and Warranties of the Depositor” and “—Representations and Warranties of the Bank” in this prospectus.

Resignation and Removal of the Asset Representations Reviewer

The asset representations reviewer may not resign unless (a) the asset representations reviewer is merged into or becomes an affiliate of the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any person hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables and has delivered an opinion of counsel to such effect, (b) upon determination by the asset representations reviewer that the performance of its duties under the asset representation review agreement is no longer permissible under applicable law and has delivered an opinion of counsel to such effect, (c) there is an unresolved conflict of interest as specified in the asset representations review agreement, (d) an amount is due and unpaid under the asset representations review agreement for ninety (90) calendar days after notice from the asset representations reviewer to the servicer of the amount due and owing or (e)(i) it is after the third anniversary of the execution of the asset representations review agreement, (ii) it is not within one hundred sixty-five (165) days following the latest filing of a Form 10-D reporting that a Delinquency Trigger has occurred and (iii) if a Review Notice has been received by the asset representations reviewer, the asset representations reviewer has delivered a final review report. The asset representations reviewer will deliver sixty (60) days’ prior written notice of its resignation to the bank, the servicer, the issuing entity, the depositor and the indenture trustee. The issuing entity and the bank shall use commercially reasonable efforts to engage a successor asset representations reviewer within ninety (90) calendar days of such resignation or removal. If no successor has been appointed by the ninetieth (90th) day after notice of resignation or removal of the asset representations reviewer, the asset representations reviewer shall be entitled to petition a court of competent jurisdiction for the appointment of a successor asset representations reviewer. The issuing entity may immediately remove the asset representations reviewer if the asset representations reviewer ceases to be an eligible asset representations reviewer, breaches any of its representations, warranties, covenants or obligations in the asset representations review agreement or becomes subject to a bankruptcy. In addition, the issuing entity may remove the asset representations reviewer with at least thirty (30) calendar days prior written notice for any reason in its sole discretion so long as an Asset Review is not ongoing or it is not within one hundred sixty-five (165) days following the latest filing of a Form 10-D reporting that a Delinquency Trigger has occurred. If the asset representations reviewer resigns or is removed, replaced or substituted, or if a new asset representations reviewer is appointed, we will specify the circumstances surrounding the change on the monthly distribution report filed on Form 10-D for the Monthly Period in which the change occurred. No resignation or removal of the asset representations reviewer will be effective until the earlier of (i) the date a successor asset representations reviewer who is an eligible asset representations reviewer is in place and (ii) the date on which no notes of any series are outstanding. Any costs associated with the removal of the asset representations reviewer and the appointment of a successor asset representations reviewer will be paid by the bank.

Indemnification of Asset Representations Reviewer

The asset representations reviewer is required to perform only those duties specifically required of it under the asset representations review agreement. The bank agrees to indemnify the asset representations reviewer and any of its directors, employees and agents for any and all losses of any kind asserted by any person or entity, arising out of, connected with or resulting from any act taken by the asset representations reviewer (acting in good faith under the asset representations review agreement or the indenture) (the “ARR Losses”), except to the extent that any such ARR Losses are determined by a final non-appealable order of a court of competent jurisdiction to have resulted from (i) the bad faith, gross negligence or willful misconduct of the asset representations reviewer or any of its directors, employees or agents or (ii) the asset representations reviewer’s breach of any of its representations, warranties or covenants in the asset representations review agreement.

Amendment of Asset Representation Review Agreement

The asset representation review agreement can be modified only in a written document executed by the parties to such agreement without the consent of the noteholders or any other person; provided that, so long as any note is outstanding, except with respect to amendments (i) to clarify an ambiguity, correct an error or correct or supplement any term of the asset representation review agreement that may be defective or inconsistent with the other terms of the asset representation review agreement, (ii) to provide for, or facilitate the acceptance of the asset representation review agreement by, a successor asset representations reviewer or (iii) to convert or supplement any provision in a manner consistent with the intent of the asset representation review agreement, either (a) such amendment shall not, as evidenced by an opinion of counsel or officer’s certificate, materially and adversely affect the interests of the holders of any outstanding note or (b) the Rating Agency Condition is satisfied with respect to such amendment. With respect to any amendment for which clauses (a) or (b) of the immediately preceding sentence cannot be satisfied, the asset representation review agreement can be amended with the consent of the noteholders of a majority of the outstanding amount of the notes of each adversely affected series.

Description of the Notes

The issuing entity will issue one or more series of notes under a master indenture and an indenture supplement entered into by the issuing entity and the indenture trustee. The following summaries describe all material provisions common to each series of notes. We have filed a copy of the pooling and servicing agreement for World Financial Network Credit Card Master Trust and a form of each of the transfer and servicing agreement, the indenture and an indenture supplement with the SEC as exhibits to the registration statement relating to the notes.

General

Each series of notes may consist of one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. Each class of a series will evidence the right to receive a specified portion of each distribution of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

•	amounts allocated to principal payments;

•	maturity date;

•	interest rate; and

•	availability and amount of enhancement.

The notes registered under the Securities Act generally:

•	will be represented by notes registered in the name of a DTC nominee; and

•	will be available for purchase in book-entry form only.

However, notes not offered pursuant to a registration statement may have different characteristics from those described above.

Cede & Co., as nominee of DTC, is expected to be the holder of record of each series of book-entry notes. As an owner of beneficial interests in the notes, you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus to distributions, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC participants.

The notes will not be listed on the Luxembourg Stock Exchange.

None of us, the administrator, the owner trustee, the indenture trustee, the servicer, or World Financial Network Credit Card Master Trust, nor any holder of an ownership interest in the issuing entity, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuing entity contained in the indenture. The notes will represent obligations solely of the issuing entity, and the notes will not be insured or guaranteed by us, the servicer, the administrator, the owner trustee, the indenture trustee, or any other person or entity.

New Issuances of Notes

We may cause the owner trustee, on behalf of the issuing entity, to issue one or more new series of notes or for any multiple issuance series, notes of any class for that series. We will define all principal terms of each new series in an indenture supplement. Each series issued may have terms and enhancements that are different than those for any other series. No prior notice to, or consent from, noteholders will be required for the issuance of an additional series of notes, and we do not expect to request such consents. We may offer any series or class relating to a multiple issuance series under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration under the Securities Act directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

Unless World Financial Network Credit Card Master Trust has been terminated, the interests of all series of notes in the receivables and the other trust assets will be evidenced by a single global certificate held by the issuing entity. A new collateral certificate will be deemed to be issued and evidenced by the global certificate upon the issuance of each series and class of notes.

No new series or, for any multiple issuance series, notes of any class for that series, may be issued unless we satisfy various conditions, including that:

(1)	the Rating Agency Condition is satisfied;

(2)	we certify that we reasonably believe, based on the facts known to the certifying officer, that the new issuance will not cause an early amortization event, an event of default or materially and adversely affect the amount or timing of distributions to be made to the noteholders of any series or class;

(3)	after giving effect to the new issuance, the Transferor Amount is not less than the Minimum Transferor Amount and the Aggregate Principal Balance is not less than the Required Principal Balance;

(4)	we deliver an opinion of counsel to the effect that, for United States federal income tax purposes:

(a)	except as otherwise stated in the related indenture supplement, the notes of the new series will be characterized as debt;

(b)	the issuance will not adversely affect the tax characterization as debt of the notes of any outstanding series or class that were characterized as debt at the time of their issuance;

(c)	the new issuance will not cause the issuing entity to be deemed to be an association or publicly traded partnership taxable as a corporation; and

(d)	the new issuance will not cause or constitute an event in which gain or loss would be recognized by any noteholder; and

(5)	unless World Financial Network Credit Card Master Trust has been terminated, all of the conditions required for it to issue a new series of investor certificates are satisfied, as described under “—New Issuances of Investor Certificates” in this prospectus.

For any new issuance of a series or class of notes after the effectiveness of the credit risk retention rules of Regulation RR issued by the SEC, either we, as depositor, or the bank, as sponsor, is required to retain an economic interest in the credit risk of the transferred receivables. We intend to satisfy such risk retention requirements by maintaining a seller’s interest, calculated in accordance with Regulation RR. The required seller’s interest will be held by us through our holding of the Transferor Amount in an amount not less than the Minimum Transferor Amount, and satisfaction of such requirement will be a condition to the issuance of any new series or class of notes as described in the preceding paragraph.

For each new issuance, we will determine whether additional notes may be issued and whether the conditions to the new issuance have been met. No party will independently verify our determination.

Multiple Issuance Series

Series 2016-C is a multiple issuance series.

In a multiple issuance series, notes of any class can be issued on any date so long as the Rating Agency Condition is satisfied and the other conditions of issuance set forth in the indenture are met. All of the subordinated notes of a multiple issuance series provide subordination protection to all of the senior notes of the same series, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of that series. The trust may issue additional classes of notes or additional notes of a previously issued class at different times with respect to a multiple issuance series. Neither you nor any other noteholder will have the right to consent to the issuance of future notes of a multiple issuance series.

For any multiple issuance series, there are no restrictions on the timing or amount of any additional issuance of notes, so long as the conditions described above are met. As of the date of any additional issuance of an outstanding class of notes, the outstanding principal amount for that class will be increased to reflect the principal amount of the additional notes. When issued, the additional notes of an outstanding class will be identical in all respects to the other outstanding notes of that class and will be equally and ratably entitled to the benefits of the indenture and the related indenture supplement as the other outstanding notes of that class without preference, priority or distinction.

New Issuances of Investor Certificates

The pooling and servicing agreement provides that, in any one or more series supplements to the pooling and servicing agreement, we may direct the trustee for World Financial Network Credit Card Master Trust to issue one or more new series of investor certificates and may define all principal terms of those series. Until the World Financial Credit Card Master Trust has been terminated, each issuance of notes will also be treated as an issuance of a new series of investor certificates. A series supplement may only modify or amend the terms of the pooling and servicing agreement as applied to the new series. There is no limit to the number of new issuances we may cause under the pooling and servicing agreement.

No new series of investor certificates may be issued unless we satisfy various conditions, including that:

(1)	the Rating Agency Condition is satisfied;

(2)	we certify that, after giving effect to the issuance of the new series:

(i)	we reasonably believe that the new issuance will not, based on the facts known to the certifying officer, cause an early amortization event with respect to any series;

(ii)	the Transferor Amount would not be less than the Minimum Transferor Amount; and

(iii)	the Aggregate Principal Balance would not be less than the Required Principal Balance.

(3)	we deliver an opinion to the effect that:

(i)	the issuance will not adversely affect the tax characterization as debt of any outstanding series or class of investor certificates that was characterized as debt at the time of its issuance;

(ii)	the issuance will not cause World Financial Network Credit Card Master Trust to be deemed to be an association or publicly traded partnership taxable as a corporation; and

(iii)	the transaction will not cause or constitute an event in which gain or loss would be recognized by an investor certificateholder.

Collateral Amount

The notes will be secured by and paid from the assets of the issuing entity. The amount of collateral allocated for any series of notes, called its collateral amount, initially will generally equal the initial outstanding principal amount of the notes of that series, unless such series has a funding period as described below under “—Funding Period.” Each series of notes will be allocated collections of principal receivables and finance charge receivables based on its allocation percentage, which will be based on the collateral amount for that series. The collateral amount and allocation percentages for your series are calculated as described under “Description of Series Provisions—Collateral Amount” and “—Allocation Percentages,” respectively, in this prospectus.

We or our assigns will have the right to receive all cash flows from the assets of the trust not required to make payments on the securities or to make payments to credit enhancement providers for any series of securities. Our interest is called the transferor interest and is an amount equal to the Transferor Amount.

Except as provided in the second following paragraph, during the revolving period, the amount of collateral for a series will remain constant unless reduced on account of:

•	defaulted receivables or dilution; or

•	reallocation of principal collections to cover shortfalls in the payment of interest or other specified amounts to be paid from finance charge collections.

See “The Servicer—Defaulted Receivables; Dilution; Investor Charge-Offs” and “Description of Series Provisions—Investor Charge-Offs” in this prospectus. The amount of principal receivables in the trust, however, will vary each day as new principal receivables are created and others are paid. The Transferor Amount will fluctuate each day to reflect the changes in the amount of the principal receivables in the trust. When a series is amortizing, the collateral amount of that series will decline as customer payments of principal receivables are collected and distributed, or accumulated for distribution, to the noteholders. As a result, the Transferor Amount will generally increase to reflect reductions in the collateral amount for that series and will also change to reflect the variations in the amount of principal receivables in the trust. The Transferor Amount may also be reduced as the result of new issuances by the issuing entity, see “—New Issuances of Notes” in this prospectus, or new issuances of investor certificates by World Financial Network Credit Card Master Trust, see “—New Issuances of Investor Certificates” in this prospectus.

The issuing entity has also issued, and may in the future issue, series of notes that are designated as variable interests in the related indenture supplements. Notes that are variable interests are sometimes referred to as variable funding notes in this prospectus. The outstanding principal amount of variable funding notes, as well as the collateral amount for such variable funding notes, may vary during the revolving period for such series, subject to a maximum principal amount and maximum collateral amount. The outstanding principal amount and collateral amount for a series of variable funding notes will increase when the holders of such notes advance additional funds to the issuing entity under the terms of such notes, and the outstanding principal amount and collateral amount for a variable funding series will decrease as principal payments are made to the holders of such notes. The allocation percentage for each such variable funding series will be reset as the collateral amount for such series changes during the revolving period. The notes offered by this prospectus will not be variable interests.

Credit Enhancement

For any series, credit enhancement may be provided with respect to one or more of the related classes. Credit enhancement may be in the form of setting the collateral amount for that series at an amount greater than the initial principal amount of the notes in that series, the subordination of one or more classes of the notes of that series, a letter of credit, the establishment of a cash collateral guaranty or account, a derivative agreement, a surety bond, an insurance policy, a spread account, a reserve account or the use of cross support features, or any combination of these. If so specified in the related indenture supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class to the extent described in that indenture supplement. Any credit enhancement that constitutes a guarantee of a series of notes registered under the Securities Act will be separately registered under the Securities Act unless exempt from registration under the Securities Act.

The credit enhancement for a series of notes may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of uncovered losses. See “Description of Series Provisions—Credit Enhancement” in this prospectus for a description of the credit enhancement for the notes of your series.

Funding Period

If specified in the related indenture supplement for a series of notes, a series of notes may have a funding period. For a series of notes with a funding period, the total amount of transferred principal receivables available to the notes of such series may be less than the total principal amount of the notes of such series, and the initial collateral amount for the notes of such series may be less than the principal amount of the notes of such series.

Your series will not have a funding period.

List of Noteholders

Holders of not less than 10% of the outstanding principal balance of any series of notes may obtain access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

Book-Entry Registration

This section describes the form global notes will take, how global notes may be transferred and how payments will be made to holders of global notes.

Global notes may be held through DTC in the U.S., Clearstream or Euroclear in Europe. Global notes may be held directly with one of these systems if the holder is a participant in the system, or indirectly through organizations which are participants.

Cede & Co., as nominee for DTC, will hold the global notes. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking institution” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation, referred to in this prospectus as DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation, all of which are registered clearing agencies. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Participants also may include the underwriters of any series. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only “noteholder” will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those notes, may be limited due to the lack of a physical certificate for those notes.

DTC has advised us that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 43 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 45 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and therefore is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of any series of notes. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 110 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 51 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Definitive Notes

Notes that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to note owners or their nominees, rather than to DTC or its nominee, only if:

•	we advise the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series or class of notes, and the indenture trustee or the issuing entity is unable to locate a qualified successor;

•	we, at our option, advise the indenture trustee in writing that we elect to terminate the book-entry system through DTC with respect to that series or class of notes; or

•	after the occurrence of a servicer default, note owners representing more than 50% or other percentage specified in the indenture supplement for any series of the outstanding principal amount of the notes of that series or class advise the indenture trustee and DTC through participants in writing that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the best interest of those note owners.

If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for re-registration, the issuing entity will execute and the indenture trustee will authenticate the notes as definitive notes, and thereafter the indenture trustee will recognize the registered holders of those definitive notes as noteholders under the indenture.

Distribution of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each distribution date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. However, the final payment on any note—whether definitive notes or the notes registered in the name of Cede & Co. representing the notes—will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will provide this notice to registered noteholders not later than the fifth day of the month of the final distributions.

Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the issuing entity and transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of definitive notes for a period of twenty days preceding the due date for any payment on those definitive notes.

Interest Payments

The interest rate on any class of notes may be a fixed or floating rate, and will be specified in the related indenture supplement. Interest payments or deposits on any distribution date will be funded from:

•	collections of finance charge receivables allocated to the series during the preceding monthly period or periods;

•	investment earnings, if any, on any funds held in trust accounts, to the extent described in the related indenture supplement;

•	any credit enhancement or derivative instrument, to the extent available for any series, as specified in the related indenture supplement;

•	reallocation of principal collections, if any.

If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account. For any series, all accrued and unpaid interest will be due and payable on the final maturity date of such series.

See “Description of Series Provisions—Interest Payments” for more information regarding the interest payments for your series.

Principal Payments

Each series will begin with a revolving period during which no principal payments will be made to the noteholders of that series. However, if specified in the related indenture supplement, principal may be payable during the revolving period in connection with a partial amortization. A partial amortization would occur if the transferor is required to add receivables and is unable to designate sufficient Eligible Accounts and the transferor elected to avoid an early amortization event by commencing a partial amortization.

The revolving period for each series will be scheduled to end on or no later than a specified date, at which time a new period will begin during which principal collections available to that series will be set aside on a daily basis to repay the series. That new period is called an amortization period if partial principal payments are made each month and an accumulation period if the available principal is accumulated for a series over one or more months to pay off a class in full. If the amount paid or accumulated each month is limited to some specified figure, then the period is called a controlled amortization period or controlled accumulation period.

However, each series will also be subject to early amortization events, which could cause the revolving period to end earlier than scheduled or could terminate an existing amortization period or accumulation period. See “Description of Series Provisions—Early Amortization Events” in this prospectus for a description of the early amortization events applicable to your series. Upon an early amortization event, an early amortization period will begin, during which available principal will be distributed monthly and will not be subject to any controlled amount or accumulation provision. Finally, a series with an accumulation period may specify some adverse events as accumulation events, rather than early amortization events, resulting in an early start to an accumulation period or removing any limitation based on a controlled accumulation amount.

Principal payments for any series or class will be funded from collections of principal receivables allocated to that series or class and from other sources specified in the related indenture supplement. In the case of a series with more than one class of notes, the noteholders of one or more classes may receive payments of principal at different times.

See “Description of Series Provisions—Principal Payments” for more information regarding the principal payments of your series.

Early Amortization Events

The revolving period for each series of notes will continue through the date specified in the related indenture supplement unless an early amortization event occurs prior to that date. An early amortization event occurs with respect to all series issued by the issuing entity upon the occurrence of any of the following events:

(a)	bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to us or the bank;

(b)	we are unable for any reason to transfer receivables to the trust; and

(c)	World Financial Network Credit Card Master Trust or the issuing entity becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In addition, an early amortization event may occur with respect to any series upon the occurrence of any other event specified in the related indenture supplement for that series. See “Description of Series Provisions—Early Amortization Events” in this prospectus for a description of the early amortization events for your series.

On the date on which an early amortization event is deemed to have occurred, the early amortization period or, if so specified in the related indenture supplement, the controlled accumulation period will commence. If, because of the occurrence of an early amortization event, the early amortization period begins earlier than the scheduled commencement of an amortization period or prior to an expected principal payment date, noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes.

In addition to the consequences of an early amortization event discussed above, if insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to us or the holder of the transferor interest, on the day of that event we will immediately cease to transfer principal receivables to the trust and promptly give notice to the trustee for World Financial Network Credit Card Master Trust, the indenture trustee and the owner trustee of this event. Any principal receivables or participation interests transferred to the trust prior to the event, as well as collections on those principal receivables, participation interests and finance charge receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets. Unless World Financial Network Credit Card Master Trust has terminated and the issuing entity holds the receivables directly, upon the occurrence of an event of this type, the trustee for World Financial Network Credit Card Master Trust will sell the receivables held by World Financial Network Credit Card Master Trust in a commercially reasonable manner and on commercially reasonable terms. The proceeds of that sale or liquidation will be applied to payments on the outstanding series of securities as specified above in “The Servicer—Collections—Commingling” and “Description of Series Provisions—Events of Default.”

If the only early amortization event to occur is our insolvency, the court may have the power to require the continued transfer of principal receivables to the trust. In addition, if a conservator or receiver were appointed for the bank, the conservator or the receiver may have the power, regardless of the terms of the agreement that governs the transfer of receivables to us, to prevent the early payment of principal or to require new principal receivables to continue being transferred. See “Risk Factors—If a conservator or receiver were appointed for Comenity Bank, delays or reductions in payment of your notes could occur” and “The Issuing Entity—Conservatorship and Receivership; Bankruptcy” in this prospectus.

Events of Default; Rights upon Event of Default

An event of default will occur under the indenture for any series of notes upon the occurrence of any of the following events:

(1)	the issuing entity fails to pay principal when it becomes due and payable on the final maturity date for that series of notes;

(2)	the issuing entity fails to pay interest when it becomes due and payable and the default continues for a period of 35 days;

(3)	bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the issuing entity;

(4)	the issuing entity fails to observe or perform covenants or agreements made in the indenture in respect of the notes of that series, and:

(a)	the failure continues, or is not cured, for 60 days after notice to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by noteholders representing 25% or more of the then-outstanding principal amount of that series of notes; and

(b)	as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period.

An event of default will not occur if the issuing entity fails to pay the full principal amount of a note on its expected principal payment date.

In addition to the events of default described above, an event of default may occur with respect to any series upon the occurrence of any other event specified in the related indenture supplement for that series. See “Description of Series Provisions—Events of Default” in this prospectus for a description of any additional events of default for your series. An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.

If an event of default referred to in clause (1), (2) or (4) above occurs and is continuing with respect to any series of notes, the indenture trustee or noteholders holding a majority of the then-outstanding principal balance of the notes of the affected series may declare the principal of the notes of that series to be immediately due and payable. If an event of default referred to in clause (3) above occurs and is continuing, the unpaid principal and interest due on the notes automatically will be deemed to be declared due and payable. Before a judgment or decree for payment of the money due has been obtained by the indenture trustee, noteholders holding a majority of the then-outstanding principal balance of the notes of that series may rescind the declaration of acceleration of maturity if:

(a)	the issuing entity has paid or deposited with the indenture trustee all principal and interest due on the notes and all other amounts that would then be due if the event of default giving rise to the acceleration had not occurred, including all amounts then payable to the indenture trustee; and

(b)	all events of default have been cured or waived.

If an event of default occurs, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any of the holders of the notes of the affected series if:

(1)	the indenture trustee is advised by counsel that the action it is directed to take is in conflict with applicable law or the indenture;

(2)	the indenture trustee determines in good faith that the requested actions would be illegal or involve the indenture trustee in personal liability or be unjustly prejudicial to noteholders not making the request or direction; or

(3)	the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request.

Subject to those provisions for indemnification and those limitations contained in the indenture, noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee if an event of default has occurred and is continuing. Prior to the acceleration of the maturity of the notes of the affected series, the noteholders holding more than 50% of the then-outstanding principal balance of each class of the notes of the affected series may also waive any default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of each affected noteholder.

After acceleration of a series of notes, principal collections and finance charge collections allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the final maturity date of the notes. Funds in the collection account, the excess funding account and the other trust accounts for an accelerated series of notes will be applied immediately to pay principal of and interest on those notes.

Upon acceleration of the maturity of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.

In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

•	the noteholder or noteholders have previously given the indenture trustee written notice of a continuing event of default;

•	the noteholders of at least 25% of the then-outstanding principal balance of each affected series make a written request of the indenture trustee to institute a proceeding as indenture trustee;

•	the noteholders offer indemnification to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding that is satisfactory to the indenture trustee;

•	the indenture trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification; and

•	during the 60-day period following receipt of the request and offer of indemnification, the indenture trustee has not received from noteholders holding more than 50% of the then-outstanding principal balance of the notes of that series a direction inconsistent with the request.

If the indenture trustee receives conflicting or inconsistent requests and indemnity from two or more groups of any affected series, each representing no more than 50% of the then-outstanding principal balance of that series, the indenture trustee in its sole discretion may determine what action, if any, will be taken.

Each holder of a note will have an absolute and unconditional right to receive payment of the principal of and interest in respect of that note as principal and interest become due and payable, and to institute suit for the enforcement of any payment of principal and interest then due and payable and those rights may not be impaired without the consent of that noteholder.

If any series of notes has been accelerated following an event of default, and the indenture trustee has not received any valid directions from those noteholders, the indenture trustee may, but is not required to, elect to continue to hold the portion of the trust assets that secures those notes and apply distributions on the trust assets to make payments on those notes to the extent funds are available.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, if any series of notes has been accelerated following an event of default, the indenture trustee may:

•	institute proceedings in its own name and as trustee for the collection of all amounts then payable on the notes of the affected series; or

•	take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.

Subject to the conditions described in the following sentence, the indenture trustee also may cause the trust to sell principal receivables in an amount equal to the collateral amount for the series of accelerated notes and the related finance charge receivables. Before exercising this remedy, the indenture trustee must receive an opinion of counsel to the effect that exercise of this remedy complies with applicable federal and state securities laws and one of the following conditions must be satisfied:

•	receipt by the indenture trustee of the consent of all noteholders of the affected series;

•	determination by the indenture trustee that any proceeds from exercising the remedy will be sufficient to discharge in full all principal and interest due on the accelerated notes, and the indenture trustee obtains the consent of noteholders holding more than 50% of the then-outstanding principal balance of the affected series; or

•	determination by the indenture trustee that the assets may not continue to provide sufficient funds for the payment of principal of and interest on those notes as they would have become due if the notes had not been accelerated, and the indenture trustee obtains the consent of noteholders holding at least 66 2/3% of the then-outstanding principal balance of each class of the notes of the affected series.

The remedies described above are the exclusive remedies provided to noteholders and each noteholder by accepting its interest in the notes of any series or the indenture trustee expressly waives any other remedy that might have been available under the Uniform Commercial Code.

The indenture trustee and the noteholders will covenant that they will not at any time institute against the issuing entity or World Financial Network Credit Card Master Trust any reorganization or other proceeding under any federal or state law.

Shared Excess Finance Charge Collections

If a series is identified in the indenture supplement for that series as included in a group, collections of finance charge receivables allocated to that series in excess of the amount needed to make deposits or payments for the benefit of that series may be shared with other series of securities that have been designated for inclusion in the same group. The servicer will allocate the aggregate of the excess finance charge collections for all series in the same group to cover any payments required to be made out of finance charge collections for any series in that group that have not been covered out of the finance charge collections allocable to those series. If the finance charge shortfalls exceed the excess finance charge collections for any group for any calendar month, excess finance charge collections will be allocated pro rata among the applicable series based on the relative amounts of finance charge shortfalls.

Shared Principal Collections

Each series of notes will share excess principal collections with each other series of securities unless the related indenture supplement excludes that series from this sharing arrangement. If a principal sharing series—including any series of investor certificates designated as a principal sharing series—is allocated principal in excess of the amount needed for deposits or distributions of principal collections, that excess will be shared with other principal sharing series. The servicer will allocate the aggregate of the shared principal collections for all principal sharing series to cover any scheduled or permitted principal distributions to securityholders and deposits to principal accumulation accounts, if any, for any series that have not been covered out of the collections of principal receivables allocable to those series. Shared principal collections will not be used to cover investor charge-offs for any series of securities.

If the principal shortfalls exceed the amount of shared principal collections for any calendar month, shared principal collections for all series will be allocated pro rata among the applicable series based on the relative amounts of principal shortfalls. If shared principal collections exceed principal shortfalls, the balance will be paid to us or our assigns or deposited in the excess funding account under the circumstances described under “The Issuing Entity—Capitalization of Issuing Entity; Minimum Transferor Amount” in this prospectus.

Fees and Expenses

The servicer agreed in the transfer and servicing agreement and pooling and servicing agreement to be responsible for the payment (without reimbursement) of all expenses incurred in connection with the trust and the servicing activities under the transfer and servicing agreement and pooling and servicing agreement, including fees and disbursements of the trustee, indenture trustee, administrator, any paying agent and any transfer agent and registrar.

In addition, the servicer is required to pay the expenses of the issuing entity as described in “The Servicer—Servicing Compensation and Expenses.”

The fees of the assets representations reviewer will be paid by the bank, as sponsor, as described under “Asset Representations Review—Fees and Expenses for Asset Review.”

Defeasance

If so specified in the indenture supplement relating to a series, the issuing entity may, at our direction, terminate its substantive obligations in respect of that series or the trust by depositing with the indenture trustee, from amounts representing, or acquired with, collections of receivables, money or eligible investments sufficient to make all remaining scheduled interest and principal payments on that series on the dates scheduled for those payments and to pay all amounts owing to any credit enhancement provider with respect to that series or all outstanding series, as the case may be, if that action would not result in an early amortization event for any series. Prior to its first exercise of its right to substitute money or eligible investments for receivables, the issuing entity will deliver to the indenture trustee an opinion of counsel to the effect that:

•	for United States federal income tax purposes, the deposit and termination of obligations will not cause the trust, or any portion of the trust, to be deemed to be an association or publicly traded partnership taxable as a corporation; and

•	the deposit and termination of obligations will not result in the trust being required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Final Payment of Principal

If so specified in the indenture supplement relating to a series, the servicer will have the option to purchase the notes at any time after the remaining outstanding principal amount of that series is 5% or less of the initial principal amount of that series. The purchase price will equal:

•	the outstanding principal amount of that series of notes, plus

•	any accrued and unpaid interest through the day preceding the distribution date on which the repurchase occurs or, if the repurchase occurs on any other date, through the day preceding the distribution date immediately following the repurchase date.

The final maturity date for each series of notes will be specified in the related indenture supplement and will generally be a date falling substantially later than the expected principal payment date. The final maturity date for the Series 2016-C notes is set forth under “Summary of Terms—Offered Notes” in this prospectus. For any series, principal will be due and payable on the final maturity date. Additionally, the failure to pay principal in full not later than the final maturity date will be an event of default, and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described under “Description of the Notes—Events of Default; Rights upon Event of Default” in this prospectus.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

Description of Series Provisions

We have summarized the material terms of the Series 2016-C notes below and under “Description of the Notes” in this prospectus.

General

The Class A notes, the Class M notes, the Class B notes, the Class C notes and the Class D notes comprise the Series 2016-C notes and will be issued under the indenture, as supplemented by the Series 2016-C indenture supplement, in each case between the issuing entity and the indenture trustee.

The Series 2016-C notes will be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. The Class A notes and Class M notes will be available in book-entry form, registered in the name of Cede & Co., as nominee of DTC. See “Description of the Notes—General” and “—Book-Entry Registration” in this prospectus. The Class B notes, Class C notes and Class D notes will initially be represented by definitive notes. See “Description of the Notes” in this prospectus. Payments of interest and principal will be made on each distribution date on which those amounts are due to the noteholders in whose names the Series 2016-C notes were registered on the related record date, which will be the last day of the monthly period preceding that distribution date.

No application will be submitted to list the Series 2016-C notes on any exchange.

Collateral Amount

The Series 2016-C notes are secured by collateral consisting of an interest in the receivables. At any time, the amount of the collateral for the Series 2016-C notes, which we call the collateral amount, is calculated as follows:

•	the initial principal amount of the Series 2016-C notes, minus

•	all previous principal payments made on your series, the principal amount of any Series 2016-C notes that are retired and cancelled and the balance held in the principal accumulation account for such payments, minus

•	all unreimbursed reductions to the collateral amount as a result of defaulted receivables or uncovered dilution allocated to your series or reallocations of principal collections to cover interest or the servicing fee for your series.

The collateral amount cannot be less than zero.

Allocation Percentages

The servicer will allocate among your series, other series of notes issued and outstanding, outstanding series of investor certificates issued by World Financial Network Credit Card Master Trust and our unpledged interest in the trust the following items: collections of finance charge receivables and principal receivables; defaulted receivables; and any dilution amounts that are not offset by our interest in the trust or reimbursed by us. On any day, the allocation percentage for your series will be the percentage equivalent—which may not exceed 100%—of a fraction:

•	the numerator of which is:

•	for purposes of allocating finance charge collections and defaulted receivables at all times and principal collections during the revolving period, equal to the collateral amount as measured at the end of the prior calendar month (or, in the case of the month during which the closing date occurs, on the closing date) after taking into account any reductions to be made to the collateral amount on account of principal payments on the distribution date for the current monthly period, the retirement and cancellation of any Series 2016-C notes or any deposits to be made to the principal accumulation account; and

•	for purposes of allocating principal collections during the controlled accumulation period and the early amortization period, equal to (x) the collateral amount at the end of the revolving period,

less, (y) if sufficient funds have been deposited to a trust account to pay the outstanding principal amount of the Series 2016-C notes (excluding the principal amount of any Series 2016-C notes deducted pursuant to clause (z)) in full on the distribution date falling in the monthly period for which the allocation percentage is being calculated, the aggregate amount of principal payments to be made on such final distribution date, less (z) the principal amount of any Series 2016-C notes held by us to be retired and cancelled in consideration for an increase in the transferor interest on the distribution date falling in the monthly period for which the Allocation Percentage is being calculated if after giving effect to such retirement and cancellation, there would be no Series 2016-C notes outstanding; and

•	the denominator of which is the greater of:

•	the total amount of principal receivables in the trust measured as of a specified date; and

•	the sum of the numerators used to calculate the applicable allocation percentages for all series of notes or investor certificates outstanding as of the date of determination.

As discussed in “Maturity Considerations—Reduced Principal Allocations” in this prospectus, we may, by written notice delivered to the indenture trustee and the servicer, designate a reduced numerator for allocating principal collections to your series.

The denominator referred to above will initially be set as of the closing date. The denominator will be reset for purposes of allocating principal collections, finance charge collections and defaulted receivables at all times as follows:

•	at the end of each calendar month;

•	on each date on which supplemental accounts are added to the trust;

•	on each date on which accounts are removed from the trust in an aggregate amount approximately equal to the collateral amount of any series that has been paid in full;

•	on each date on which there is an increase in the outstanding balance of any variable interest issued by the trust; and

•	on each date on which a new series of notes, or a class of notes relating to a multiple issuance series, is issued.

Interest Payments

Each of the Class A, Class M and Class B notes will accrue interest based on the outstanding principal amount of such class as of the last day of the monthly period preceding the related distribution date (or in the case of the initial distribution date, as of the closing date) at a rate equal to the fixed per annum rate specified below:

Class A notes	1.72%
Class M notes	1.98%
Class B notes	2.09%

Interest on the Series 2016-C notes will be calculated based on a 360-day year of twelve 30-day months (or, in the case of the first interest period, a 42 day period and a 360-day year (assuming a closing date of November 3, 2016)). Interest will be payable on each distribution date, beginning on December 15, 2016, in each case for the interest period from and including the prior distribution date (or, with respect to the initial distribution date, from and including the closing date), to but excluding the following distribution date.

If the issuing entity does not pay interest as calculated above to any class when due on a distribution date, the amount not paid will be due on the next distribution date, together with interest on the overdue amount of regular monthly interest at 2% plus the interest rate payable on the notes for the applicable class.

The Class C notes and the Class D notes will not bear interest.

Principal Payments

During the revolving period, no principal payments will be made on your notes.

During the controlled accumulation period and the early amortization period, deposits to the principal accumulation account and principal payments on the Series 2016-C notes will be made on each distribution date from the following sources:

(a)	principal collections allocated to your series based on your allocation percentage and retained in the collection account during the prior monthly period, less any amounts required to be reallocated to cover interest payments on the Class A, Class M and Class B notes or servicing fee payments; plus

(b)	any finance charge collections or other amounts required to be treated as principal collections in order to cover the share of defaulted receivables and uncovered dilution amounts allocated to your series or to reinstate prior reductions to the collateral amount; plus

(c)	any principal collections from other series that are shared with your series.

Controlled Accumulation Period

The controlled accumulation period is scheduled to commence on October 1, 2018. However, the servicer may extend the revolving period and postpone the controlled accumulation period, subject to the conditions described under “—Suspension and Postponement of Controlled Accumulation Period” below. The servicer may postpone the controlled accumulation period only if the number of months needed to fund the principal accumulation account to pay the Series 2016-C notes on the expected principal payment date is less than 12 months. In no event will the servicer postpone the beginning of the controlled accumulation period to later than September 1, 2019.

The controlled accumulation period may also be suspended, subject to the conditions described under “—Suspension and Postponement of Controlled Accumulation Period” below.

On each distribution date relating to the controlled accumulation period prior to the expected principal payment date, the indenture trustee will deposit in the principal accumulation account an amount equal to the least of:

(1)	funds available for this purpose for your series with respect to that distribution date;

(2)	the outstanding amount of the Series 2016-C notes as of the last day of the revolving period, divided by the number of months in the controlled accumulation period (rounded up to the nearest dollar), plus any amounts required to be deposited to the principal accumulation account on prior distribution dates that have not yet been deposited;

(3)	an amount equal to the outstanding principal amount of the Series 2016-C notes, minus the amount on deposit in the principal accumulation account prior to any deposits on that date; and

(4)	the collateral amount.

If the early amortization period has not commenced, on the expected principal payment date for the Series 2016-C notes, amounts in the principal accumulation account will be paid first to the Class A noteholders until the Class A notes are paid in full, second to the Class M noteholders until the Class M notes are paid in full, third to the

Class B noteholders until the Class B notes are paid in full, fourth to the Class C noteholders until the Class C notes are paid in full and fifth to the Class D noteholders until the Class D notes are paid in full.

During the controlled accumulation period, the portion of funds available but not required to be deposited in the principal accumulation account on a distribution date will be made available to investors in other series as shared principal collections.

Suspension and Postponement of Controlled Accumulation Period

Upon notice to the indenture trustee, the servicer may extend the revolving period and postpone the controlled accumulation period. In addition, the issuing entity may obtain a qualified maturity agreement, in which case the controlled accumulation period will be suspended, subject to the conditions described in the third following paragraph.

On each determination date, commencing with the June 2018 determination date, until the controlled accumulation period begins, the servicer will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal accumulation account by the related expected principal payment date for each class of Series 2016-C notes. If the number of months needed to fully fund the principal accumulation account by the related expected principal payment date for each class is less than the number of months in the scheduled controlled accumulation period, the servicer will postpone the controlled accumulation period. In determining the number of months needed to fully fund the principal accumulation account, the servicer is required to assume that (1) the principal payment rate will be no greater than the lowest monthly principal payment rate for the prior 12 months, (2) the total amount of principal receivables in the trust and the amounts on deposit in the excess funding account will remain constant, (3) no early amortization event for any series will occur and (4) no additional series will be issued after the related determination date; provided that the servicer may on any determination date increase the number of months as so calculated by either 1 or 2 months. In no case will the controlled accumulation period be reduced to less than one month.

The method for determining the number of months required to fully fund the principal accumulation account may be changed if the Rating Agency Condition is satisfied.

The controlled accumulation period will be suspended if:

•	the issuing entity obtains a qualified maturity agreement in which an Eligible Institution agrees to deposit in the related principal accumulation account on the expected principal payment date for each class of Series 2016-C notes an amount equal to the outstanding principal amount of those notes as of their respective expected principal payment dates; and

•	the servicer delivers an opinion of counsel to the indenture trustee to the effect that the qualified maturity agreement is enforceable against the provider of that agreement.

The issuing entity will pledge to the indenture trustee, for the benefit of the noteholders, all right, title and interest in any qualified maturity agreement.

If the issuing entity obtains a qualified maturity agreement, the issuing entity will cause the provider of that agreement to deposit in the principal accumulation account for Series 2016-C on or before its expected principal payment date an amount equal to the outstanding principal amount of that series. However, on the expected principal payment date for Series 2016-C, all or a portion of the required deposit may be funded from either the proceeds of a new series or collections of principal receivables and other amounts allocated to Series 2016-C for that purpose.

A qualified maturity agreement for Series 2016-C will terminate at the close of business on the expected principal payment date. However, the issuing entity will terminate a qualified maturity agreement earlier than the expected principal payment date if the available reserve account amount equals the required reserve account amount and one of the following occurs:

•	the issuing entity obtains a substitute qualified maturity agreement,

•	the institution providing the qualified maturity agreement ceases to be an Eligible Institution and the issuing entity is unable to obtain a substitute qualified maturity agreement, or

•	an early amortization event occurs for Series 2016-C.

If the institution providing a qualified maturity agreement ceases to be an Eligible Institution, the issuing entity will use its best efforts to obtain a substitute qualified maturity agreement.

If a qualified maturity agreement is terminated prior to the earlier of the expected principal payment date and the commencement of the early amortization period for Series 2016-C and the issuing entity does not obtain a substitute qualified maturity agreement, the controlled accumulation period will begin on the latest of:

•	the date on which the controlled accumulation period was scheduled to begin, before giving effect to the suspension of the controlled accumulation period;

•	the date to which the controlled accumulation period is postponed, as determined on the determination date preceding the termination of the qualified maturity agreement; and

•	the first day of the calendar month following the termination of the qualified maturity agreement.

Early Amortization Period

On each distribution date relating to the early amortization period, the Class A noteholders will be entitled to receive funds available for principal payments for Series 2016-C for the related monthly period in an amount up to the outstanding principal amount of the Class A notes.

After payment in full of the outstanding principal amount of the Class A notes, the Class M noteholders will be entitled to receive, on each distribution date relating to the early amortization period, the remaining available funds for Series 2016-C for the related monthly period in an amount up to the outstanding principal amount of the Class M notes.

After payment in full of the outstanding principal amount of the Class A notes and the Class M notes, the Class B noteholders will be entitled to receive, on each distribution date relating to the early amortization period, the remaining available funds for Series 2016-C for the related monthly period in an amount up to the outstanding principal amount of the Class B notes.

After payment in full of the outstanding principal amount of the Class A notes, the Class M notes and the Class B notes, the Class C noteholders will be entitled to receive on each distribution date relating to the early amortization period, the remaining available funds for Series 2016-C for the related monthly period in an amount up to the outstanding principal amount of the Class C notes.

After payment in full of the outstanding principal amount of the Class A notes, the Class M notes, the Class B notes and the Class C notes, the Class D noteholders will be entitled to receive on each distribution date relating to the early amortization period, the remaining available funds for Series 2016-C for the related monthly period in an amount up to the outstanding principal amount of the Class D notes.

See “Description of the Notes—Early Amortization Events” and “—Early Amortization Events” below for a discussion of events that might lead to the commencement of the early amortization period.

Credit Enhancement

Subordination

The Class M notes are subordinated to the Class A notes. The Class B notes are subordinated to the Class A notes and the Class M notes. The Class C notes are subordinated to the Class A notes, the Class M notes and the Class B notes. The Class D notes are subordinated to the Class A notes, the Class M notes, the Class B notes and the Class C notes. Interest payments will be made on the Class A notes prior to being made on the Class M notes and the Class B notes. Interest payments will be made on the Class M notes prior to being made on the Class B notes.

Principal payments on the Class M notes will not begin until the Class A notes have been paid in full. Principal payments on the Class B notes will not begin until the Class A notes and the Class M notes have been paid in full. Principal payments on the Class C notes will not begin until the Class A notes, the Class M notes and the Class B notes have been paid in full. Principal payments on the Class D notes will not begin until the Class A notes, the Class M notes, the Class B notes and the Class C notes have been paid in full.

The collateral amount for your series will be reduced as the collateral is applied for the benefit of your series, for instance as principal payments are made on your series. In addition, the collateral amount can be applied for the benefit of your series in two other ways:

•	by reallocating principal collections to make Class A, Class M and Class B interest payments and to pay the servicing fee for your series, when finance charge collections are not sufficient to make these payments; and

•	to absorb your series’ share of defaulted receivables and any uncovered dilution amounts, when finance charge collections are not sufficient to cover these amounts.

If the total amount of these latter two types of reductions exceeds the principal amount of the Class D notes, then the Class C notes may not be repaid in full. If the total exceeds the sum of the principal amounts of the Class D notes and Class C notes, then the Class B notes may not be repaid in full. If the total exceeds the sum of the principal amounts of the Class D notes, Class C notes and Class B notes, then the Class M notes may not be repaid in full. If the total exceeds the sum of the principal amounts of the Class D notes, Class C notes, Class B notes and Class M notes, then the Class A notes may not be repaid in full. If receivables are sold after an event of default, the net proceeds of that sale would be paid first to the Class A notes, second to the Class M notes, third to the Class B notes, fourth to the Class C notes and finally to the Class D notes, in each case until the outstanding principal amount of the specified class and all accrued and unpaid interest payable to that class (if applicable) have been paid in full.

Reserve Account

The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the reserve account. The reserve account is established to assist with the distribution of interest on the notes during the controlled accumulation period and on the first distribution date with respect to the early amortization period. On each transfer date from and after the reserve account funding date, but prior to the termination of the reserve account, the indenture trustee will apply finance charge collections allocated to your series at the priority identified above under “Description of Series Provisions—Application of Finance Charge Collections” to increase the amount on deposit in the reserve account to the extent the amount on deposit in the reserve account is less than the required reserve account amount.

Unless the Rating Agency Condition is satisfied, the reserve account funding date will be a transfer date selected by the servicer that is not later than the transfer date with respect to the monthly period which commences three months prior to the commencement of the controlled accumulation period.

The required reserve account amount for any transfer date on or after the reserve account funding date will be equal to (a) 0.50% of the outstanding principal amount of the Series 2016-C notes or (b) any other amount designated by us; provided that at any time during which the controlled accumulation period length is equal to one month, the required reserve account amount will be $0. We may only designate a lesser amount if the Rating Agency Condition is satisfied and we will certify to the indenture trustee that, based on the facts known to the certifying officer at the time, in our reasonable belief, the designation will not cause an early amortization event to occur for Series 2016-C.

On each transfer date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that transfer date, the indenture trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the required reserve account amount, and the amount withdrawn will no longer be available as enhancement for your notes. Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders.

All amounts on deposit in the reserve account on any transfer date—after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that transfer date—will be invested to the following transfer date by the indenture trustee, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture supplement. The interest and other investment income, net of losses and investment expenses, earned on these investments will be either retained in the reserve account to the extent the amount on deposit is less than the required reserve account amount or deposited in the collection account and treated as finance charge collections available to your series.

On or before each transfer date with respect to the controlled accumulation period and on or before the first transfer date with respect to the early amortization period, the indenture trustee will withdraw from the reserve account and deposit in the collection account an amount equal to the lesser of:

(1) the amount then on deposit in the reserve account with respect to that transfer date; and

(2) the amount of the shortfall described under “Description of Series Provisions—Principal Accumulation Account” below.

Amounts withdrawn from the reserve account as described in the immediately preceding paragraph on any transfer date will be included as finance charge collections available to your series for the related distribution date.

The reserve account will be terminated upon the earliest to occur of:

(1) the first transfer date for the early amortization period;

(2) the expected principal distribution date for the Series 2016-C notes; and

(3) the termination of the trust.

Immediately prior to the termination of the reserve account, all amounts on deposit in the reserve account, after giving effect to any withdrawal from the reserve account on that date as described above, will be applied to make the payments and deposits described in clauses (1) through (9) under “Description of Series Provisions—Application of Finance Charge Collections,” to the extent such payments or deposits have not been made from your series share of finance charge collections on that date.

Application of Finance Charge Collections

We refer to your series’ share of finance charge collections, including net investment proceeds transferred from the principal accumulation account, amounts withdrawn from the reserve account (other than amounts withdrawn upon termination of the reserve account) and any available excess finance charge collections from other series, collectively, as finance charge collections. On each distribution date, the servicer will direct the indenture trustee to apply your series’ share of finance charge collections for the prior month in the following order:

(1)	to pay interest on the Class A notes, including any overdue interest and additional interest on the overdue interest;

(2)	to pay interest on the Class M notes, including any overdue interest and additional interest on the overdue interest;

(3)	to pay interest on the Class B notes, including any overdue interest and additional interest on the overdue interest;

(4)	to pay the servicing fee for your series for the prior monthly period and any overdue servicing fee (to the extent not retained by the servicer during the month);

(5)	an amount equal to your series’ share of the defaulted receivables and uncovered dilution, if any, for the related monthly period, will be treated as principal collections for the prior monthly period;

(6)	an amount equal to any previously unreimbursed reductions to the collateral amount on account of defaulted receivables, uncovered dilution or reallocations of principal collections will be treated as principal collections for the prior monthly period;

(7)	on and after the reserve account funding date, an amount equal to the excess, if any, of the required reserve account amount over the amount then on deposit in the reserve account will be deposited into the reserve account;

(8)	to make any other payments required to be made from your series’ share of collections of finance charge receivables from time to time; and

(9)	all remaining amounts will constitute excess finance charge collections and will be available to cover any shortfalls in finance charge collections for other outstanding series in group one and the remaining amount will be paid to us or our assigns.

Reallocation of Principal Collections

If your series’ share of finance charge collections are not sufficient to pay the aggregate amount of interest on the Class A, Class M and Class B notes and the servicing fee for your series, then principal collections will be reallocated to cover these amounts. Any reallocation of principal collections is a use of the collateral for your notes. Consequently, these uses will reduce the remaining collateral amount by a corresponding amount. The amount of principal collections that will be reallocated on any distribution date will not exceed the sum of:

•	the lower of:

•	the excess of the amounts needed to pay current, overdue and additional interest on the Class A notes over the amount of finance charge collections allocated to your series; and

•	the greater of (1)(a) 24.00% of the initial collateral amount minus (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related monthly period and (ii) the amount of unreimbursed reallocated principal collections as of the previous distribution date and (2) zero; plus

•	the lower of:

•	the excess of the amounts needed to pay current, overdue and additional interest on the Class M notes over the amount of finance charge collections allocated to your series;

•	and the greater of (1)(a) 19.25% of the initial collateral amount minus (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related monthly period and (ii) the amount of unreimbursed reallocated principal collections as of the previous distribution date and after giving effect to the reallocation of principal collections to make required interest payments for the Class A notes on the then-current distribution date and (2) zero; plus

•	the lower of:

•	the excess of the sum of the amounts needed to pay current, overdue and additional interest on the Class B notes and the current and past due servicing fee for your series over the amount of finance charge collections allocated to your series that are available to cover these amounts; and

•	the greater of (1)(a) 15.50% of the initial collateral amount minus (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related monthly period and (ii) the amount of unreimbursed reallocated principal collections as of the previous distribution date and after giving effect to the reallocation of principal collections to make required interest payments for the Class A and Class M notes on the then-current distribution date and (2) zero.

Investor Charge-Offs

For each charged-off account, the servicer will allocate a portion of the defaulted receivables in that account to your series in an amount equal to your series’ allocation percentage on the date the account is charged-off, multiplied by the amount of principal receivables in the charged-off account on that date. The allocation percentage is described under “—Allocation Percentages” above. The defaulted receivables allocated to your series for any monthly period will equal the sum of all such amounts allocated to your series during that monthly period.

Dilution will also be allocated to your series in the circumstances described in “The Servicer—Defaulted Receivables; Dilution; Investor Charge-Offs” in this prospectus. If dilution is allocated among series for any monthly period, your series’ share of dilution will equal:

(1)	dilution to be allocated to all series for that monthly period; multiplied by

(2)	a fraction,

•	the numerator of which is your series’ allocation percentage for purposes of allocating finance charge collections for that monthly period, as described under “—Allocation Percentages” above; and

•	the denominator of which is the sum of the allocation percentages used by all outstanding series for purposes of allocating finance charge collections;

provided that, if the allocation percentage for finance charge collections has been reset during that monthly period, the fraction described in clause (2) above will be calculated on a weighted average basis for that monthly period.

On each distribution date, if the sum of the defaulted receivables and any remaining uncovered dilution allocated to your series is greater than finance charge collections used to cover those amounts, then the collateral amount will be reduced by the amount of the excess. Any reductions in the collateral amount on account of defaulted receivables and uncovered dilution will be reinstated to the extent that finance charge collections are available for that purpose on any subsequent distribution date.

Sharing Provisions

Your series is in group one for purposes of sharing excess finance charge collections. Your series will share excess finance charge collections with other series of notes in group one and other series of investor certificates in group one for World Financial Network Credit Card Master Trust. See “Description of the Notes—Shared Excess Finance Charge Collections” in this prospectus.

Your series is a principal sharing series; however, your series will not be entitled to share excess principal collections from other series if your series is in an early amortization period until the first transfer date on or after the earlier of (i) the expected principal payment date for the Series 2016-C notes and (ii) the date on which all outstanding series are in early amortization periods. See “Description of the Notes—Shared Principal Collections” in this prospectus.

Principal Accumulation Account

The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the principal accumulation account. During the controlled accumulation period, the indenture trustee at the direction of the servicer will make deposits to the principal accumulation account as described above under “—Principal Payments” in this prospectus.

Funds on deposit in the principal accumulation account will be invested to the following distribution date by the indenture trustee at the direction of the servicer in highly rated liquid investments that meet the criteria described in the indenture supplement. Investment earnings, net of investment losses and expenses, on funds on deposit in the principal accumulation account will be deposited in the collection account and treated as finance charge collections available to your series for the related transfer date. If, for any distribution date on or prior to the expected principal payment date for the Series 2016-C notes, these net investment earnings are less than the sum of:

(a)	the product of (1) a fraction the numerator of which is equal to the balance of the principal accumulation account, up to the outstanding principal amount of the Class A notes, and the denominator of which is equal to the outstanding principal amount of the Class A notes, in each case on the record date immediately preceding that distribution date and (2) the Class A monthly interest payment, plus

(b)	the product of (1) a fraction the numerator of which is equal to the balance of the principal accumulation account in excess of the outstanding principal amount of the Class A notes, up to the outstanding principal amount of the Class M notes, in each case on the record date immediately preceding that distribution date and the denominator of which is equal to the outstanding principal amount of the Class M notes, on the record date immediately preceding that distribution date and (2) the Class M monthly interest payment, plus

(c)	the product of (1) a fraction the numerator of which is equal to the balance of the principal accumulation account in excess of the sum of the outstanding principal amounts of the Class A notes and the Class M notes, up to the outstanding principal amount of the Class B notes, in each case on the record date immediately preceding that distribution date, and the denominator of which is equal to the outstanding principal amount of the Class B notes, on the record date immediately preceding that distribution date and (2) the Class B monthly interest payment, then the indenture trustee will withdraw the shortfall, to the extent required and available, from the reserve account and deposit it in the collection account for use as finance charge collections that are available to your series.

Early Amortization Events

An early amortization event will occur for the Series 2016-C notes upon the occurrence of any of the following events:

(a)

failure of the depositor (1) to make any payment or deposit on the date required to be made under the pooling and servicing agreement, the collateral series supplement, the transfer and servicing agreement, the indenture or the Series 2016-C indenture supplement within the applicable grace period which shall not exceed 5 business days or (2) to observe or perform in any material respect its other covenants or agreements set forth in the pooling and servicing agreement, the transfer and servicing agreement, the indenture or the Series 2016-C indenture supplement, which failure has a material adverse effect on the Series 2016-C noteholders and which continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied;

(b)	any representation or warranty made by the depositor in the transfer and servicing agreement or the pooling and servicing agreement or any information required to be given by it to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period; except that an early amortization event described in this subparagraph (b) will not occur if we have accepted reassignment of the related receivable or all related receivables, if applicable, within the designated period;

(c)	depositor’s failure to convey receivables in additional accounts or participations to the trust within five business days after the date on which it is required to do so, provided that such failure shall not give rise to an early amortization event if, prior to the date on which such conveyance was required to be completed, depositor causes a reduction in the invested amount or collateral amount of any variable interest to occur, so that, after giving effect to that reduction (i) the Transferor Amount is not less than the Minimum Transferor Amount and (ii) the sum of the aggregate amount of principal receivables plus amounts on deposit in the excess funding account is not less than the required principal balance;

(d)	any servicer default described under “The Servicer—Servicer Default; Successor Servicer” in this prospectus and as a result of which the interests of the Series 2016-C noteholders are materially and adversely affected;

(e)	(i) the average of the Portfolio Yields for the two Monthly Periods immediately preceding the February 2017 distribution date is less than the average of the Base Rates for the same Monthly Periods, or (ii) beginning with the three consecutive Monthly Periods immediately preceding the March 2017 distribution date, the average of the Portfolio Yields for any three consecutive Monthly Periods is less than the average of the Base Rates for the same Monthly Periods;

(f)	sufficient funds are not available to pay in full the outstanding principal amount of any class of notes on the expected principal payment date;

(g)	specified bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to us or the bank;

(h)	we are unable for any reason to transfer receivables to the trust or the bank is unable to transfer receivables to us;

(i)	World Financial Network Credit Card Master Trust or the issuing entity becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act of 1940, as amended; or

(j)	an event of default for Series 2016-C notes and an acceleration of the maturity of the Series 2016-C notes occurs under the indenture.

In the case of any event described in clause (a), (b) or (d) above, an early amortization event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the Series 2016-C noteholders evidencing interests aggregating more than 50% of the aggregate unpaid principal amount of the Series 2016-C notes, by written notice to us and the servicer and, if notice is given by the Series 2016-C noteholders, the indenture trustee, declare that an early amortization event has occurred with respect to the Series 2016-C notes as of the date of the notice.

In the case of any event described in clause (g), (h) or (i), an early amortization event with respect to all series then outstanding, and in the case of any event described in clause (c), (e), (f) or (j) an early amortization event with respect to only the Series 2016-C notes, will occur without any notice or other action on the part of the indenture trustee or the Series 2016-C noteholders immediately upon the occurrence of the event.

On the date on which an early amortization event is deemed to have occurred, the early amortization period will begin.

See “Description of the Notes—Early Amortization Events” in this prospectus for an additional discussion of the consequences of insolvency, conservatorship or receivership events related to us and the bank.

Events of Default

The events of default for Series 2016-C notes, as well as the rights and remedies available to the indenture trustee and the Series 2016-C noteholders when an event of default occurs, are described under “Description of the Notes—Events of Default; Rights Upon Event of Default” in this prospectus.

In the case of an event of default involving bankruptcy, insolvency or similar events relating to the issuing entity, the principal amount of the Series 2016-C notes automatically will be deemed to be immediately due and payable. If any other event of default for the Series 2016-C notes occurs, the indenture trustee or the holders of a majority of the then-outstanding principal amount of the Series 2016-C notes may declare the Series 2016-C notes to be immediately due and payable. If the Series 2016-C notes are accelerated, you may receive principal prior to the expected principal payment date.

Proceeds of the sale of receivables after an event of default will be distributed in the following order:

(1)	to the indenture trustee, an amount equal to all amounts owed by the issuing entity to the indenture trustee pursuant to the indenture;

(2)	to the Class A notes, an amount equal to the sum of the outstanding principal amount of the Class A notes and interest on the Class A notes, including any overdue interest and additional interest on the overdue interest;

(3)	to the Class M notes, an amount equal to the sum of the outstanding principal amount of the Class M notes and interest on the Class M notes, including any overdue interest and additional interest on the overdue interest;

(4)	to the Class B notes, an amount equal to the sum of the outstanding principal amount of the Class B notes and interest on the Class B notes, including any overdue interest and additional interest on the overdue interest;

(5)	to the Class C notes, an amount equal to the sum of the outstanding principal amount of the Class C notes;

(6)	to the Class D notes, an amount equal to the sum of the outstanding principal amount of the Class D notes; and

(7)	to the issuing entity, any remaining amounts.

Reassignment Amount

If we are obligated to accept reassignment of all of the transferred receivables as described under “The Trust Portfolio—Representations and Warranties of the Depositor,” the amount to be paid by us with respect to the Series 2016-C notes in connection with a reassignment of the transferred receivables will not be less than the sum of the outstanding principal amount of the notes and all interest on the notes (the “Reassignment Amount”) for the first distribution date following the monthly period in which the reassignment obligation arises.

The indenture trustee will, in accordance with the written direction of the issuing entity, not later than 12:00 noon, New York City time, on the related payment date, apply the Reassignment Amount deposited into the distribution account to make payments of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and payments otherwise to be made on such date) in immediately available funds:

(1) to pay the principal amount of the Class A notes, and interest on the Class A notes, including any overdue interest and additional interest on the overdue interest;

(2) to pay the principal amount of the Class M notes, and interest on the Class M notes, including any overdue interest and additional interest on the overdue interest;

(3) to pay the principal amount of the Class B notes, and interest on the Class B notes, including any overdue interest and additional interest on the overdue interest;

(4) to pay the principal amount of the Class C notes;

(5) to pay the principal amount of the Class D notes; and

(6) any excess shall be released to the issuing entity.

Servicing Compensation

The servicing fee rate for your series is 2% per year. Your series’ share of the servicing fee for each monthly period will be equal to one-twelfth of the product of (a) the servicing fee rate and (b) the collateral amount as of the last day of that monthly period. However, the monthly servicing fee allocable to your series for the first monthly period after the closing date will equal the servicing fee rate, multiplied by the number of days during the first monthly period, divided by 360. For a further description, see “The Servicer—Servicing Compensation and Payment of Expenses” in this prospectus.

Reports to Noteholders

Monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission. These reports will not be sent to noteholders. See “Where You Can Find More Information” in this prospectus for information as to how these reports may be accessed. On each determination date, the servicer shall forward to the indenture trustee and the paying agent, if any, a monthly report setting forth certain information with respect to the issuing entity, the notes and the collateral certificate including:

(1)	the aggregate amounts for the preceding monthly period with respect to the aggregate amounts of collections, collections with respect to principal receivables and collections with respect to finance charge receivables;

(2)	the aggregate defaulted receivables and recoveries for the preceding monthly period;

(3)	a calculation of the Portfolio Yield and Base Rate for Series 2016-C;

(4)	the aggregate amount of receivables and the balance on deposit in the collection account or any series account applicable to your series with respect to collections processed as of the end of the last day of the preceding monthly period;

(5)	the aggregate amount of dilution from the preceding monthly period;

(6)	the aggregate amount, if any, of withdrawals, drawings or payments under any enhancement with respect to your series required to be made with respect to the previous monthly period;

(7)	the sum of all amounts payable to the noteholders on the succeeding distribution date in respect of interest and principal payable with respect to the notes;

(8)	whether the Delinquency Percentage exceeds the Maximum Delinquency Percentage;

(9)	if applicable, a statement that the servicer has received a communication request from a noteholder interested in communicating with other noteholders regarding the possible exercise of rights under the transaction agreement, the name and contact information for the requesting noteholder and the date such request was received;

(10)	a summary of the findings and conclusions of any asset representations review conducted by the asset representations reviewer; and

(11)	if applicable, information with respect to any change in the asset representations reviewer as required by Item 1121(d)(2) of Regulation AB.

By January 31 of each calendar year, the paying agent will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer, containing the type of information presented in the periodic reports, aggregated for that calendar year or the portion of that calendar year that the person was a noteholder, together with other information that is customarily provided to holders of debt, to assist noteholders in preparing their United States tax returns.

If required under the Trust Indenture Act, the indenture trustee will be required to mail to the noteholders each year a brief report relating to any change in its eligibility and qualification to continue as indenture trustee under the indenture, any change in the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported.

Investor Communications

Any noteholder may require that the servicer cause the depositor to include in its monthly distribution report on Form 10-D a request to communicate with other noteholders related to the possible exercising of the noteholders’ rights under the transaction documents. A noteholder should send its request to the servicer at Comenity Bank, One Righter Parkway, Suite 100, Wilmington, DE 19803, Attention: Treasurer and email: ComenityTreasury@alliancedata.com. The noteholder should include in its request the method by which other noteholders should contact it.

The servicer will cause the following information to be included in the Form 10-D related to the monthly period in which the noteholder request was received:

•	a statement that the depositor has received a communication request from a noteholder;

•	the name of the noteholder making the request;

•	the date the request was received;

•	a statement that such noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents; and

•	a description of the method of other noteholders may use to contact the requesting noteholder.

The depositor will bear any costs associated with including the above information in the Form 10-D. The noteholders will pay any costs associated with communicating with other noteholders, and no other transaction party, including the issuing entity, will be responsible for such costs.

If book-entry notes are issued and the requesting noteholder is not the record holder of any notes and is instead a beneficial owner of notes, the servicer may require no more verification than (1) a written certification from the noteholder that is a beneficial owner of notes and (2) an additional form of documentation, such as a trade confirmation, an account statement, a letter from the broker or dealer or other similar document verifying ownership.

Voting Rights; Amendments

Transfer and Servicing Agreement

The transfer and servicing agreement may be amended by us, the servicer and the issuing entity, without the consent of the indenture trustee or the noteholders of any series to cure any ambiguity, to correct or supplement any provisions of the agreement that are inconsistent with any other provisions of the agreement or to add any other provisions concerning matters or questions raised under the agreement that are not inconsistent with the provisions of the agreement, so long as the amendment does not adversely affect in any material respect the interests of any noteholder. In addition, the transfer and servicing agreement may be amended by us, the servicer and the issuing entity, without the consent of the indenture trustee or the noteholders of any series, on the following conditions:

(1)	we deliver to the owner trustee and the indenture trustee a certificate of an authorized officer stating that, in our reasonable belief, the amendment will not:

(a)	result in the occurrence of an early amortization event or an event of default; or

(b)	materially and adversely affect the amount or timing of distributions to be made to noteholders of any series or class; and

(2)	the Rating Agency Condition is satisfied.

The transfer and servicing agreement may also be amended by us, the servicer and the issuing entity at our direction, without the consent of the indenture trustee, the noteholders of any series or the credit enhancement providers for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the issuing entity or any portion of the issuing entity to avoid the imposition of state or local income or franchise taxes on the issuing entity’s property or its income. However, we may not amend the transfer and servicing agreement as described in this paragraph unless (i) we deliver to the owner trustee and the indenture trustee a certificate of an authorized officer stating that the proposed amendments meet the requirements of this paragraph and (ii) the Rating Agency Condition is satisfied. In addition, the amendment must not result in a reduction or withdrawal of the rights, duties or obligations of the indenture trustee or the owner trustee under the transfer and servicing agreement.

The amendments that we may make without the consent of the noteholders of any series or the credit enhancement providers for any series may include the addition or sale of receivables in the trust portfolio and the addition of one or more persons, other than us, as transferors of receivables to the issuing entity.

The transfer and servicing agreement may also be amended by us, the servicer and the issuing entity with the consent of noteholders representing more than 66 2/3% of the then-outstanding principal balance of the notes of each series affected by the amendment for which we have not delivered a certificate of an authorized officer stating that, in our reasonable belief, the amendment will not:

(a)	result in the occurrence of an early amortization event or an event of default; or

(b)	materially and adversely affect the amount or timing of distributions to be made to the noteholders of any series or class.

However, no amendment may occur if it:

(1)	reduces the amount of, or delays the timing of:

(a)	any distributions to be made to noteholders of any series or deposits of amounts to be distributed; or

(b)	the amount available under any credit enhancement,

in each case, without the consent of each affected noteholder;

(2)	changes the manner of calculating the interest of any noteholder without the consent of each affected noteholder;

(3)	reduces the percentage of the outstanding principal balance of the notes required to consent to any amendment, without the consent of each affected noteholder; or

(4)	adversely affects the rating of any series or class by each rating agency, without the consent of noteholders representing more than 66 2/3% of the then-outstanding principal balance of the notes of each affected series or class.

For purposes of clause (1) above, changes in early amortization events or events of default that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions.

In no event may any amendment to the transfer and servicing agreement adversely affect in any material respect the interests of any credit enhancement provider without the consent of that credit enhancement provider.

Trust Agreement

The trust agreement may be amended by us and the owner trustee, without the consent of the indenture trustee or the noteholders of any series to cure any ambiguity, to correct or supplement any provisions of the trust agreement or to add any other provisions concerning matters or questions raised under the trust agreement that are not inconsistent with the provisions of the trust agreement, so long as the amendment does not materially and adversely affect the interests of any noteholder, as evidenced by an officer’s certificate delivered by us to the owner trustee. In addition, the trust agreement may be amended by us and the owner trustee if the Rating Agency Condition is satisfied and we have delivered an officer’s certificate to the effect that the amendment will not materially and adversely affect the interests of any noteholder and an opinion of counsel has been provided to the indenture trustee and the owner trustee indicating that such amendment will not cause the issuing entity to be classified as an association (or a publicly traded partnership) taxable as a corporation for United States federal income tax purposes.

The trust agreement may also be amended by us and the owner trustee, without the consent of the indenture trustee or the noteholders of any series to add, modify or eliminate any provisions necessary or advisable in order to enable the issuing entity or any portion of the issuing entity to avoid the imposition of state or local income or franchise taxes of the issuing entity’s property or income. However, we may not amend the trust agreement as described in this paragraph unless (i) we deliver to the indenture trustee and owner trustee a certificate of an authorized officer stating that the proposed amendment meets the requirements of this paragraph and (ii) the Rating Agency Condition is satisfied.

The amendments that we may make pursuant to the preceding paragraph without the consent of the noteholders of any series may include the addition of one or more persons, other than us, as transferors of receivables to the issuing entity.

The trust agreement may also be amended by us and the owner trustee with the consent of the indenture trustee and noteholders representing not less than 66 2/3% of the then-outstanding principal balance of the notes. However, without the consent of all noteholders, no amendment to the trust agreement may increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the outstanding principal balance of the notes, the holders of which are required to consent to any amendment. Additionally, an opinion of counsel shall be provided to the owner trustee and indenture trustee indicating that such amendment will not cause the issuing entity to be classified as an association (or a publicly traded partnership) taxable as a corporation for United States federal income tax purposes.

Receivables Purchase Agreement

The receivables purchase agreement may be amended without the consent of the noteholders. However, no amendment may adversely affect in any material respect the interests of the securityholders. If World Financial Network Credit Card Master Trust is terminated, the parties to the receivables purchase agreement will not be permitted to amend the purchase price for receivables or change any obligation of us or the bank under the receivables purchase agreement unless the Rating Agency Condition is satisfied.

Indenture

The issuing entity and the indenture trustee may, without the consent of any noteholders but with prior written notice to each rating agency, enter into one or more supplemental indentures for any of the following purposes:

•	to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee’s lien under the indenture, or to add to the property pledged to secure the notes;

•	to reflect the agreement of another person to assume the role of the issuing entity;

•	to add to the covenants of the issuing entity, for the benefit of the noteholders, or to surrender any right or power of the issuing entity;

•	to transfer or pledge any property to the indenture trustee;

•	to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions concerning matters arising under the indenture as long as that action would not adversely affect the interests of the noteholders and would not be inconsistent with the other transaction documents;

•	to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture;

•	to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939, or any similar federal statute later enacted; or

•	to permit the issuance of one or more new series of notes under the indenture.

The issuing entity and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to amend the indenture, upon:

(1)	satisfaction of the Rating Agency Condition;

(2)	our certification to the effect that, in the reasonable belief of the certifying officer, (i) all requirements for such amendment contained in the indenture have been met and (ii) the action will not (A) cause an early amortization event or an event of default or (B) materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class; and

(3)	the issuing entity will have received an opinion of counsel to the effect that for United States federal income tax purposes:

(a)	the transaction will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

(b)	the transaction will not cause the issuing entity to be deemed to be an association or publicly traded partnership taxable as a corporation; and

(c)	the transaction will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

The issuing entity and the indenture trustee may also, without the consent of the noteholders of any series or the credit enhancement providers for any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the issuing entity or any portion of the issuing entity to avoid the imposition of state or local income or franchise taxes on the issuing entity’s property or its income. Prior to any amendment described in this paragraph, (i) we must deliver to the indenture trustee and the owner trustee a certificate of an authorized officer stating that the proposed amendment meets the requirements of the preceding paragraph and this paragraph and (ii) the Rating Agency Condition is satisfied. In addition, no amendment described in this paragraph may affect the rights, duties or obligations of the indenture trustee or the owner trustee under the indenture.

The amendments that we may make pursuant to the preceding paragraph without the consent of the noteholders may include the addition or sale of receivables into the trust portfolio.

The issuing entity and the indenture trustee will not, without prior notice to each rating agency and the consent of each noteholder affected, enter into any supplemental indenture to:

•	change the date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note is payable;

•	impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

•	reduce the percentage of the aggregate principal amount of the notes of any series, whose consent is required (a) for execution of any supplemental indenture or (b) for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

•	reduce the percentage of the aggregate outstanding amount of the notes required to direct the indenture trustee to sell or liquidate the trust assets if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

•	decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture that specify the percentage of the principal amount of the notes of a series necessary to amend the indenture or other related agreements;

•	modify provisions of the indenture prohibiting the voting of notes held by the issuing entity, any other party obligated on the notes, us, or any of their affiliates; or

•	permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

The issuing entity and the indenture trustee may otherwise, upon satisfaction of the Rating Agency Condition and with the consent of noteholders holding more than 66 2/3% of the then-outstanding principal balance of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to or change in any manner or eliminate any provision of the indenture or to change the rights of the noteholders under the indenture.

In determining whether the noteholders holding the requisite percentage of the then-outstanding principal balance of the notes have given any consent, request, demand, authorization, direction, notice, or waiver under the indenture, notes owned by the issuing entity, any other party obligated on the notes, us, the bank, or any of their affiliates shall be disregarded and deemed not to be outstanding.

Pooling and Servicing Agreement

The pooling and servicing agreement and any series supplement to the pooling and servicing agreement may be amended by us, the servicer and the trustee for World Financial Network Credit Card Master Trust, without the consent of certificateholders of any series, to cure any ambiguity, to correct or supplement any provisions which may be inconsistent with any other provisions of the pooling and servicing agreement, to issue a supplemental certificate in exchange for any transferor certificate, the assumption by another entity of the transferor’s obligations under the pooling and servicing agreement or to add any other provisions which would not be inconsistent with the pooling and servicing agreement if the amendment would not adversely effect the interests of the certificateholders in any material respect and the following conditions are satisfied:

•	we deliver to the trustee a certificate of an authorized officer stating that, in our reasonable belief, the amendment will not adversely affect in any material respect the interests of any certificateholder;

•	the Rating Agency Condition is satisfied; and

•	we deliver an opinion relating to the tax consequences of the amendment.

The amendments that we may make without the consent of the certificateholders of any series or the credit enhancement providers for any series may include the addition or sale of receivables or participation interests in the trust portfolio.

The pooling and servicing agreement may also be amended by us, the servicer and the trustee for World Financial Network Credit Card Master Trust, with the consent of certificateholders representing not less than 66 2/3% of the aggregate invested amount of all series adversely affected by the amendment, and, unless the Rating Agency Condition is satisfied. Even with the consent of the investor certificateholders and the written confirmation from the rating agencies described in the preceding sentence, no amendment may occur if it:

(1)	reduces the amount of, or delays the timing of, any distributions to be made to certificateholders of any series or the amount available under any credit enhancement without the consent of each affected certificateholder;

(2)	changes the manner of calculating the invested amounts and allocation percentages for any series or changes the manner of allocating defaulted receivables to any series without the consent of each affected certificateholder; or

(3)	reduces the percentage of undivided interests the holders of which are required to consent to any amendment, without the consent of each affected certificateholder.

Administration Agreement

The administration agreement may be amended by the trust and the administrator with the consent of the owner trustee (as owner trustee and in its individual capacity), so long as such amendment does not materially and adversely affect the interests of any noteholder or any beneficial owner of the issuing entity.

The administration agreement may also be amended by the trust and the administrator with the consent of the owner trustee (as owner trustee and in its individual capacity), the noteholders representing not less than 66 2/3% of the then-outstanding principal balance of the notes and us. However, without the consent of all noteholders, no amendment to the administration agreement may increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the receivables or distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the outstanding principal balance of the notes, the holders of which are required to consent to any amendment.

Maturity Considerations

Series 2016-C will always be in one of three periods—the revolving period, the controlled accumulation period or the early amortization period. Unless an early amortization event occurs, each class of the Series 2016-C notes will not receive payments of principal until the expected principal payment date for the Series 2016-C notes. The expected principal payment date for the Series 2016-C notes will be the October 2019 distribution date. We expect the issuing entity to have sufficient funds to pay the full principal amount of the Series 2016-C notes on the expected principal payment date. However, if an early amortization event occurs, principal payments for any class may begin prior to the expected principal payment date.

Controlled Accumulation Period

During the controlled accumulation period, principal allocated to the Series 2016-C noteholders will accumulate in the principal accumulation account in an amount calculated to pay the Series 2016-C notes in full on their expected principal payment date. We expect, but cannot assure you, that the amounts available in the principal accumulation account on the expected principal payment date for the Series 2016-C notes will be sufficient to pay in full the outstanding principal amount of the Series 2016-C notes. If there are not sufficient funds on deposit in the principal accumulation account to pay the Series 2016-C notes in full on their expected principal payment date, an early amortization event will occur and the early amortization period will begin.

Early Amortization Period

If an early amortization event occurs during either the revolving period or the controlled accumulation period, the early amortization period will begin. If an early amortization event occurs during the controlled accumulation period, on the next distribution date any amount on deposit in the principal accumulation account will be paid:

•	first to the Class A noteholders, up to the outstanding principal amount of the Class A notes;

•	second to the Class M noteholders, up to the outstanding principal amount of the Class M notes;

•	third to the Class B noteholders, up to the outstanding principal amount of the Class B notes;

•	fourth to the Class C noteholders, up to the outstanding principal amount of the Class C notes; and

•	fifth to the Class D noteholders, up to the outstanding principal amount of the Class D notes.

In addition, if the outstanding principal amount of the notes has not been paid in full, the issuing entity will continue to pay principal in the priority noted above to the noteholders on each distribution date during the early amortization period until the Series 2016-C final maturity date, which is the August 2023 distribution date. No principal will be paid on the Class M notes until the Class A notes have been paid in full, no principal will be paid on the Class B notes until the Class A and Class M notes have been paid in full, no principal will be paid on the Class C notes until the Class A, Class M and Class B notes have been paid in full, and no principal will be paid on the Class D notes until the Class A, Class M, Class B and Class C notes have been paid in full.

Payment Rates

The payment rate on the receivables is the most important factor that will determine the size of principal payments during an early amortization period and whether the issuing entity has funds available to repay the notes on the expected principal payment date. The following Cardholder Monthly Payment Rates table sets forth the highest and lowest cardholder monthly payment rates on the credit card accounts during any month in the periods shown and the average cardholder monthly payment rates for all months in the periods shown, in each case calculated as a percentage of average total receivables for each month during the periods shown. Payment rates shown in the table are based on amounts that would be deemed payments of principal receivables and finance charge receivables with respect to the accounts.

Although we have provided historical data concerning the payment rates on the receivables, because of the factors described in this prospectus under “Risk Factors,” we cannot provide you with any assurance that the levels and timing of payments on receivables in the trust portfolio from time to time will be similar to the historical experience described in the following table or that deposits into the principal accumulation account or the distribution account, as applicable, will be in accordance with the applicable controlled accumulation amount. The servicer may shorten the controlled accumulation period and, in that event, we cannot provide any assurance that there will be sufficient time to accumulate all amounts necessary to pay the outstanding principal amounts of the Series 2016-C notes on the expected principal payment date.

Cardholder Monthly Payment Rates

Trust Portfolio

	Nine Months Ended September 30,	Year Ended December 31,
	2016	2015	2014	2013	2012	2011
Lowest Month	16.66%	17.28%	18.18%	18.29%	17.90%	17.83%
Highest Month	18.62%	19.91%	20.17%	20.78%	19.49%	19.47%
Monthly Average	17.57%	18.51%	19.05%	19.17%	18.85%	18.49%

We cannot assure you that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

Reduced Principal Allocations

We may request a reduction to the allocation percentage used to determine your series’ share of principal collections. However, the reduction will only be permitted upon satisfying the following conditions:

•	written notice delivered to the indenture trustee and the servicer;

•	the Rating Agency Condition is satisfied; and

•	we certify that in our reasonable belief, the reduction will not cause an early amortization event with respect to Series 2016-C.

Legal Proceedings

There are no legal proceedings pending, or any proceedings known to be contemplated by governmental authorities, against the sponsor, the originator, the servicer, the depositor, the indenture trustee, the owner trustee or the issuing entity, or of which any property of the foregoing is the subject, that are material to noteholders.

Certain Relationships and Related Transactions

As described in the disclosure above relating to the sponsor, the servicer (which also acts as administrator), the issuing entity, World Financial Network Credit Card Master Trust and us (the depositor), these entities are affiliates and engage in transactions with each other involving securitizations of assets similar to the receivables, including public offerings and private placements of asset-backed securities. The transactions among us and our affiliates that are material to investors relate to the securitization activities described in this prospectus, and those transactions are described throughout this prospectus. In addition, MUFG Securities Americas Inc., one of the underwriters, and MUFG Union Bank, National Association, the indenture trustee, are affiliates.

The nature of the affiliations among the sponsor, the servicer, the issuing entity, World Financial Network Credit Card Master Trust and us is illustrated in the chart below.

Ownership of Transaction Parties Included in the

Alliance Data Systems Corporation Affiliated Group

None of the indenture trustee, the trustee for World Financial Network Credit Card Master Trust, the asset representations reviewer or the owner trustee are affiliated with us or the sponsor or the servicer. The indenture trustee, the trustee for World Financial Network Credit Card Master Trust, the asset representations reviewer, the owner trustee and their respective affiliates may, from time to time, engage in arm’s-length transactions with us, the sponsor or the servicer, which are distinct from their respective role as indenture trustee, trustee, asset representations reviewer or owner trustee, as applicable.

Federal Income Tax Consequences

General

The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. The following summary has been prepared and reviewed by Mayer Brown LLP as special tax counsel to the issuing entity. The summary is based on the Internal Revenue Code of 1986, as amended as of the date hereof (the “Code”), and final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the notes that are unrelated to the issuing entity, deals only with notes held as capital assets within the meaning of Section 1221 of the Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, for example:

•	banks and thrifts,

•	insurance companies,

•	regulated investment companies,

•	dealers in securities,

•	holders that will hold the offered notes as a position in a “straddle” for tax purposes or as a part of a “synthetic security,” “conversion transaction” or other integrated investment comprised of the offered notes, and one or more other investments,

•	trusts and estates, and

•	pass-through entities, the equity holders of which are any of the foregoing.

Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder. Special tax counsel to the issuing entity is of the opinion that the following summary of United States federal income tax consequences is correct in all material respects. An opinion of special tax counsel to the issuing entity, however, is not binding on the Internal Revenue Service (the “IRS”) or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. In addition, no transaction closely comparable to the purchase of the notes has been the subject of any Treasury Regulation, revenue ruling or judicial decision. Accordingly, we suggest that persons considering the purchase of notes consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

Tax Classification of the Issuing Entity and the Notes

Treatment of the Issuing Entity as an Entity Not Subject to Tax. Special tax counsel to the issuing entity is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling or judicial decision, neither World Financial Network Credit Card Master Trust nor the issuing entity will be classified as an association or as a publicly traded partnership taxable as a corporation for United States federal income tax purposes. As a result, special tax counsel to the issuing entity is of the opinion that the issuing entity will not be subject to United States federal income tax. However, as discussed above, this opinion is not binding on the IRS and no assurance can be given that this classification will prevail.

The precise tax classification of the issuing entity for United States federal income tax purposes is not certain. It might be viewed as merely holding assets on our behalf as collateral for notes issued by us. On the other hand, the issuing entity could be viewed as a separate entity for United States federal income tax purposes issuing its own notes. This distinction may have a significant tax effect on particular noteholders as stated below under “—Possible Alternative Classifications.”

Treatment of the Notes as Debt. Unless disclosed otherwise, special tax counsel to the issuing entity is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes (other than such notes beneficially owned by the issuing entity or the single beneficial owner of the issuing entity for United States federal income tax purposes) will be characterized as debt for United States federal income tax purposes. However, opinions of counsel are not binding on the IRS, and there can be no assurance that the IRS could not successfully challenge this conclusion. The issuing entity agrees by entering into the Indenture, and the noteholders agree by their purchase and holding of notes, to treat the notes as debt for United States federal, state and local income or franchise tax purposes.

In general, whether for United States federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for United States federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Special tax counsel may analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the receivables has not been transferred to the noteholders.

In some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that special tax counsel may advise that the rationale of those cases should not apply to the transaction evidenced by the notes because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the notes as debt for United States federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.

Possible Alternative Classifications. If, contrary to the opinion of special tax counsel to the issuing entity, the IRS successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, it could find that the arrangement created by the Pooling and Servicing Agreement constitutes a partnership that could be treated as a “publicly traded partnership” taxable as a corporation. We currently do not intend to comply with the United States federal income tax reporting requirements that would apply with respect to any series or class of notes if any series or class of notes were treated as interests in a partnership or corporation.

If the Pooling and Servicing Agreement and the related indenture supplement are treated as creating a partnership between us and the noteholders, the partnership itself would not be subject to United States federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the noteholders, would be taxed individually on their respective distributive shares of the partnership’s income, gain, loss, deductions and credits.

Treatment of a noteholder as a partner could have adverse tax consequences to certain holders; for example, income to foreign persons (defined below) generally would be subject to United States tax and United States tax return filing and withholding requirements, a portion of the income could constitute “unrelated business taxable income” to tax-exempt noteholders, and individual holders might be subject to limitations on their ability to deduct their share of partnership expenses. The result of the differences in tax treatment noted above might cause an individual to be taxed on a greater amount of income than the stated rate on the notes. In addition, new audit rules for partnerships, scheduled to become effective for tax years beginning in 2018, require taxes arising from audit adjustments to be paid by the entity rather than by its partners or members unless an entity elects otherwise. It is unclear to what extent these elections will be available to the issuing entity and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such election.

If it were determined that a transaction created an entity classified as a publicly traded partnership taxable as a corporation, the issuing entity would be subject to United States federal income tax at corporate income tax rates on the income it derives from the receivables and the issuing entity would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Such classification could materially reduce cash available to make payments on the notes; further, noteholders might not be entitled to any dividends received deduction in respect of payments of interest on notes treated as dividends.

In addition, even if the notes are treated as debt, the issuing entity is also able to issue other securities which may be treated as debt or as equity interests in the issuing entity. The issuance of additional securities requires the delivery of a new opinion of counsel generally to the effect that the new issuance will not cause the issuing entity to become taxable as a separate entity for United States federal income tax purposes; however, the new opinion would not bind the IRS, and the issuing entity could become a taxable entity as a result of the new issuance, potentially diminishing cash available to make payments on the notes. We suggest that prospective investors consult with their own tax advisors with regard to the consequences of each of the possible alternative characterizations to them in their particular circumstances. The following discussion assumes that the classifications of the notes as debt is correct.

Consequences to Holders of the Offered Notes

Interest and Original Issue Discount. In general, stated interest on a note will be includible in gross income as it accrues or is received in accordance with a noteholder’s usual method of tax accounting. Interest received on the notes may also constitute “investment income” for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. It is not anticipated that any series or class of notes will be issued with original issue discount within the meaning of Section 1273 of the Code. If a class of notes is issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Code will apply to those notes. Under those provisions, a holder of a note issued with original issue discount—including a cash basis holder—generally would be required to include the original issue discount on a note in income for United States federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. In general, a note will be treated as having original issue discount to the extent that its “stated redemption price” exceeds its “issue price,” if that excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note, determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment. Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of original issue discount and could have other consequences to holders of the notes. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a note is “unconditionally payable” and hence that all of the interest payable on the note should be included in the note’s stated redemption price at maturity. If sustained, that treatment should not significantly affect tax liabilities for most holders of the notes, but we suggest that prospective noteholders consult their own tax advisors concerning the impact to them in their particular circumstances. The issuing entity intends to take the position that interest on the notes constitutes “qualified stated interest” and that the above consequences do not apply.

Market Discount. Noteholders should be aware that the resale of offered notes may be affected by the market discount provisions of the Code. The market discount rules generally provide that, subject to a de minimis exception, if a holder of a note acquires it at a market discount (i.e., at a price below its stated redemption price at maturity or its “adjusted issue price” if it was issued with original issue discount) and thereafter recognizes gain upon a disposition of the note, the lesser of such gain or the portion of the market discount that accrued while the note was held by such holder will be treated as ordinary interest income realized at the time of the disposition. A taxpayer may elect to include market discount currently in gross income in taxable years to which it is attributable, computed using either a ratable accrual method or a yield to maturity method. The market discount rules may also cause the deferral of interest deductions on debt incurred to acquire market discount obligations.

Market Premium. A subsequent holder who purchases a note at a premium may elect to amortize and deduct this premium over the remaining term of the note in accordance with rules set forth in Section 171 of the Code.

Disposition of the Notes: Defeasance. Upon the sale, exchange, retirement or other taxable disposition of a note, the holder of the note generally will recognize taxable gain or loss in an amount equal to the difference between (a) the amount realized on the disposition, other than that part of the amount attributable to, and taxable as, accrued interest and (b) the holder’s adjusted tax basis in the note. A taxable exchange of a note could also occur as a result of our substitution of money or investments for the receivables in the trust portfolio. See “Description of the Notes—Defeasance” in this prospectus. The holder’s adjusted tax basis in the note generally will equal the cost of the note to that holder, increased by any original issue discount or market discount previously included in income by that holder with respect to the note, and decreased by any deductions previously allowed for amortizable bond premium and by the amount of any payments of principal or original issue discount previously received by that holder with respect to its note. Subject to the market discount rules discussed above, any related gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if at the time of sale the note has been held for more than one year. The maximum ordinary income rate for individuals, estates, and trusts exceeds the maximum long-term capital gains rate for such taxpayers. In addition, any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Medicare Tax. A medicare related surtax of 3.8% is imposed on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions.

Foreign Holders. The following information describes the United States federal income tax treatment if the notes are treated as debt to an investor that is a nonresident alien individual or a foreign corporation (collectively, a “foreign person”). Some foreign persons, including certain residents of certain United States possessions or territories, may be subject to special rules not discussed in this summary.

Subject to the discussion below regarding backup withholding and FATCA, interest, including original issue discount, if any, paid to a foreign person on a note will not be subject to withholding of United States federal income tax, provided that:

•	the interest payments are effectively connected with the conduct of a trade or business within the United States by the foreign person and such foreign person submits a properly executed IRS Form W-8ECI (or applicable successor form); or

•	the foreign person is not, for United States federal income tax purposes, actually or constructively a “10 percent shareholder” of us or the issuing entity, a “controlled foreign corporation” with respect to which we or the issuing entity is a “related person” within the meaning of the Code, or a bank extending credit under a loan agreement entered into in the ordinary course of its trade or business, and, under current Treasury Regulations, either (i) the beneficial owner represents that it is a foreign person and provides its name and address to us or our paying agent on a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form), or a suitable substitute form, signed under penalties of perjury; or (ii) if a note is held through a securities clearing organization or other financial institution, as is expected to be the case unless definitive notes are issued, the organization or financial institution certifies to us or our paying agent under penalties of perjury that it has received IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form) or a suitable substitute form from the foreign person or from another qualifying financial institution intermediary, and provides a copy to us or our paying agent.

If these exceptions do not apply to a foreign person, interest, including original issue discount, if any, paid to such foreign person generally will be subject to withholding of United States federal income tax at a 30% rate. Such foreign person may, however, be able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty. The required information for claiming treaty benefits is generally submitted, under current Treasury Regulations, on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form). Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. We suggest that foreign persons consult their tax advisors concerning the impact to them, if any, of those revised procedures.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, the individual is not present in the United States for 183 days or more in the taxable year in which the sale, redemption, retirement or other taxable disposition occurs.

If the interest or gain on the note is effectively connected with the conduct of a trade or business within the United States, then although the foreign person will be exempt from the withholding of tax previously discussed if an appropriate statement is provided, such foreign person generally will be subject to United States federal income tax on the interest, including original issue discount, if any, or gain at applicable graduated federal income tax rates. In addition, if a foreign person is a foreign corporation, such foreign corporation may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless such foreign corporation qualifies for a lower rate under an applicable tax treaty.

Backup Withholding. Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to “backup withholding” tax under Section 3406 of the Code if a noteholder fails to furnish its taxpayer identification number, fails to report interest, dividends or other “reportable payments” (as defined in the Code) properly, or under certain circumstances fails to provide a certified statement, under penalty of perjury, that it is not subject to backup withholding. The backup withholding tax rate is currently 28%. Any amounts deducted and withheld would be allowed as a credit against the recipient’s United States federal income tax if appropriate proof is provided under rules established by the IRS. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but does not do so in the proper manner. Backup withholding will not apply with respect to payments made to exempt recipients. Holders of the notes are urged to consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption. Information returns will be sent annually to the IRS and to each noteholder setting forth the amount of interest paid (and original issue discount accrued, if any) on the notes and the amount of tax withheld thereon.

FATCA. Sections 1471 through 1474 of the Code (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) impose a withholding tax of 30 percent on interest income (including OID) on debt instruments of U.S. issuers and the gross proceeds of a disposition of such debt instruments paid to a foreign financial institution, including where such foreign financial institution holds such debt instruments as an intermediary, unless such institution (i) enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which would include certain account holders that are foreign entities with U.S. owners), (ii) is resident in a jurisdiction the government of which has entered into an intergovernmental agreement relating to FATCA with the U.S. and complies with any applicable laws resulting from such intergovernmental agreement or (iii) is otherwise exempt from this withholding tax. FATCA also generally imposes such withholding tax on payments of interest and gross proceeds to a non-financial foreign entity unless such entity provides the withholding agent with certain certification or information relating to U.S. ownership of the entity. Under applicable Treasury Regulations, withholding under FATCA on gross proceeds from a sale or other disposition of a debt instrument is delayed until January 1, 2019. In addition, certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that payments to foreign financial institutions or non-financial foreign entities in those countries will be subject to FATCA withholding, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding U.S. debt instruments through financial institutions in) those countries.

Prospective investors should consult their own tax advisors regarding the possible implications of FATCA in their particular circumstances.

The United States federal income tax discussion set forth above may not be applicable depending upon a holder’s particular tax situation, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer’s own tax advisor. We suggest that prospective purchasers consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes and the possible effects of changes in federal tax laws.

State and Local Tax Consequences

The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. We suggest that each investor consult its own tax advisor regarding state and local tax consequences.

Certain Considerations for ERISA and Other U.S. Benefit Plans

Subject to the following considerations, the notes offered hereunder are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit pension, profit-sharing or other employee benefit plans subject to Title I of ERISA, individual retirement accounts, Keogh plans, and other plans subject to Section 4975 of the Code and entities deemed to hold plan assets of the foregoing (each, a “benefit plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to these benefit plans. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of the benefit plan. ERISA also requires that fiduciaries of a benefit plan subject to Title I of ERISA make investments that are prudent, diversified (unless clearly prudent not to do so), and in accordance with governing plan documents.

Certain transactions involving the issuing entity might be deemed to constitute or result in prohibited transactions under ERISA and Section 4975 of the Code if assets of the trust were deemed to be assets of a benefit plan or “plan assets.” Under ERISA and a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and Section 4975 of the Code only if the benefit plan acquires an “equity interest” in the trust and none of the exceptions contained in the regulation, as modified by Section 3(42) of ERISA, are applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, assuming the notes constitute debt for local law purposes, at the time of their initial issuance, the notes should be treated as debt without substantial equity features for purposes of the regulation. The debt characterization of the notes could change after their initial issuance if the trust incurs significant losses.

However, without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of the notes by or on behalf of benefit plans could be considered to give rise to prohibited transactions if we, the issuing entity, World Financial Network Credit Card Master Trust, the sponsor, the owner trustee, the depositor, the servicer, the sub-servicer, the administrator, the underwriters, the indenture trustee or any of their respective affiliates, is or becomes a party in interest or a disqualified person with respect to these benefit plans. In that case, various exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the benefit plan fiduciary making the decision to acquire a note. Included among these exemptions are:

•	Prohibited Transaction Class Exemption 96-23, regarding transactions effected by certain “in-house asset managers”;

•	Prohibited Transaction Class Exemption 95-60, regarding transactions effected by insurance company general accounts;

•	Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

•	Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; and

•	Prohibited Transaction Class Exemption 84-14, regarding transactions effected by “qualified professional asset managers.”

In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest or disqualified person to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest or disqualified person that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes, and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, non-U.S. plans and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements, but may be subject to local, state, federal or non-U.S. law requirements which may impose restrictions similar to those under ERISA and the Code discussed above.

By your acquisition of a note (or interest in a note), you will be deemed to represent and warrant that either (i) you are not acquiring such note (or interest therein) with the assets of (or on behalf of) a benefit plan or any other plan that is subject to a law that is substantially similar to the fiduciary responsibility or prohibited transactions provisions of Title I of ERISA or Section 4975 of the Code, or (ii) your purchase, holding and disposition of such note (or interest therein) will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any substantially similar applicable law.

If you are a fiduciary of a benefit plan or any other plan or retirement account considering the purchase of any of the notes, we encourage you to consult your tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriting

Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters named below, we have agreed to sell to the underwriters, and such underwriters have agreed to purchase, the principal amount of the notes set forth opposite its name:

Class A Underwriters	Principal Amount of Class A Notes
J.P. Morgan Securities LLC	$43,750,000
MUFG Securities Americas Inc.	$43,750,000
Mizuho Securities USA Inc.	$43,750,000
CIBC World Markets Corp.	$43,750,000
Fifth Third Securities, Inc.	$43,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$43,750,000
RBC Capital Markets, LLC	$43,750,000
Wells Fargo Securities, LLC	$43,750,000

Total	$350,000,000

Class M Underwriters	Principal Amount of Class M Notes
J.P. Morgan Securities LLC	$7,293,000
MUFG Securities Americas Inc.	$7,291,000
Mizuho Securities USA Inc.	$7,291,000

Total	$21,875,000

In the underwriting agreement, the underwriters of each class of notes offered by this prospectus have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the notes in that class if any of the notes in that class are purchased.

The Class B notes, Class C notes and Class D notes are not offered hereby and will be retained by the depositor.

The underwriters of each class of notes have advised us that they propose initially to offer the notes in that class to the public at the prices set forth in this prospectus, and to dealers chosen by the underwriters at the prices set forth in this prospectus less a concession not in excess of the percentages set forth in the following table. The underwriters of each class of notes and those dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the notes, the public offering prices and the concessions referred to in this paragraph may be changed. Additional offering expenses are estimated to be $450,000.

	Class A Notes	Class M Notes
Concessions	0.210%	0.270%
Reallowances	0.105%	0.135%

The underwriters will be compensated as set forth in the following table:

	Underwriter’s Discounts and Commissions	Amount per $1,000 of Principal	Total Amount
Class A Notes	0.350%	$3.50	$1,225,000
Class M Notes	0.450%	$4.50	$98,438

Each underwriter, severally and not jointly, has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

In relation to each Relevant Member State, each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State, it has not made and will not make an offer of notes that are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:

(i) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the issuing entity for any such offer; or

(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided, that no such offer of notes shall require the issuing entity, the depositor or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of the above paragraph, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

We will indemnify the underwriters against the liabilities specified in the underwriting agreement, including liabilities under the Securities Act, or will contribute to payments the underwriters may be required to make in connection with those liabilities.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with us and our affiliates. In addition, MUFG Securities Americas Inc., one of the underwriters, and MUFG Union Bank, National Association, the indenture trustee, are affiliates.

Regulation of Investment in Securitizations

Articles 404-410 of the European Union’s (“EU”) Capital Requirements Regulation ((EU) No. 575/2013) (as supplemented by EU secondary legislation) (the “CRR”) imposes restrictions on the ability of credit institutions or investment firms regulated in the European Economic Area (“EEA”) and their affiliates (“Institutions”) to invest in asset-backed securities. Article 405 of the CRR allows Institutions to invest in asset-backed securities only if the sponsor, the originator or the original lender has disclosed to investors that it will retain, on an ongoing basis, a specified minimum net economic interest in the securitization transaction. Similar requirements (i) are in effect with respect to EEA-regulated alternative investment fund managers under Article 17 of the EU’s Alternative Investment Fund Managers Directive (2011/61/EU) and Articles 50-56 of the Alternative Investment Fund Managers Regulation ((EU) No. 231/2013), (ii) are in effect with respect to EEA-regulated insurers and reinsurers under Article 254 of the Commission Delegated Regulation ((EU) No. 2015/35), which supplements Article 135(2) of Directive 2009/138/EC of the European Parliament and Council on the taking up and pursuit of the business of insurance and reinsurance, and (iii) will be implemented in respect of Undertakings for Collective Investment in Transferable Securities and certain other EEA-regulated institutional investors if and when the relevant risk retention provisions of the EU’s proposed Securitization Regulation are enacted and come into force (together with the CRR and any other similar EEA national requirements, the “EU Retention Rules”).

None of the originator, the depositor nor any underwriter makes any representation or agreement that it is undertaking or will have undertaken to ensure that it will comply (or to take or refrain from taking any action to facilitate compliance by affected investors) with the requirements and criteria set out in the EU Retention Rules. As a result, any EEA-regulated entity required to comply with the EU Retention Rules that is seeking to invest in the notes (either on the closing date or thereafter) will generally be unable to satisfy the requirements of the EU Retention Rules in respect of such investment. Failure to comply with one or more of the requirements set out in the EU Retention Rules may result in the imposition of a penalty regulatory capital charge through additional risk weights levied in respect of the notes acquired by applicable noteholders that are subject to the EU Retention Rules, or in the imposition of other regulatory sanctions. Prospective noteholders are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the notes for investment and compliance with the applicable EU Retention Rules.

Use of Proceeds

We will receive the net proceeds from the sale of the notes offered by this prospectus and will use those proceeds to pay our debt, including to retire existing series of investor certificates or notes that are variable interests. These investor certificates or notes may be held by one or more of the underwriters or their affiliates, so a portion of the proceeds that are used to retire such existing series of investor certificates or notes may be paid to the underwriters or their affiliates; provided, however, that no proceeds will be paid to Wells Fargo Securities, LLC or any of its affiliates in connection with any payment on a variable interest. A portion of the net proceeds may also be used for general corporate purposes.

Legal Matters

Certain legal matters relating to the issuance of the Series 2016-C notes will be passed upon for us by Mayer Brown LLP as special counsel for us. Certain legal matters relating to the federal tax consequences of the issuance of the Series 2016-C notes will be passed upon for us by Mayer Brown LLP. Certain legal matters relating to the issuance of the Series 2016-C notes will be passed upon for the underwriters by Chapman and Cutler LLP.

Where You Can Find More Information

We filed a registration statement on Form SF-3 relating to the offering of the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

The depositor will file with the SEC all required annual reports on Form 10-K, monthly distribution reports on Form 10-D and current reports on Form 8-K and other information about the issuing entity under the Central Index

Key (CIK) number 0001282663. The reports described under “The Servicer—Evidence as to Servicer’s Compliance” will be filed as exhibits to our annual report on Form 10-K.

You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 am and 3:00 pm. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. In all cases, you should rely on the later information incorporated by reference in this prospectus over different information included in this prospectus. We incorporate by reference any future current reports on Form 8-K filed by us as depositor on behalf of the issuing entity and World Financial Network Credit Card Master Trust until we terminate our offering of the notes.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents—unless the exhibits are specifically incorporated by reference—at no cost, by writing or calling us at: 3100 Easton Square Place, #3108, Columbus, Ohio 43219, telephone: (614) 729-5044.

The issuing entity’s annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, and amendments to those reports filed with, or otherwise furnished to, the SEC will not be made available on the sponsor’s website because those reports are made available to the public on the SEC Internet site as described above and are available, at no cost, by writing or calling us as described in the immediately preceding paragraph.

Forward-Looking Statements

This prospectus, including information incorporated by reference in this prospectus, may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our or the bank’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this prospectus, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, the following:

•	loss of, or reduction in demand for services from, significant clients;

•	increases in the cost of doing business, including market interest rates;

•	local, regional and national business, political or economic conditions may differ from those expected;

•	the effects and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, may adversely affect the bank’s business;

•	increases in net charge-offs in credit card and loan receivables;

•	technological changes instituted by the bank and by persons who may affect the bank’s business may be more difficult to accomplish or more expensive than anticipated or may have unforeseen consequences;

•	failure to identify or successfully integrate business acquisitions;

•	inability to access the asset-backed securitization funding market;

•	competitive pressures among financial services companies may increase significantly;

•	the costs, effects and outcomes of litigation may adversely affect us, the issuing entity or the bank or each of their respective businesses;

•	limitations on consumer credit, loyalty or marketing services from new legislative or regulatory actions related to consumer protection and consumer privacy;

•	increases in FDIC or Delaware regulatory capital requirements for banks;

•	loss or disruption, due to cyber attack or other service failures, of data center operations or capacity;

•	loss of consumer information due to compromised physical or cyber security; and

•	those factors set forth in the Risk Factors section of this prospectus.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this prospectus speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Glossary of Terms for Prospectus

“Additional Minimum Transferor Amount” means, an amount calculated as follows:

(1)	as of any date of determination falling in November, December and January of each calendar year,

(a)	2%, multiplied by

(b)(i)	Aggregate Principal Receivables, plus

(ii)	if on such date of determination, World Financial Network Credit Card Master Trust has not been terminated, amounts on deposit in the excess funding account, and

(2)	for any other date of determination, zero.

“Aggregate Principal Balance” means, on any date, the sum of (a) the Aggregate Principal Receivables and (b) the amount on deposit in the excess funding account, after excluding any investment earnings.

“Aggregate Principal Receivables” means, on any date, the total amount of principal receivables.

“Base Rate” means, with respect to any monthly period, the annualized percentage (based on a 360-day year of twelve 30-day months, or in the case of the initial monthly period, the actual number of days and a 360-day year) equivalent of a fraction:

•	the numerator of which is the sum of (a) the interest due on the Series 2016-C notes and (b) the monthly servicing fee for your series due from the issuing entity on the following distribution date; and

•	the denominator of which is the collateral amount, plus amounts on deposit in the principal accumulation account, each as of the last day of that monthly period.

“Eligible Account” means an account in an approved portfolio:

•	that is payable in United States dollars;

•	that is serviced by us, any transferee of accounts from us, an approved originator of accounts, or any affiliates of the foregoing;

•	the cardholder of which has provided, as his or her most recent billing address, an address located in the United States or a United States military address, except that up to 2% (or a greater number approved by the rating agencies) of the Aggregate Principal Receivables may have cardholders who have provided addresses outside of these jurisdictions;

•	that does not have any receivables that have been charged off as uncollectible by the servicer in accordance with its charge account guidelines or its customary and usual servicing procedures;

•	that does not have receivables that have been sold or pledged to any other party; and

•	has not been identified as an account, the credit cards with respect to which have been reported as being lost or stolen or the cardholder of which is the subject of a bankruptcy proceeding.

“Eligible Institution” means:

(a)	a depository institution, which may include the owner trustee or the indenture trustee, that:

(1)	is organized under the laws of the United States or any one of its states,

(2)	has FDIC deposit insurance, and

(3)	has a long-term unsecured debt rating or a certificate of deposit rating acceptable to the rating agencies; or

(b)	any other institution acceptable to the rating agencies, which may include the servicer.

“Eligible Receivable” means each receivable:

•	that has arisen under an Eligible Account;

•	that was created in compliance, in all material respects, with the charge account guidelines and all requirements of law applicable to us or the originator of the related account pursuant to a credit card agreement between the cardholder and us or the originator of the related account which complies, in all material respects, with all requirements of law applicable to us or the originator of the related account;

•	for which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by us or the originator of the related account in connection with the creation of the receivable or the execution, delivery and performance by us or the originator of the related account of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of that receivable;

•	as to which, immediately prior to being transferred to the trust, we had good title free and clear of all liens and security interests arising under or through us and our affiliates, other than any lien for state, municipal or other local taxes if those taxes are not then due and payable or if we are then contesting the validity of those taxes in good faith by appropriate proceedings and we have set aside on our books adequate reserves with respect to those taxes;

•	that is the subject of a valid transfer and assignment, or the grant of a security interest, from the transferor to the trust;

•	as to which the transferor has not taken any action which, or failed to take any action the omission of which, would, at the time of transfer to the trust, impair the rights of the trust or the noteholders in the receivable;

•	that is the legal, valid and binding payment obligation of the related cardholder, enforceable against that cardholder in accordance with its terms, subject to permitted insolvency- and equity-related exceptions;

•	that constitutes an “account” under Article 9 of the Uniform Commercial Code as in effect in the State of New York;

•	that, at the time of transfer to the trust, has not been waived or modified except as permitted by our charge account guidelines and which waiver or modification has been reflected in our computer files;

•	that, at the time of transfer to the trust, is not, to our knowledge, subject to any right of rescission, setoff, counterclaim or defense, including usury, that would require that receivable to be charged off in accordance with our charge account guidelines, other than some insolvency- and equity-related defenses;

•	as to which we have satisfied all obligations required to be satisfied at the time it is transferred to the trust;

•

with respect to receivables transferred to the issuing entity after the termination of World Financial Network Credit Card Master Trust, in which all of our right, title and interest has been validly transferred and assigned to the issuing entity or in which a valid first priority perfected security interest has been granted to the issuing entity; and

•	with respect to receivables transferred to the issuing entity after the termination of World Financial Network Credit Card Master Trust, as to which, at the time of transfer of that receivable to the issuing entity, we have not taken or omitted to take any action that would impair the rights of the issuing entity or the noteholders.

“Portfolio Yield” means, with respect to any monthly period, the annualized percentage (based on a 360-day year of twelve 30-day months, or in the case of the initial monthly period, the actual number of days and a 360-day year) equivalent of a fraction:

•	the numerator of which is the amount of finance charge collections allocated to your series (including net recoveries treated as finance charge collections and net investment earnings and amounts withdrawn from the reserve account (other than amounts withdrawn upon termination of the reserve account), but excluding excess financing charge collections allocated to your series), minus the amount of defaulted receivables and uncovered dilution allocated to your series for that monthly period; and

•	the denominator of which is the collateral amount plus amounts on deposit in the principal accumulation account, each as of the last day of that monthly period.

“Qualified Account” means either:

(a)	a segregated account established with an Eligible Institution; or

(b)	a segregated trust account with the corporate trust department of a depository institution that:

(1)	is organized under the laws of the United States or any one of its states,

(2)	acts as trustee for funds deposited in the account, and

(3)	has a credit rating from each rating agency in one of its generic credit rating categories that signifies investment grade.

“Rating Agency Condition” means, with respect to Series 2016-C and any action subject to such condition, either (i) if specified with respect to any rating agency hired by the sponsor in the indenture supplement, written confirmation (which may be in the form of a letter, a press release or other publication) from such rating agency that such action will not result in a reduction or withdrawal of the rating, if any, of any outstanding class with respect to which it is designated as a rating agency or (ii) if specified with respect to any rating agency hired by the sponsor in the indenture supplement, 10 days’ prior written notice to such ratings agency (or, if 10 days’ advance notice is impracticable, as much advance notice as is practicable).

“Required Principal Balance” means, on any date of determination, the sum of the numerators used to calculate the allocation percentages for principal collections for all outstanding series of securities on that date of determination.

“Required Retained Transferor Percentage” means, for purposes of Series 2016-C, 4.00%.

“Specified Transferor Amount” means, for purposes of Series 2016-C, at any time, the Minimum Transferor Amount, at that time.

Annex I

Other Series of Securities Issued and Outstanding

The principal characteristics of the other series of notes issued by the issuing entity and expected to be outstanding on the closing date are set forth in the table below. All of the outstanding series of notes are in group one for sharing excess finance charge collections. An asterisk (*) next to a class of notes denotes that such class is owned by the depositor or an affiliate as of the date of this prospectus.

Series 2009-VFN

The issuing entity has also issued Series 2009-VFN which is a series of variable funding notes, meaning that the aggregate outstanding principal amount of Series 2009-VFN notes may be increased or decreased from time to time subject to a maximum amount. The maximum amount for Series 2009-VFN is $933,333,333.33, $233,333,333.33 of which is held by the depositor or affiliate. The maximum amount for Series 2009-VFN may be increased or decreased from time to time, subject to certain conditions, including the mutual agreement of the depositor and the holders of Series 2009-VFN notes. Series 2009-VFN is in an extendable revolving period (unless an early amortization event occurs prior to that date). That revolving period may be extended by mutual agreement of the depositor, the servicer and the holders of Series 2009-VFN notes.

Series 2012-A

Series 2012-A initial collateral amount	$550,000,000
Class A initial principal amount	$412,500,000
Class M* initial principal amount	$20,625,000
Class B* initial principal amount	$26,125,000
Class C* initial principal amount	$68,750,000
Class D* initial principal amount	$22,000,000
Class A interest rate	3.14%
Class M interest rate	3.75%
Class B interest rate	4.25%
Class C interest rate	5.00%
Class D interest rate	0.00%
Class A/M/B/C/D expected principal payment date	March 2019 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B, Class C notes and Class D notes
Enhancement for the Class M notes	subordination of Class B, Class C notes and Class D notes
Enhancement for the Class B notes	subordination of Class C notes and Class D notes
Enhancement for the Class C notes	subordination of Class D notes, spread account
Series 2012-A termination date	January 2023 distribution date
Group	One
Series issuance date	April 12, 2012
Required retained transferor percentage for 2012-A	4%

Annex I-1

Series 2012-B

Series 2012-B initial collateral amount	$433,334,000
Class A initial principal amount	$325,000,000
Class M* initial principal amount	$16,250,000
Class B* initial principal amount	$20,583,000
Class C* initial principal amount	$54,167,000
Class D* initial principal amount	$17,334,000
Class A interest rate	1.76%
Class M interest rate	3.25%
Class B interest rate	3.50%
Class C interest rate	4.50%
Class D interest rate	0.00%
Class A/M/B/C/D expected principal payment date	July 2017 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B, Class C notes and Class D notes
Enhancement for the Class M notes	subordination of Class B, Class C notes and Class D notes
Enhancement for the Class B notes	subordination of Class C notes and Class D notes
Enhancement for the Class C notes	subordination of Class D notes, spread account
Series 2012-B termination date	May 2021 distribution date
Group	One
Series issuance date	July 19, 2012
Required retained transferor percentage for 2012-B	4%

Series 2012-C

Series 2012-C initial collateral amount	$266,667,000
Class A initial principal amount	$200,000,000
Class M initial principal amount	$10,000,000
Class B initial principal amount	$12,666,000
Class C initial principal amount	$33,334,000
Class D* initial principal amount	$10,667,000
Class A interest rate	2.23%
Class M interest rate	3.32%
Class B interest rate	3.57%
Class C interest rate	4.55%
Class D interest rate	0.00%
Class A/M/B/C/D expected principal payment date	October 2018 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B, Class C notes and Class D notes
Enhancement for the Class M notes	subordination of Class B, Class C notes and Class D notes
Enhancement for the Class B notes	subordination of Class C notes and Class D notes
Enhancement for the Class C notes	subordination of Class D notes, spread account
Series 2012-C termination date	August 2022 distribution date
Group	One
Series issuance date	July 19, 2012
Required retained transferor percentage for 2012-C	4%

Annex I-2

Series 2012-D

Series 2012-D initial collateral amount	$466,667,000
Class A initial principal amount	$350,000,000
Class M initial principal amount	$17,500,000
Class B initial principal amount	$22,166,000
Class C* initial principal amount	$58,334,000
Class D* initial principal amount	$18,667,000
Class A interest rate	2.15%
Class M interest rate	3.09%
Class B interest rate	3.34%
Class C interest rate	4.00%
Class D interest rate	0.00%
Class A/M/B/C/D expected principal payment date	June 2019 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B, Class C notes and Class D notes
Enhancement for the Class M notes	subordination of Class B, Class C notes and Class D notes
Enhancement for the Class B notes	subordination of Class C notes and Class D notes
Enhancement for the Class C notes	subordination of Class D notes, spread account
Series 2012-D termination date	April 2023 distribution date
Group	One
Series issuance date	October 5, 2012
Required retained transferor percentage for 2012-D	4%

Series 2013-A

Series 2013-A initial collateral amount	$500,000,000
Class A initial principal amount	$375,000,000
Class M* initial principal amount	$18,750,000
Class B* initial principal amount	$23,750,000
Class C* initial principal amount	$62,500,000
Class D* initial principal amount	$20,000,000
Class A interest rate	1.61%
Class M interest rate	2.25%
Class B interest rate	2.50%
Class C interest rate	3.50%
Class D interest rate	0.00%
Class A/M/B/C/D expected principal payment date	February 2018 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B, Class C notes and Class D notes
Enhancement for the Class M notes	subordination of Class B, Class C notes and Class D notes
Enhancement for the Class B notes	subordination of Class C notes and Class D notes
Enhancement for the Class C notes	subordination of Class D notes, spread account
Series 2013-A termination date	December 2021 distribution date
Group	One
Series issuance date	February 20, 2013
Required retained transferor percentage for 2013-A	4%

Annex I-3

Series 2014-C

Series 2014-C initial collateral amount	$427,632,000
Class A initial principal amount	$325,000,000
Class M* initial principal amount	$18,174,000
Class B* initial principal amount	$18,174,000
Class C* initial principal amount	$49,178,000
Class D* initial principal amount	$17,106,000
Class A interest rate	1.54%
Class M interest rate	0.00%
Class B interest rate	0.00%
Class C interest rate	0.00%
Class D interest rate	0.00%
Class A/M/B/C/D expected principal payment date	October 2017 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B, Class C notes and Class D notes
Enhancement for the Class M notes	subordination of Class B, Class C notes and Class D notes
Enhancement for the Class B notes	subordination of Class C notes and Class D notes
Enhancement for the Class C notes	subordination of Class D notes
Series 2014-C termination date	August 2021 distribution date
Group	One
Series issuance date	November 7, 2014
Required retained transferor percentage for 2014-C	4%

Series 2015-A

Series 2015-A initial collateral amount	$500,000,000
Class A initial principal amount	$360,000,000
Class M* initial principal amount	$31,250,000
Class B* initial principal amount	$31,250,000
Class C* initial principal amount	$57,500,000
Class D* initial principal amount	$20,000,000
Class A interest rate	One-month LIBOR plus 0.48%
Class M interest rate	0.00%
Class B interest rate	0.00%
Class C interest rate	0.00%
Class D interest rate	0.00%
Class A/M/B/C/D expected principal payment date	April 2018 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B, Class C notes and Class D notes
Enhancement for the Class M notes	subordination of Class B, Class C notes and Class D notes
Enhancement for the Class B notes	subordination of Class C notes and Class D notes
Enhancement for the Class C notes	subordination of Class D notes
Series 2015-A termination date	February 2022 distribution date
Group	One
Series issuance date	April 17, 2015
Required retained transferor percentage for 2015-A	4%

Annex I-4

Series 2015-B

Series 2015-B initial collateral amount	$625,002,000
Class A initial principal amount	$475,000,000
Class M* initial principal amount	$26,562,000
Class B* initial principal amount	$26,562,000
Class C* initial principal amount	$71,877,000
Class D* initial principal amount	$25,001,000
Class A interest rate	2.55%
Class M interest rate	0.00%
Class B interest rate	0.00%
Class C interest rate	0.00%
Class D interest rate	0.00%
Class A/M/B/C/D expected principal payment date	August 2020 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B, Class C notes and Class D notes
Enhancement for the Class M notes	subordination of Class B, Class C notes and Class D notes
Enhancement for the Class B notes	subordination of Class C notes and Class D notes
Enhancement for the Class C notes	subordination of Class D notes
Series 2015-B termination date	June 2024 distribution date
Group	One
Series issuance date	August 21, 2015
Required retained transferor percentage for 2015-B	4%

Series 2015-C

Series 2015-C initial collateral amount	$389,611,000
Class A initial principal amount	$300,000,000
Class M* initial principal amount	$14,610,000
Class B* initial principal amount	$14,610,000
Class C* initial principal amount	$44,806,000
Class D* initial principal amount	$15,585,000
Class A interest rate	1.26%
Class M interest rate	0.00%
Class B interest rate	0.00%
Class C interest rate	0.00%
Class D interest rate	0.00%
Class A/M/B/C/D expected principal payment date	May 2017 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B, Class C notes and Class D notes
Enhancement for the Class M notes	subordination of Class B, Class C notes and Class D notes
Enhancement for the Class B notes	subordination of Class C notes and Class D notes
Enhancement for the Class C notes	subordination of Class D notes
Series 2015-C termination date	March 2021 distribution date
Group	One
Series issuance date	October 27, 2015
Required retained transferor percentage for 2015-C	4%

Annex I-5

Series 2016-A

Series 2016-A initial collateral amount	$866,667,000
Class A initial principal amount	$650,000,000
Class M initial principal amount	$32,500,000
Class B* initial principal amount	$41,166,000
Class C* initial principal amount	$108,334,000
Class D* initial principal amount	$34,667,000
Class A interest rate	2.03%
Class M interest rate	2.23%
Class B interest rate	2.53%
Class C interest rate	2.83%
Class D interest rate	0.00%
Class A/M/B/C/D expected principal payment date	June 2021 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B, Class C notes and Class D notes
Enhancement for the Class M notes	subordination of Class B, Class C notes and Class D notes
Enhancement for the Class B notes	subordination of Class C notes and Class D notes
Enhancement for the Class C notes	subordination of Class D notes, spread account
Series 2016-A termination date	April 2025 distribution date
Group	One
Series issuance date	July 27, 2016
Required retained transferor percentage for 2016-A	4%

Series 2016-B

Series 2016-B initial collateral amount	$460,539,000
Class A initial principal amount	$350,000,000
Class M* initial principal amount	$21,880,000
Class B* initial principal amount	$17,270,000
Class C* initial principal amount	$51,814,000
Class D* initial principal amount	$19,575,000
Class A interest rate	1.44%
Class M interest rate	1.55%
Class B interest rate	1.65%
Class C interest rate	0.00%
Class D interest rate	0.00%
Class A/M/B/C/D expected principal payment date	August 2018 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B, Class C notes and Class D notes
Enhancement for the Class M notes	subordination of Class B, Class C notes and Class D notes
Enhancement for the Class B notes	subordination of Class C notes and Class D notes
Enhancement for the Class C notes	subordination of Class D notes
Series 2016-B termination date	June 2022 distribution date
Group	One
Series issuance date	September 22, 2016
Required retained transferor percentage for 2016-B	4%

Annex I-6

Annex II

Static Pool Information

The tables below contain performance information for the receivables in the trust portfolio for each of the periods shown.

Yield

The following table sets forth the cardholder yield experience for credit card accounts in the trust portfolio for each of the periods shown. Yield is calculated by dividing the total amount of finance charges and fees collected during the related period by the average of the beginning principal balances for the monthly period involved. Finance charges and fees include finance charges, late charges and non-sufficient fund fees. The information is grouped by year of account origination. The origination date for each account is the date on which the account is opened. For each account in the trust portfolio, performance data is based on the account’s performance on and after the date on which the account was designated to the trust portfolio. There can be no assurances that the yield experience in the future will be similar to the historical experience shown below.

Year of Account Origination	Nine Months Ended September 30, 2016(1)	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011
2016 Originations	29.42%
2015 Originations	38.60%	28.07%
2014 Originations	37.07%	37.04%	23.38%
2013 Originations	34.68%	35.79%	37.31%	25.29%
2012 Originations	33.74%	34.10%	36.55%	33.75%	21.03%
Prior to 2012 Originations	31.79%	31.47%	32.53%	32.59%	32.45%	31.42%
Total Trust Portfolio	33.94%	32.88%	32.87%	32.20%	31.34%	31.42%

(1)	Annualized. Annualized figures are not necessarily indicative of actual results for the entire year.

Principal Payment Rate

The following table sets forth the cardholder monthly principal payment rate experience on the credit card accounts in the trust portfolio for each of the periods shown. The principal payment rate is calculated by dividing the monthly average principal payments received during the related period by the average of the beginning principal balances for the monthly periods involved. The information is grouped by year of account origination. The origination date for each account is the date on which the account is opened. For each account in the trust portfolio, performance data is based on the account’s performance on and after the date on which the account was designated to the trust portfolio. There can be no assurances that the principal payment rate experience in the future will be similar to the historical experience shown below.

Year of Account Origination	Nine Months Ended September 30, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011
2016 Originations	33.61%
2015 Originations	17.04%	30.00%
2014 Originations	12.16%	17.26%	27.58%
2013 Originations	11.61%	13.44%	19.20%	32.96%
2012 Originations	11.80%	12.70%	14.37%	18.74%	29.34%
Prior to 2012 Originations	13.95%	14.24%	14.23%	14.26%	14.68%	15.70%
Total Trust Portfolio	14.55%	15.57%	16.10%	16.33%	16.10%	15.70%

Annex II-1

Net Charge-off Percentage

The following table sets forth the net charge-off experience on the credit card accounts in the trust portfolio for each of the periods shown. The net charge-off rate is calculated by dividing the total net charge-offs during the related period by the average of the beginning principal balances for the monthly periods involved. Net charge-offs include all principal balances written-off due to being 180 days contractually past due and for accounts that have been written-off due to bankruptcy, decease of the accountholder or due to fraud, less any recoveries of principal and interest on such account balances. The information is grouped by year of account origination. The origination date for each account is the date on which the account is opened. For each account in the trust portfolio, performance data is based on the account’s performance on and after the date on which the account was designated to the trust portfolio. There can be no assurances that the net charge-off experience in the future will be similar to the historical experience shown below.

Year of Account Origination	Nine Months Ended September 30, 2016(1)	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011
2016 Originations	3.47%
2015 Originations	10.07%	6.53%
2014 Originations	7.69%	8.54%	2.83%
2013 Originations	6.94%	5.90%	7.72%	2.91%
2012 Originations	6.40%	5.62%	6.16%	6.88%	2.27%
Prior to 2012 Originations	4.08%	3.77%	4.25%	5.24%	5.60%	7.10%
Total Trust Portfolio	5.99%	5.15%	4.83%	5.30%	5.28%	7.10%

(1)	Annualized. Annualized figures are not necessarily indicative of actual results for the entire year.

30+ Delinquency

The following table sets forth the delinquency experience on the credit card accounts in the trust portfolio for each of the periods shown. The delinquency rate is calculated by dividing the delinquent amount for the applicable monthly period by the end of the period total principal receivables outstanding. Delinquency amounts include principal balances only. The information is grouped by year of account origination. The origination date for each account is the date on which the account is opened. For each account in the trust portfolio, performance data is based on the account’s performance on and after the date on which the account was designated to the trust portfolio. There can be no assurances that the delinquency experience in the future will be similar to the historical experience shown below.

Year of Account Origination	As of September 30, 2016	As of December 31, 2015	As of December 31, 2014	As of December 31, 2013	As of December 31, 2012	As of December 31, 2011
2016 Originations	5.65%
2015 Originations	9.00%	5.12%
2014 Originations	8.25%	6.47%	4.42%
2013 Originations	6.93%	5.79%	5.68%	3.74%
2012 Originations	6.25%	5.40%	5.70%	5.65%	2.96%
Prior to 2012 Originations	3.67%	3.37%	3.91%	4.39%	4.20%	4.40%
Total Trust Portfolio	5.85%	4.59%	4.44%	4.45%	3.98%	4.40%

Annex II-2

Annex III

Global Clearance, Settlement and

Tax Documentation Procedures

This Annex is an integral part of the prospectus and is incorporated in the prospectus.

Except in certain limited circumstances, the globally offered World Financial Network Credit Card Master Note Trust Asset Backed Notes (the “global securities”) to be issued in series from time to time will be available only in book-entry form. Investors in the global securities may hold those global securities through any of DTC, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice—i.e., seven calendar day settlement.

Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

Investors electing to hold their global securities through DTC (other than through accounts at Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and transferor’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants, other than the depositaries for Clearstream and Euroclear, will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Annex III-1

Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream customer or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant—other than the depositaries for Clearstream and Euroclear—to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream prior to 12:30 p.m. on the settlement date. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the global securities for payment. Payment will then be made by the respective depositary, as the case may be, to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer’s or Euroclear participant’s account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective European depositary, to another DTC participant. The seller will send instructions to Clearstream before 12:30 p.m. on the settlement date. In these cases, Clearstream or Euroclear will instruct the respective European depositary, as appropriate, to credit the global securities to the DTC participant’s account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of global securities holding securities through Clearstream, Euroclear or through DTC—if the holder has an address outside the U.S.—will be subject to the U.S. withholding tax (currently imposed at a rate

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of 30%) that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner provides the appropriate certification for obtaining an exemption or reduced tax rate. See “Federal Income Tax Consequences” in this prospectus.

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World Financial Network Credit Card Master Note Trust

Issuing Entity

WFN Credit Company, LLC

Depositor

Comenity Bank

Sponsor and Servicer

Series 2016-C

$350,000,000 Class A 1.72% Asset Backed Notes

$21,875,000 Class M 1.98% Asset Backed Notes

Prospectus

Underwriters of the Series 2016-C Class A notes

J.P. Morgan	Mizuho Securities	MUFG

BofA Merrill Lynch	CIBC Capital Markets	Fifth Third Securities	RBC Capital Markets	Wells Fargo Securities

Underwriters of the Series 2016-C Class M notes

J.P. Morgan	Mizuho Securities	MUFG

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus as of any date other than the dates stated on its cover.

Dealers will deliver a prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus, all dealers selling the notes will deliver a prospectus to the extent required by the Securities Act. Such delivery obligation may be satisfied by filing the prospectus with the Securities and Exchange Commission.